                                                                Exhibit 4.2

================================================================================

                                  $250,000,000
                           SECOND AMENDED AND RESTATED
                         MULTICURRENCY CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 19, 1999


                                      AMONG


                           GOSS GRAPHIC SYSTEMS, INC.,
                          GOSS GRAPHIC SYSTEMS LIMITED,
                      GOSS SYSTEMES GRAPHIQUES NANTES S.A.,
                                       AND
                     GOSS GRAPHIC SYSTEMS JAPAN CORPORATION,
                                  AS BORROWERS,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                                       AND

                             BANKERS TRUST COMPANY,
                             AS ADMINISTRATIVE AGENT

================================================================================

                           GOSS GRAPHIC SYSTEMS, INC.,
                          GOSS GRAPHIC SYSTEMS LIMITED,
                      GOSS SYSTEMES GRAPHIQUES NANTES S.A.,
                                       AND
                     GOSS GRAPHIC SYSTEMS JAPAN CORPORATION

                                  $250,000,000
                           SECOND AMENDED AND RESTATED
                         MULTICURRENCY CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                                        PAGE

Section 1.......................................................................DEFINITIONS 4
1.1     Certain Defined Terms...............................................................4
1.2     Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
        Agreement..........................................................................48
1.3     Other Definitional Provisions......................................................48

Section 2.......................................AMOUNTS AND TERMS OF COMMITMENTS AND LOANS 48
2.1     Commitments; Making of Loans; the Register; Notes..................................48
2.2     Interest on the Loans..............................................................61
2.3     Fees...............................................................................65
2.4     Repayments, Prepayments and Reductions in Revolving Loan Commitments;
        General Provisions Regarding Payments..............................................66
2.5     Use of Proceeds....................................................................75
2.6     Special Provisions Governing Offshore Rate Loans...................................76
2.7     Increased Costs; Taxes; Capital Adequacy...........................................78
2.8     Obligations of Lenders and Issuing Lenders to Mitigate; Replacement of Lenders.....78
2.9     Indemnifying Lenders...............................................................78

Section 3................................................................LETTERS OF CREDIT 78
3.1     Issuance of Letters of Credit and Lenders' Purchase of Participations Therein......78
3.2     Letter of Credit Fees..............................................................82
3.3     Drawings and Reimbursement of Amounts Drawn Under Letters of Credit................83
3.4     Obligations Absolute...............................................................86
3.5     Indemnification; Nature of Issuing Lenders' Duties.................................87


                                       i

3.6     Increased Costs and Taxes Relating to Letters of Credit............................88

Section 4........................................CONDITIONS TO LOANS AND LETTERS OF CREDIT 89
4.1     Conditions to Initial Effectiveness................................................89
4.2     Conditions to All Loans............................................................98
4.3     Conditions to Letters of Credit....................................................99
4.4     Conditions to Japanese Loans.......................................................99

Section 5.......................................BORROWERS' REPRESENTATIONS AND WARRANTIES 100
5.1     Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.....100
5.2     Authorization of Borrowing, etc...................................................101
5.3     Financial Condition...............................................................102
5.4     No Material Adverse Change; No Restricted Junior Payments.........................102
5.5     Title to Properties; Liens........................................................102
5.6     Litigation; Adverse Facts.........................................................103
5.7     Payment of Taxes..................................................................103
5.8     Performance of Agreements; No Materially Adverse Agreements.......................104
5.9     Governmental Regulation...........................................................104
5.10    Securities Activities.............................................................104
5.11    Employee Benefit Plans............................................................104
5.12    Certain Fees......................................................................105
5.13    Environmental Protection..........................................................105
5.14    Employee Matters..................................................................107
5.15    Solvency..........................................................................107
5.16    Matters Relating to Collateral....................................................107
5.17    Disclosure........................................................................108

Section 6................................................BORROWERS' AFFIRMATIVE COVENANTS 109
6.1     Financial Statements and Other Reports............................................109
6.2     Corporate Existence, etc..........................................................115
6.3     Payment of Taxes and Claims; Tax Consolidation....................................115
6.4     Maintenance of Properties; Insurance; Application of Net Insurance/
        Condemnation Proceeds.............................................................115
6.5     Inspection; Records; Lender Meeting...............................................117


                                       ii

6.6     Compliance with Laws, etc.........................................................117
6.7     Environmental Disclosure and Inspection...........................................117
6.8     Execution of Future Guaranties and Collateral Documents...........................121
6.9     Additional Real Property Collateral...............................................122
6.10    Assignability and Recording of Lease Agreements...................................124
6.11    Year 2000 Covenant................................................................125
6.12    Cash Maintenance..................................................................125
6.13    Assumption by New Holdings of Obligations Under this Agreement....................125
6.14    Delivery of Additional Documents..................................................125

Section 7...................................................BORROWERS' NEGATIVE COVENANTS 127
7.1     Indebtedness......................................................................127
7.2     Liens and Related Matters.........................................................128
7.3     Investments; Joint Ventures.......................................................129
7.4     Contingent Obligations............................................................130
7.5     Restricted Junior Payments........................................................131
7.6     Financial Covenants...............................................................132
7.7     Restriction on Fundamental Changes; Asset Sales and Acquisitions..................133
7.8     Consolidated Capital Expenditures.................................................134
7.9     Sales and Lease-Backs.............................................................134
7.10    Transactions with Shareholders and Affiliates.....................................135
7.11    Disposal of Subsidiary Stock......................................................135
7.12    Conduct of Business; Limitations on Subsidiaries..................................135
7.13    Amendments of Certain Documents; Designation of Senior Debt.......................135
7.14    Fiscal Year.......................................................................136
7.15    Foreign Unfunded Pension Plans....................................................136

Section 8...............................................................EVENTS OF DEFAULT 136
8.1     Failure to Make Payments When Due.................................................136
8.2     Default in Other Agreements.......................................................136
8.3     Breach of Certain Covenants.......................................................137
8.4     Breach of Warranty................................................................137
8.5     Other Defaults Under Loan Documents...............................................137


                                      iii

8.6     Involuntary Bankruptcy; Appointment of Receiver, etc..............................137
8.7     Voluntary Bankruptcy; Appointment of Receiver, etc................................138
8.8     Judgments and Attachments.........................................................138
8.9     Dissolution.......................................................................139
8.10    Employee Benefit Plans............................................................139
8.11    Change in Control.................................................................139
8.12    Invalidity of Loan Documents......................................................140
8.13    Failure of Security...............................................................140
8.14    Action Relating to Certain Subordinated Indebtedness..............................140
8.15    Amendment of Certain Documents of New Holdings....................................140
8.16    Conduct of Business Relating to New Holdings......................................140
8.17    Failure of Goss Realty and LaSalle Bank National Associate to Perform.............142

Section 9............................................................ADMINISTRATIVE AGENT 142
9.1     Appointment.......................................................................142
9.2     Powers and Duties; General Immunity...............................................142
9.3     Representations and Warranties; No Responsibility For Appraisal of
        Creditworthiness..................................................................144
9.4     Right to Indemnity................................................................144
9.5     Successor Agent...................................................................144
9.6     Collateral Documents and Guaranties...............................................145
9.7     Documentation Agent...............................................................146

Section 10..................................................................MISCELLANEOUS 146
10.1    Assignments and Participations in Loans and Letters of Credit.....................146
10.2    Expenses..........................................................................149
10.3    Indemnity.........................................................................150
10.4    Set-Off; Security Interest in Deposit Accounts....................................151
10.5    Ratable Sharing...................................................................152
10.6    Amendments and Waivers............................................................152
10.7    Independence of Covenants.........................................................154
10.8    Notices...........................................................................154
10.9    Survival of Representations, Warranties and Agreements............................155


                                       iv

10.10   Failure or Indulgence Not Waiver; Remedies Cumulative.............................155
10.11   Marshalling; Payments Set Aside...................................................155
10.12   Severability......................................................................155
10.13   Obligations Several; Independent Nature of Lenders' Rights........................156
10.14   Headings..........................................................................156
10.15   Applicable Law....................................................................156
10.16   Successors and Assigns............................................................156
10.17   Consent to Jurisdiction and Service of Process....................................156
10.18   Waiver of Jury Trial..............................................................157
10.19   Confidentiality...................................................................157
10.20   Judgment Currency.................................................................158
10.21   Counterparts; Effectiveness.......................................................158
10.22   No Immunity.......................................................................158
10.23   Intention to Secure Obligations Under Hedge Agreements............................159

        Signature pages .................................................................  S-1

EXHIBITS

I          FORM OF NOTICE OF BORROWING
II         FORM OF NOTICE OF CONVERSION/CONTINUATION
III        FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV         FORM OF TERM NOTE
V          FORM OF TRANCHE A REVOLVING NOTE
VI         FORM OF TRANCHE B REVOLVING NOTE
VII        FORM OF SWING LINE NOTE
VIII       FORM OF COMPLIANCE CERTIFICATE
IX         FORM OF AUDITOR'S LETTER
X-A        FORM OF OPINION OF KIRKLAND & ELLIS
X-B        INTENTIONALLY OMITTED
X-C        FORM OF OPINION OF LINKLATERS & PAINES
X-D        INTENTIONALLY OMITTED
XI         FORM OF OPINION OF O'MELVENY & MYERS LLP
XII        FORM OF ASSIGNMENT AGREEMENT
XIII       FORM OF COLLATERAL ACCOUNT AGREEMENT
XIV        FORM OF GUARANTY
XV         FORM OF SECURITY AGREEMENT
XVI        FORM OF SUBSIDIARY GUARANTY
XVII       FORM OF NOTICE OF ALLOCATION
XVIII      FORM OF BORROWING BASE CERTIFICATE
XIX        FORM OF INTERCREDITOR AGREEMENT
XX         FORM OF MASTER ASSIGNMENT AGREEMENT

                                    SCHEDULES

 1.1(a)    BANK OF ENGLAND RELATIVE RESERVE RATIO REQUIREMENT CALCULATION
 2.1       LENDERS' COMMITMENTS AND PRO RATA SHARES
 4.1A      TAX GOOD STANDINGS TO BE DELIVERED POST-CLOSING
 5.1       SUBSIDIARIES OF COMPANY
 5.5       REAL PROPERTY ASSETS
 5.6       LITIGATION
 5.12      CERTAIN FEES
 5.13      ENVIRONMENTAL MATTERS
 7.1A      CERTAIN INTERCOMPANY INDEBTEDNESS
 7.1B      CERTAIN EXISTING INDEBTEDNESS
 7.2       CERTAIN EXISTING LIENS
 7.3       CERTAIN EXISTING INVESTMENTS
 7.4       CERTAIN EXISTING CONTINGENT OBLIGATIONS; EXISTING LETTERS OF CREDIT

                                     ANNEXES

A          2.7 INCREASED COSTS; TAXES; CAPITAL ADEQUACY
B          2.8 OBLIGATIONS OF LENDERS AND ISSUING LENDERS TO MITIGATE
C          2.9 INDEMNIFYING LENDERS

                           GOSS GRAPHIC SYSTEMS, INC.,
                          GOSS GRAPHIC SYSTEMS LIMITED,
                      GOSS SYSTEMES GRAPHIQUES NANTES S.A.,
                                       AND
                     GOSS GRAPHIC SYSTEMS JAPAN CORPORATION

                                  $250,000,000
                           SECOND AMENDED AND RESTATED
                         MULTICURRENCY CREDIT AGREEMENT

     This SECOND AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT is dated as of November 19, 1999 and entered into by and among GOSS GRAPHIC SYSTEMS, INC., a corporation organized under the laws of the State of Delaware ("COMPANY") and whose registered office is at 700 Oakmont Lane, Westmont, Illinois 60559, GOSS GRAPHIC SYSTEMS LIMITED (Company Number 3212468), a company organized under the laws of England ("GOSS UK") and whose registered office is at Greenbank Street, Preston, Lancashire PR1 7LA, GOSS SYSTEMES GRAPHIQUES NANTES S.A., a societe anonyme organized under the laws of the Republic of France ("GOSS FRANCE") and whose registered office is at 20, rue de Koufra, 44300 Nantes, GOSS GRAPHIC SYSTEMS JAPAN CORPORATION, a corporation organized under the laws of Japan ("GOSS JAPAN") and whose registered office is at Mitsuya Toranomon Building, 22-14 Toranomon 1-Chome, Minato-Ku, Tokyo 105, THE FINANCIAL INSTITUTIONS ACTING AS LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS ACTING AS INDEMNIFYING LENDERS AND IDENTIFIED AS SUCH ON SCHEDULE 2.1 ANNEXED HERETO, BANKERS TRUST COMPANY ("BTCO"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT") and whose registered office is at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, and LEHMAN BROTHERS, as documentation agent for Lenders (in such capacity, "DOCUMENTATION AGENT") and whose registered office is at 3 World Financial Center, New York, New York 10285.

                                 R E C I T A L S

     WHEREAS, (i) Borrowers, BTCo and certain Lenders (this and other terms used in these recitals without definition being used as defined in subsection 1.1) are parties to that certain $200,000,000 Amended and Restated Multicurrency Credit Agreement dated as of January 29, 1998, as amended from time to time (as so amended, the "EXISTING CREDIT Agreement"), and (ii) Company issued 12% senior subordinated notes due 2006 in an aggregate principal amount of $225,000,000 (the "OLD NOTES") to certain noteholders (the "OLD NOTEHOLDERS") in October 1996;

     WHEREAS, on July 30, 1999, Old Holdings, Company and Goss Realty (the "DEBTOR ENTITIES") filed voluntary petitions for relief under the Bankruptcy Code with the

United States Bankruptcy Court for the District of Delaware (the "COURT") (such proceedings jointly administered as Case No. 99-02756 are hereinafter referred to as the "CHAPTER 11 CASES");

     WHEREAS, in connection with the Chapter 11 Cases, Borrowers, BTCo and certain Lenders entered into that certain $50,000,000 Debtor-in-Possession Multicurrency Credit Agreement and Amendment to Multicurrency Credit Agreement, in each case dated as of July 30, 1999, as amended from time to time (as so amended, collectively, the "DIP CREDIT AGREEMENT");

     WHEREAS, the Debtor Entities and certain creditors thereof agreed to the terms of the Reorganization Plan, which Reorganization Plan shall have been confirmed by the Court and become effective on or before the Effective Date;

     WHEREAS, pursuant to the Reorganization Plan, on or before the Effective Date, (i) Stonington or Affiliates thereof will form New Holdings and Old Holdings shall merge with and into New Holdings with New Holdings as the surviving entity, (ii) New Holdings shall authorize 15,000,000 shares and issue 10,000,000 shares of New Holdings Common Stock, 3,136,250 of which shall be issued to the Old Noteholders, 350,000 of which shall be issued to Rockwell International Corporation, and 6,513,750 of which shall be issued to Stonington or Affiliates thereof, each representing approximately 31.3%, 3.5% and 65.1% of the issued and outstanding shares of New Holdings Common Stock respectively, prior to any issuance under New Holdings' management equity plan, (iii) New Holdings shall issue to the Old Noteholders the New Holdings Subordinated Notes in an aggregate principal amount of $112,500,000, (iv) Stonington or Affiliates thereof will contribute not less than $50,000,000 as common equity to New Holdings (the "STONINGTON EQUITY CONTRIBUTION"), $25,000,000 of which shall be a Cash contribution by Stonington or Affiliates thereof and $25,000,000 of which shall be from the conversion of Stonington's or its Affiliate's $25,000,000 commitment under the DIP Credit Agreement into Cash, which Cash shall be transferred to New Holdings, and (v) New Holdings will in turn contribute the Stonington Equity Contribution to Company as common equity;

     WHEREAS, pursuant to the Reorganization Plan, the obligations of the Borrowers under the Existing Credit Agreement (including the Existing Letters of Credit) shall be continued as and/or converted into Term Loans to Company and Goss UK in an aggregate principal amount of $150,000,000 and Tranche B Revolving Loans and Tranche B Letters of Credit to all Borrowers in an aggregate principal of $50,000,000 pursuant to an amendment and restatement of the Existing Credit Agreement and a Master Assignment Agreement;

     WHEREAS, the Domestic Tranche A Lenders have agreed to provide Domestic Tranche A Revolving Loans to Company in an aggregate principal amount of $50,000,000 which Loans will be documented with the amendment and restatement of the Existing Credit Agreement;

     WHEREAS, pursuant to such amendment and restatement of the Existing Credit Agreement, a portion of such revolving credit facilities shall be available for Swing Line Loans in an aggregate principal amount of $5,000,000 and for Letters of Credit (including all Existing Letters of Credit) up to an aggregate sublimit of $75,000,000 in order to provide for the working capital requirements and general corporate purposes of Borrowers and their respective Subsidiaries;

     WHEREAS, pursuant to the Reorganization Plan, the Company shall use the proceeds of the Stonington Equity Contribution to repay the DIP Credit Agreement (such amendment and restatement and related transactions are hereinafter collectively referred to as the "REFINANCINGS");

     WHEREAS, to facilitate the Refinancings, all lenders under the Existing Credit Agreement, pursuant to the Master Assignment Agreement, have agreed to assign (or have been deemed under the Reorganization Plan to have assigned) to Administrative Agent all of their existing loans and existing commitments under the Existing Credit Agreement and Administrative Agent, pursuant to the Master Assignment Agreement, has agreed to assign to each Lender under this Agreement the Loans and Commitments set forth on Schedule 2.1 annexed hereto;

     WHEREAS, Company desires to secure all of its Obligations hereunder and under the other Loan Documents (i) with respect to the Domestic Tranche A Revolving Loan Commitments by granting to Administrative Agent, on behalf of Domestic Tranche A Lenders, a senior Lien on substantially all of its real, personal and mixed property, including a pledge of all of the capital stock of each of its Domestic Subsidiaries and 66% of the capital stock of each of its Foreign Subsidiaries, and (ii) with respect to the Domestic Term Loans and the Domestic Tranche B Revolving Loan Commitments by granting to Administrative Agent, on behalf of Domestic Tranche B Lenders, a Lien on substantially all of their real, personal and mixed property, including a pledge of all of the capital stock of each of their respective Domestic Subsidiaries and 66% of the capital stock of each of their respective Foreign Subsidiaries, subject only to the senior Lien described in the foregoing clause (i);

     WHEREAS, Goss UK and Goss Japan desire to secure all of their respective Obligations hereunder and under the other Loan Documents with respect to the Term Loans and Tranche B Revolving Loan Commitments by granting to Administrative Agent, on behalf of UK Lenders and Japanese Lenders, respectively, a Lien on substantially all of their real, personal and mixed property;

     WHEREAS, Goss France desires to secure all of its respective Obligations hereunder and under the other Loan Documents with respect to the Tranche B Revolving Loan Commitments by granting to Administrative Agent, on behalf of French Lenders, a Lien on substantially all of its real, personal and mixed property;

     WHEREAS, New Holdings and the Domestic Subsidiaries have agreed to guaranty the Obligations of Company hereunder and under the other Loan Documents with respect to the Domestic Tranche A Revolving Loan Commitments, and all such Loan Parties have agreed to secure such guaranties with a senior Lien on substantially all of their respective real, personal and mixed property, including a pledge of all of the capital of each of their respective Domestic Subsidiaries and 66% of the capital stock of each of their respective Foreign Subsidiaries; and

     WHEREAS, New Holdings and the Domestic Subsidiaries have agreed to guaranty the Obligations of Borrowers hereunder and under the other Loan Documents with respect to the Term Loans and the Tranche B Revolving Loan Commitments, and Company has agreed to guaranty the Obligations of Goss UK, Goss France and Goss Japan hereunder and under the other Loan Documents with respect to the Term Loans and the Tranche B Revolving Loan Commitments, and all such Loan Parties have agreed to secure such guaranties with a Lien on substantially all of their respective real, personal and mixed property, including a pledge of all of the capital of each of their respective Domestic Subsidiaries and 66% of the capital stock of each of their respective Foreign Subsidiaries, subject only to the senior Lien described in the preceding recital.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Administrative Agent agree as follows:

SECTION 1. DEFINITIONS

1.1 CERTAIN DEFINED TERMS.

     The following terms used in this Agreement shall have the following meanings:

     "ACCOUNT" means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

     "ADDITIONAL MORTGAGE" has the meaning assigned to that term in subsection 6.9A(a).

     "ADDITIONAL MORTGAGE POLICY" has the meaning assigned to that term in subsection 6.9A(d).

     "ADDITIONAL FLOOD HAZARD PROPERTY" has the meaning assigned to that term in subsection 6.9A(f).

     "ADJUSTED OFFSHORE RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for an Offshore Rate Loan, the rate per annum equal to the sum of (x) the rate determined by Administrative Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the offered quotations for deposits (for delivery on the first day of such Interest Period) in the Applicable Currency with maturities comparable to such Interest Period as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date as set forth on Telerate Display Screen page number 3740 or 3750 (or such other page(s) as may replace such page(s) from time to time on such Telerate system) (provided that in the event the rate referenced in the preceding clause (x) does not appear on such Telerate page 3740 or 3750 (or otherwise), such rate shall be the offered quotation (rounded upwards, if necessary, to the nearest five decimal places) to first class banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of such Interest Period) in the Applicable Currency of amounts in Same Day Funds comparable to the principal amount of the Offshore Rate Loan of the Administrative Agent for which the Adjusted Offshore Rate is then being determined with maturities comparable to such Interest Period as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date) plus (y) the additional cost (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) to Lenders of complying with (i) the relative reserve asset ratio required by the Bank of England from time to time, if any, expressed as a percentage per annum and calculated in the manner set forth in Schedule 1.1(a), or (ii) any analogous requirement of any central banking or financial regulatory authority imposed in respect of the funding or maintenance of Commitments or Loans of the type contemplated hereby and applicable to the Applicable Currency.

     "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement, and includes any Affiliates of Administrative Agent (including, without limitation, Deutsche Bank) performing such functions or acting as collateral agent or as an Issuing Lender, and in each case includes any such successor Administrative Agent appointed pursuant to subsection 9.5.

     "AFFECTED CLASS" has the meaning assigned to that term in subsection 10.6.

     "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

     "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

     "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided that Administrative Agent shall not be considered to be an "Affiliate" of New Holdings or any of its Subsidiaries.

     "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.5.

     "AGREEMENT" means this Second Amended and Restated Multicurrency Credit Agreement dated as of November 19, 1999, as it may be amended, supplemented or otherwise modified from time to time.

     "APPLICABLE BASE RATE MARGIN" means, as of any date of determination, a percentage per annum as set forth below opposite the applicable period:

                     PERIOD                  APPLICABLE BASE RATE MARGIN
                     ------                  ---------------------------

      from and including the Effective Date            2.75%
      through and including March 31, 2002

      from but excluding March 31, 2002                3.00%
      through and including September 30, 2002

      from but excluding September 30, 2002            3.75%
      through and including the Commitment

      Termination Date

     "APPLICABLE CURRENCY" means with respect to any particular Loan or Letter of Credit, Dollars or the applicable Offshore Currency in which such Loan or Letter of Credit is denominated or payable.

     "APPLICABLE OFFSHORE RATE MARGIN" means, as of any date of determination, a percentage per annum as set forth below opposite the applicable period:

                     PERIOD                  APPLICABLE BASE RATE MARGIN
                     ------                  ---------------------------

      from and including the Effective Date            3.75%
      through and including March 31, 2002

      from but excluding March 31, 2002                4.00%
      through and including September 30, 2002

      from but excluding September 30, 2002            4.75%
      through and including the Commitment

      Termination Date

     "APPLIED AMOUNT" has the meaning assigned to that term in subsection 2.4B(iv).

     "ASSET SALE" means the sale, assignment or other transfer for value by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) the sale of obsolete, surplus or excess equipment and machinery in the ordinary course of business or consistent with past practice, (c) the sale of equipment and machinery returned by or taken in trade from a customer in the ordinary course of business and consistent with past practice, and (d) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $500,000 or less, or $2,000,000 or less in the aggregate for all such excluded assets under this clause (d)); provided that the term "Asset Sale" shall not include the sale of Accounts, notes and other evidences of Indebtedness, whether secured or unsecured, which sale is non-recourse to Company and its Subsidiaries, in each case in the ordinary course of business and consistent with the past practices of Company and its Subsidiaries as part of a governmental sponsored or private agency export credit program.

     "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit XII annexed hereto.

     "AUDITOR'S LETTER" means a letter, substantially in the form of Exhibit IX annexed hereto, acknowledged by Arthur Andersen LLP and delivered to Administrative Agent pursuant to subsection 6.1(iii).

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute, and any similar or comparable law of any applicable Governmental Authority.

     "BASE AUDITS AND APPRAISALS" has the meaning assigned to that term in subsection 6.5B.

     "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

     "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

     "BORROWER" means (i) with respect to Domestic Term Loans, Domestic Revolving Loans and Swing Line Loans, Company, (ii) with respect to UK Term Loans and UK Tranche B Revolving Loans, Goss UK, (iii) with respect to French Tranche B Revolving Loans, Goss France, and (iv) with respect to Japanese Tranche B Revolving Loans, Goss Japan, and "BORROWERS" means any combination thereof, collectively.

     "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit XVIII annexed hereto delivered by Company pursuant to subsection 6.1(xviii).

     "BUSINESS DAY" means (i) for all purposes other than as covered by clauses
(ii) and (iii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Offshore

Rate or any Offshore Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market, and (iii) with respect to all notices, determinations, fundings and payments in any Offshore Currency in connection with the Adjusted Offshore Rate or any Offshore Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day on which banks and foreign exchange markets are open for foreign exchange business in London and on which banks and foreign exchange markets are also open for foreign exchange business in the principal financial center of the country of that Offshore Currency.

     "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "CASH" means money, currency or a credit balance in a Deposit Account.

     "CASH EQUIVALENTS" means, as at any date of determination, (i) (a) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (1) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (1) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody's, and (ii) with respect to Goss UK, Goss France or Goss Japan, such other European, Japanese or Australian investments which are comparable in term and credit quality to those described in the foregoing clause (i)(a)-(e).

     "CERTIFICATE RE NON-BANK STATUS" means a certificate in form and substance satisfactory to Administrative Agent delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii) (as fully set forth in Annex A) pursuant to which such Lender certifies, under penalty of perjury, that it is not (i) a "bank" as such term is defined in subsection 881(c)(3) of the Internal Revenue Code; (ii) a 10 percent shareholder of Company within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Internal Revenue Code; or (iii) a

"controlled" foreign corporation related to Company within the meaning of
Section 864(d)(4) of the Internal Revenue Code.

     "CLASS" means, as applied to Lenders, each of the following two classes of
Lenders: (i) Lenders having Domestic Tranche A Revolving Loan Exposure, and (ii) Lenders having Term Loan Exposure and Tranche B Revolving Loan Exposure (which together constitute a single class).

     "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted by the Collateral Documents.

     "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

     "COLLATERAL ACCOUNT AGREEMENT" means (i) each Second Amended and Restated Collateral Account Agreement executed by each of Company, Goss UK and Goss Japan, on the one hand, and Administrative Agent, on the other hand, and (ii) the Amended and Restated Collateral Account Agreement executed by Goss France and Administrative Agent, in each case pursuant to which each such Borrower may pledge cash to Administrative Agent to secure the obligations of such Borrower to reimburse an Issuing Lender for payments made under one or more Letters of Credit as provided in Section 3, substantially in the form of Exhibit XIII annexed hereto, as each such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

     "COLLATERAL DOCUMENTS" means the Collateral Account Agreements, the Security Agreements and the Mortgages and all other instruments and documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, Liens on any real, personal or mixed property of that Loan Party as security for the Obligations.

     "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower or any of its Subsidiaries in the ordinary course of business of such Borrower or such Subsidiary.

     "COMMITMENT TERMINATION DATE" means September 30, 2003.

     "COMMITMENTS" means the Domestic Term Loan Commitments, the Domestic Tranche A Revolving Loan Commitments, the Domestic Tranche B Revolving Loan Commitments, the Tranche A Swing Line Loan Commitment, the Tranche B Swing Line Commitment, the UK Term Loan Commitments, the UK Tranche B Revolving Loan Commitments, the French Tranche B Revolving Loan Commitments, the Japanese Tranche B Revolving Loan Commitments or any combination thereof.

     "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

     "COMPANY COMMON STOCK" means the common stock of Company, par value $0.01 per share.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of
Exhibit VIII annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iv).

     "COMPUTATION DATE" has the meaning assigned to that term in subsection 2.1F(i).

     "CONSOLIDATED ADJUSTED EBITDA" means, for any period, (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income less (b) other non-cash items increasing Consolidated Net Income, all of the foregoing determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

     "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

     "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

     "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

     "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of any Indebtedness.

     "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense, and (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

     "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense accrued after the Effective Date, (ii) scheduled principal payments made on Consolidated Total Debt, (iii) consolidated cash taxes accrued after the Effective Date, (iv) the aggregate of all expenditures by Company and its Subsidiaries with respect to Operating Leases, and (v) Restricted Junior Payments made to New Holdings with respect to regularly scheduled interest in respect of the New Holdings Subordinated Notes, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to Consolidated Total Debt, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit, but excluding, however, (x) any amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders on or before the Effective Date and (y) any net interest income; provided further that with respect to discounts relating to sales of Accounts, which sales are off-balance sheet and non-recourse to Company and its Subsidiaries, such discounts shall be included in the definition of "Consolidated Interest Expense" for purposes of this Agreement.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

     "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

     "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

     "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "COURT ORDER" has the meaning assigned to that term in subsection 4.1H.

     "COURT" has the meaning assigned to such term in the Recitals to this Agreement.

     "COVERED REAL PROPERTY ASSET" has the meaning assigned to that term in subsection 6.9A

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

     "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "DOCUMENTATION AGENT" shall have the meaning assigned to such term in the introduction to this Agreement. The Documentation Agent, in its capacity as Documentation Agent, shall have no duties or responsibilities in addition to those of a Lender as provided under this Agreement.

     "DIP CREDIT AGREEMENT" has the meaning assigned to such term in the Recitals to this Agreement.

     "DOLLAR EQUIVALENTS" means, at any time, (x) as to any amount denominated in Dollars, the amount thereof at such time, and (y) as to any amount denominated in an Offshore Currency or any other currency other than Dollars, the equivalent amount in Dollars as determined by Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Offshore Currency or other currency on the most recent Computation Date provided for in subsection 2.1F(i) or such other time as may be reasonably specified by Administrative Agent.

     "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

     "DOMESTIC LENDERS" means the Domestic Tranche A Lenders or the Domestic Tranche B Lenders or both.

     "DOMESTIC LOANS" means the Domestic Term Loans or the Domestic Revolving Loans or both.

     "DOMESTIC REVOLVING LOAN COMMITMENTS" means the Domestic Tranche A Revolving Loan Commitments or the Domestic Tranche B Revolving Loan Commitments or both.

     "DOMESTIC REVOLVING LOAN EXPOSURE" means the Domestic Tranche A Revolving Loan Exposure or the Domestic Tranche B Revolving Loan Exposure or both.

     "DOMESTIC REVOLVING LOANS" means the Domestic Tranche A Revolving Loans or the Domestic Tranche B Revolving Loans or both.

     "DOMESTIC SUBSIDIARY" means a direct or indirect Subsidiary of Company that is incorporated or organized under the laws of a state of the United States of America.

     "DOMESTIC TERM LOAN COMMITMENT" means the commitment of a Lender to make Term Loans to Company pursuant to subsection 2.1A(i)(a), and "DOMESTIC TERM LOAN COMMITMENTS" means such commitments of all such Lenders in the aggregate.

     "DOMESTIC TERM LOAN EXPOSURE" means, with respect to any Domestic Lender as of any date of determination, (i) prior to the funding of the Domestic Term Loans, that Lender's Domestic Term Loan Commitment and (ii) after the funding of the Domestic Term Loans, the outstanding principal amount of the Domestic Term Loans of that Lender.

     "DOMESTIC TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i)(a).

     "DOMESTIC TRANCHE A LENDER" and "DOMESTIC TRANCHE A LENDERS" means the Lenders that have Domestic Tranche A Revolving Loan Commitments or a Tranche A Swing Line Loan Commitment or that have Domestic Tranche A Revolving Loans or Tranche A Swing Line Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "DOMESTIC TRANCHE A LENDERS" shall include Swing Line Lender unless the context otherwise requires.

     "DOMESTIC TRANCHE A REVOLVING LOAN COMMITMENT" means the commitment of a Domestic Tranche A Lender (i) to make Domestic Tranche A Revolving Loans to Company pursuant to subsection 2.1A(ii)(a), (ii) to issue and/or purchase participations in Tranche A Letters of Credit for the account of Company pursuant to Section 3, and (iii) except for Swing Line Lender, to purchase participations in Tranche A Swing Line Loans pursuant to subsection 2.1A(iii), and "DOMESTIC TRANCHE A REVOLVING LOAN COMMITMENTS" means such commitments of all such Lenders in the aggregate.

     "DOMESTIC TRANCHE A REVOLVING LOAN EXPOSURE" means, with respect to any Domestic Tranche A Lender as of any date of determination, (i) prior to the termination of the Domestic Tranche A Revolving Loan Commitments, that Lender's Domestic Tranche A Revolving Loan Commitment and (ii) after the termination of the Domestic Tranche A Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Domestic Tranche A Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Tranche A Letter of Credit Usage in respect of all Tranche A Letters of Credit issued by that Lender for the benefit of Company (in each case net of any participations purchased by other Lenders in such Tranche A Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Tranche A Letters of Credit for the benefit of Company or any unreimbursed drawings under any such Tranche A Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Tranche A Swing Line Loans (net of any participations therein purchase by other Lenders) plus (e) the aggregate amount of all participations purchased by that Lender in any outstanding Tranche A Swing Line Loans.

     "DOMESTIC TRANCHE A REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii)(a).

     "DOMESTIC TRANCHE B LENDER" and "DOMESTIC TRANCHE B LENDERS" means the Lenders that have Domestic Term Loan Commitments, Domestic Tranche B Revolving Loan Commitments or a Tranche B Swing Line Loan Commitment or that have Domestic Term Loans, Domestic Tranche B Revolving Loans or Tranche B Swing Line Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "DOMESTIC TRANCHE B LENDERS" shall include Swing Line Lender unless the context otherwise requires.

     "DOMESTIC TRANCHE B REVOLVING LOAN COMMITMENT" means the commitment of a Domestic Tranche B Lender (i) to make Domestic Tranche B Revolving Loans to Company pursuant to subsection 2.1A(ii)(b), (ii) to issue and/or purchase participations in Tranche B Letters of Credit for the account of Company pursuant to Section 3, and (iii) except for Swing Line Lender, to purchase participations in Tranche B Swing Line Loans pursuant to subsection 2.1A(iii), and "DOMESTIC TRANCHE B REVOLVING LOAN COMMITMENTS" means such commitments of all such Lenders in the aggregate.

     "DOMESTIC TRANCHE B REVOLVING LOAN EXPOSURE" means, with respect to any Domestic Lender as of any date of determination, (i) prior to the termination of the Domestic Tranche B Revolving Loan Commitments, that Lender's Domestic Tranche B Revolving Loan Commitment and (ii) after the termination of the Domestic Tranche B Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Domestic Tranche B Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Tranche B Letter of Credit Usage in respect of all Tranche B Letters of Credit issued by that Lender for the benefit of Company (in each case net of any participations purchased by other Lenders in such Tranche B Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Tranche B Letters of Credit for the benefit of Company or any unreimbursed drawings under any such Tranche B Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Tranche B Swing Line Loans (net of any participations therein purchase by other Lenders) plus (e) the aggregate amount of all participations purchased by that Lender in any outstanding Tranche B Swing Line Loans.

     "DOMESTIC TRANCHE B REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii)(b).

     "EFFECTIVE DATE" means the date on or before November 19, 1999, on which the initial Loans are made under this Agreement.

     "EFFECTIVE DATE MORTGAGE" has the meaning assigned to that term in subsection 4.1I(i).

     "EFFECTIVE DATE MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 4.1I(i).

     "EFFECTIVE DATE MORTGAGE POLICIES" has the meaning assigned to that term in subsection 4.1I(iv).

     "ELIGIBLE ACCOUNTS RECEIVABLE" means the aggregate amount of all Accounts of Company deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Tranche A Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by Administrative Agent, an Account shall not be an Eligible Account Receivable if:

          (a) it arises out of a sale made by Company to an Affiliate; or

          (b) the goods giving rise to such Account have been shipped, delivered and invoiced, and title has passed, to the account debtor and such Account is classified by Company in accordance with its past practices and procedures as an "account receivable not yet due" (collectively, the "EXTENDED PAYMENT ACCOUNTS"), but only to the extent (1) the aggregate amount of all such Extended Payment Accounts of Company exceeds 20% of all Accounts of Company or (2) final payment on such an Extended Payment Account shall not be received by Company within 270 days after shipment and delivery of the goods giving rise to such Extended Payment Account; or

          (c) it is unpaid more than 90 days after the original payment due date; or

          (d) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (c) above; or

          (e) when aggregated with all other Accounts of an account debtor, such Account exceeds 25% in face value of all Accounts of Company then outstanding, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Administrative Agent (as to form, substance and issuer) and assigned to Administrative Agent; or

          (f) the account debtor for such Account is a creditor of Company, has or has asserted a right of setoff against Company, or has disputed its liability or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount owed by Company to such account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

          (g) the account debtor is (or its assets are) the subject of any of the events described in subsection 8.6 or 8.7; or

          (h) (1) such Account is not payable in Dollars or (2) the account debtor for such Account is located outside the United States or Canada; or

          (i) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

          (j) Administrative Agent determines by its own credit analysis that collection of such Account is uncertain or that such Account may not be paid; or

          (k) the account debtor is any federal, state, local, provincial, or other comparable or similar governmental authority, agency or instrumentality; or

          (l) such Account does not comply with all requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, Regulation Z of the Board of Governors of the Federal Reserve System and all Environmental Laws; or

          (m) such Account arises as a result of any progress billing or such Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

          (n) it is not subject to a valid and perfected First Priority Lien in favor of Administrative Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

          (o) it is an Account with a customer credit balance that is unpaid more than 90 days after the original payment date for which a debit balance exists; or

          (p) it is not owned solely by Company or Company does not have good, valid and marketable title thereto;

provided that Administrative Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

     "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Administrative Agent; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

     "ELIGIBLE EQUIPMENT" means the aggregate amount of all Equipment of Company deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Tranche A Borrowing Base. In determining the amount to be so included, such Equipment shall be valued at the liquidation value of such Equipment. Unless otherwise approved in writing by Administrative Agent, an item of Equipment shall not be included in Eligible Equipment if:

          (a) it is not owned solely by Company or Company does not have good, valid and marketable title thereto; or

          (b) it is not located in the United States; or

          (c) it is not subject to a valid and perfected First Priority Lien in favor of Administrative Agent ; or

          (d) it is not first-quality goods, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Loan Documents;

provided that Administrative Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

     "ELIGIBLE INVENTORY" means the aggregate amount of Inventory of Company deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Tranche A Borrowing Base. In determining the amount to be so included, such Inventory shall be valued at the lower of cost or market, on a basis consistent with Company's current and historical accounting practice. Unless otherwise approved in writing by Administrative Agent, an item of Inventory shall not be included in Eligible Inventory if:

          (a) it is not owned solely by Company or Company does not have good, valid and marketable title thereto; or

          (b) it is not located in the United States; or

          (c) it consists of goods or Inventory (including consigned goods or Inventory) not located on property owned or leased by Company or in a contract warehouse; provided that such goods or Inventory (other than consigned goods or Inventory) shall not be excluded under this clause (c) if such goods are located on property owned or leased by Company or in a contract warehouse, in each case that is subject to a collateral access agreement (in form and substance satisfactory to Administrative Agent) executed by any applicable mortgagee, lessor or contract warehouseman, as the case may be, and such goods are segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

          (d) it is not subject to a valid and perfected First Priority Lien in favor of Administrative Agent except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

          (e) it consists of goods (1) inspected by Company and determined by Company to be returnable to the supplier or (2) returned or rejected by Company's customers, or goods in transit to third parties (other than to warehouse sites covered by a collateral access agreement (in form and substance satisfactory to Administrative Agent)); or

          (f) it consists of raw materials constituting Inventory which are sub-assemblies or works in process or other partially manufactured goods constituting Inventory; or

          (g) it consists of raw materials located at the Redding, Pennsylvania Facility not assigned to a specific contract with customers; or

          (h) it consists of raw materials, such as castings, that are not currently used by Company in the manufacture of goods for its customers; or

          (i) it is not first-quality goods, is obsolete or slow moving, or is not accountable due to loss or shrinkage or valuation capitalization, or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

          (j) it consists of Inventory to be included in finished goods and such Inventory has been assigned to specific contracts with customers who have made advance payments with respect to such Inventory on such contracts;

provided that Administrative Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

     "ELIGIBLE REAL PROPERTY" means the aggregate amount of all Real Property Assets of Company deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Tranche A Borrowing Base. In determining the amount to be so included, such Real Property Assets shall be valued at fair market value. Unless otherwise approved in writing by Administrative Agent, an item of Real Property Assets shall not be included in Eligible Real Property Assets if:

          (a) it is not owned solely by a Company or such Company does not have good, valid and marketable title thereto; or

          (b) it is not located in the United States; or

          (c) it is not subject to a valid and perfected First Priority Lien in favor of Administrative Agent , or does not otherwise conform to the representations and warranties contained in the Loan Documents;

provided that Administrative Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

     "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates. Any such plan of a former ERISA Affiliate of the Company shall continue to be considered an Employee Benefit Plan within the meaning of this definition solely with respect to the period during which such former ERISA Affiliate was an ERISA Affiliate of the Company and with respect to liabilities existing after such period for which the Company could be liable under the Internal Revenue Code or ERISA.

     "ENVIRONMENTAL CLAIM" means any allegation, investigation, notice, notice of violation, claim, demand, action, suit, proceeding, abatement order or other direction (conditional or otherwise) by any Governmental Authority or any other Person arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

     "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, plans, policies or decrees and requirements having the force of law of any Governmental Authority relating to
(i) environmental matters, including, without limitation, those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare from environmental hazards, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), each as amended, and any analogous future or present local, state and federal laws, statutes and regulations promulgated pursuant to any of the foregoing.

     "EQUIPMENT" means, with respect to a Person, all equipment in all of its forms, all parts thereof and all accessions thereto owned or held by such Person, including without limitation all equipment, parts and accessions relating to the manufacture, production, servicing, maintenance or repair of press systems, printing presses and related finished goods and spare parts; provided that "Equipment" shall not include any materials or other items that would otherwise constitute "Inventory".

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and any similar or comparable laws in a jurisdiction outside of the U.S. applicable to Company or any of its Subsidiaries.

     "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) except for purposes of Title IV of ERISA, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate within the meaning of this definition solely with respect to the period during which such entity was an ERISA Affiliate of the Person and with respect to liabilities arising after such period for which the Person could be liable under the Internal Revenue Code or ERISA.

     "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;
(iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its

ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Company or any of its ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; provided that any event described in the foregoing clauses shall not be an ERISA Event if Company and/or its Subsidiaries are (or would be) liable for any potential liability resulting from such event solely because of their affiliation with an ERISA Affiliate (excluding Company and all Subsidiaries) and (i) such events could not reasonably be expected to result (individually or in the aggregate) in liability (including joint and several liability) of Company and its Subsidiaries of more than $1,000,000, or (ii) neither Company and its Subsidiary could reasonably be expected to be liable (either individually or on a joint and several basis) for any potential liability resulting from such event; provided further that any event described in the foregoing proviso shall be an ERISA Event if the PBGC or any other governmental authority notifies Company or one of its Subsidiaries that Company or one of its Subsidiaries is liable for any potential liability resulting from such event.

     "EURO" has the meaning assigned to that term in subsection 2.1F(ii).

     "EU" means the European Union.

     "EVENT OF DEFAULT" means each of the events set forth in Section 8.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and any comparable or similar laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

     "EXCHANGE RATE" means, with respect to any currency other than Dollars, the rate of exchange quoted by the Wall Street Journal on the date of determination as applicable to trading among banks at 4:00 P.M. (New York time) on the immediately preceding Business Day

(or at such other time and on such other date specified in the Wall Street Journal) in the New York foreign exchange market for such other currency.

     "EXISTING CREDIT AGREEMENT" has the meaning assigned to such term in the Recitals to this Agreement.

     "EXISTING LETTERS OF CREDIT" means the letters of credit identified as such in Schedule 7.4 annexed hereto (but not any refinancings, renewals or extensions thereof).

     "FACILITIES" means the manufacturing plants, offices, warehouses and all other real property (including, without limitation, all buildings, fixtures or other improvements located thereon) and related facilities now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

     "FEE PROPERTY" means a Real Property Asset consisting of a fee interest in real property.

     "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xiii).

     "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien (other than those Permitted Encumbrances that as a matter of statutory law have priority over any other Lien irrespective of the prior perfection or filing of such other Lien) on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances that as a matter of statutory law have priority over any other Lien irrespective of the prior perfection or filing of such other Lien) to which such Collateral is subject.

     "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

     "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

     "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area in the United States designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

     "FOREIGN SUBSIDIARY" means a direct or indirect Subsidiary of Company that is incorporated or organized under the laws of a jurisdiction other than that of the United States of America.

     "FOREIGN UNFUNDED PENSION PLAN" means a Pension Plan described in Section 4(b)(4) of ERISA that is not required to be funded pursuant to applicable foreign law.

     "FRANCS" and the sign "FF" mean the lawful money of the Republic of France.

     "FRENCH INDEMNIFYING LENDER" means each financial institution that is designated as a French Indemnifying Lender on Schedule 2.1 annexed hereto, and each financial institution which is designated, with the approval of Administrative Agent, as a French Indemnifying Lender in an Assignment Agreement.

     "FRENCH LENDER" and "FRENCH LENDERS" means the Lenders that have French Tranche B Revolving Loan Commitments or that have French Revolving Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1.

     "FRENCH TRANCHE B REVOLVING LOAN COMMITMENT" means the commitment of a French Lender (i) to make French Tranche B Revolving Loans to Goss France pursuant to subsection 2.1A(ii)(b) and (ii) to issue and/or purchase participations in Tranche B Letters of Credit for the account of Goss France pursuant to Section 3, and "FRENCH TRANCHE B REVOLVING LOAN COMMITMENTS" means such commitments of all such Lenders in the aggregate.

     "FRENCH TRANCHE B REVOLVING LOAN EXPOSURE" means, with respect to any French Lender as of any date of determination (i) prior to the termination of the French Tranche B Revolving Loan Commitments, that Lender's French Tranche B Revolving Loan Commitment and (ii) after the termination of the French Tranche B Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the French Tranche B Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Tranche B Letter of Credit Usage in respect of all Tranche B Letters of Credit issued by that Lender for the benefit of Goss France (in each case net of any participations purchased by other Lenders in such Tranche B Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Tranche B Letters of Credit for the benefit of Goss France or any unreimbursed drawings under any such Tranche B Letters of Credit.

     "FRENCH TRANCHE B REVOLVING LOANS" means the Loans made by Lenders to Goss France pursuant to subsection 2.1A(ii)(b).

     "FUNDING DATE" means the date of the funding of a Loan.

     "FUNDING AND PAYMENT OFFICE" means (i) the office or offices of Administrative Agent and/or Swing Line Lender set forth on the signature pages hereof, or (ii) such other office or offices of Administrative Agent and/or Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and/or Swing Line Lender to Borrowers and Lenders.

     "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

     "GOSS FRANCE" has the meaning assigned to that term in the introduction to this Agreement and is a wholly-owned Subsidiary of Company.

     "GOSS REALTY" means Goss Realty, L.L.C., a limited liability company organized under the laws of Delaware and a wholly-owned Subsidiary of Company.

     "GOSS JAPAN" has the meaning assigned to that term in the introduction to this Agreement and is a wholly-owned Subsidiary of Company.

     "GOSS UK" has the meaning assigned to that term in the introduction to this Agreement and is a wholly-owned Subsidiary of Company.

     "GOVERNMENTAL AUTHORITY" means any federal, state or local governmental authority, agency or court in the United States, or other comparable or similar governmental authority, agency or court in a jurisdiction outside of the United States, in each case applicable to Company or any of its Subsidiaries.

     "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

     "GUARANTOR" means, at any time, New Holdings, Company or any of their respective Subsidiaries that is then a party to any of the Guaranties or Subsidiary Guaranties.

     "GUARANTY" means each of (i) the Guaranty executed and delivered by New Holdings, (ii) the Second Amended and Restated Guaranty executed and delivered by New Holdings and (iii) the Second Amended and Restated Guaranty executed and delivered by Company, in each case on the Effective Date substantially in the form of Exhibit XIV attached hereto, and any other guaranty, document or instrument with a similar or comparable effect executed by any Foreign Subsidiary that is a Borrower, in form and substance satisfactory to Administrative Agent, in each case as such Guaranty may be amended, supplemented or otherwise modified from time to time, and "GUARANTIES" means all such Guaranties, collectively.

     "HAZARDOUS MATERIALS" means (i) any chemical, material or substance which, at the time of determination, is defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar meaning and regulatory effect under any applicable Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing material; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing a mixture of polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited, regulated or determined by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities or to the indoor or outdoor environment.

     "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

     "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

     "INDEBTEDNESS", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

     "INDEMNIFIED ENVIRONMENTAL LIABILITIES" has the meaning assigned to that term in subsection 10.3.

     "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 10.3.

     "INDEMNIFYING LENDER" means each UK Indemnifying Lender, each French Indemnifying Lender and each Japanese Indemnifying Lender, and "INDEMNIFYING LENDERS" means, collectively, all such financial institutions.

     "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

     "INDEMNITY AMOUNT" means for each Indemnifying Lender which is a signatory hereto the amount and the percentage that is so designated and set forth opposite such Indemnifying Lender's name on Schedule 2.1 annexed hereto, and for each financial institution which becomes an Indemnifying Lender pursuant to an Assignment Agreement the amount and the percentage that is so designated in such Assignment Agreement.

     "INDEMNITY PARTICIPATION" shall have the meaning set forth therefor in subsection 2.9A as set forth in Annex C attached hereto.

     "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, substantially in the form of Exhibit XIX annexed hereto, executed and delivered on the Effective Date by Borrowers, Administrative Agent, Domestic Tranche A Lenders and Tranche B Lenders.

     "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each first Business Day after each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Effective Date, and (ii) with respect to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

     "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

     "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

     "INTEREST RATE DETERMINATION DATE" means, (i) with respect to any Interest Period relating to any Loan (other than Loans denominated in Sterling), the second Business Day prior to the first day of such Interest Period, and (ii) with respect to any Interest Period relating to any Loan denominated in Sterling, the first day of such Interest Period.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute, and any similar or comparable laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

     "INVENTORY" means, with respect to a Person, all goods, merchandise and other personal property which are held by such Person for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, including without limitation (but without duplication) raw materials, components, works in process, finished goods (including without limitation all completed offset newspaper press systems, insert web offset press systems and commercial web offset printing presses, or accessories thereto, and other related goods and merchandise, in each case constituting finished goods which are held for sale or lease by such Person, including those held for display or demonstration), spare parts (including without limitation all components, goods, merchandise or spare parts relating to press equipment held for sale or lease by such Person in connection with the servicing, maintenance or repair of finished goods sold or leased by such Person), or other materials used or consumed, or to be used or consumed, in the business of such Person; provided that "Inventory" shall not include any materials or other items that would otherwise constitute "Equipment".

     "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a wholly-owned Domestic Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a wholly-owned Domestic Subsidiary of Company, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto and minus returns of capital thereon, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. The definition of "INVESTMENT" shall not include any Indebtedness or Accounts that are current assets and that arose from sales of goods and services in the ordinary course of business and consistent with the past practices of Company and its Subsidiaries.

     "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

     "JAPANESE INDEMNIFYING LENDER" means each financial institution that is designated as a Japanese Indemnifying Lender on Schedule 2.1 annexed hereto, and each financial institution which is designated, with the approval of Administrative Agent, as a Japanese Indemnifying Lender in an Assignment Agreement.

     "JAPANESE LENDER" and "JAPANESE LENDERS" means the Lenders that have Japanese Tranche B Revolving Loan Commitments or that have Japanese Tranche B Revolving Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1.

     "JAPANESE TRANCHE B REVOLVING LOAN COMMITMENT" means the commitment of a Japanese Lender (i) to make Japanese Tranche B Revolving Loans to Goss Japan pursuant to subsection 2.1A(ii)(b) and (ii) to issue and/or purchase participations in Tranche B Letters of Credit for the account of Goss Japan pursuant to Section 3, and "JAPANESE REVOLVING LOAN COMMITMENTS" means such commitments of all such Lenders in the aggregate.

     "JAPANESE TRANCHE B REVOLVING LOAN EXPOSURE" means, with respect to any Japanese Lender as of any date of determination (i) prior to the termination of the Japanese Tranche B Revolving Loan Commitments, that Lender's Japanese Tranche B Revolving Loan Commitment and (ii) after the termination of the Japanese Tranche B Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Japanese Tranche B Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Tranche B Letter of Credit Usage in respect of all Tranche B Letters of Credit issued by that Lender for the benefit of Goss Japan (in each case net of any participations purchased by other Lenders in such Tranche B Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Tranche B Letters of Credit for the benefit of Goss Japan or any unreimbursed drawings under any such Tranche B Letters of Credit.

     "JAPANESE TRANCHE B REVOLVING LOANS" means the Loans made by Lenders to Goss Japan pursuant to subsection 2.1A(ii)(b).

     "JOINT VENTURE" means a joint venture, partnership, limited liability company or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "LENDER" and "LENDERS" means the Domestic Lenders, the UK Lenders, the French Lenders or the Japanese Lenders or any combination thereof; provided that the term "Lenders," when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

     "LENDING OFFICE" means, with respect to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on the signature pages hereof, or such other office or offices as such Lender may from time to time notify Borrowers and Administrative Agent.

     "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Tranche A Letters of Credit or Tranche B Letters of Credit or both.

     "LETTER OF CREDIT USAGE" means the Tranche A Letter of Credit Usage or the Tranche B Letter of Credit Usage or both.

     "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "LOAN" or "LOANS" means one or more of the Term Loans, the Revolving Loans or the Swing Line Loans or any combination thereof.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by a Borrower in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties and the Collateral Documents and, solely for purposes of the use of the term "Loan Documents" in the definition of the term "Obligations," the Hedging Agreements to which a Loan Party and any Lender or any of its Affiliates is a party.

     "LOAN PARTIES" means each of the Borrowers, the Guarantors or any of Company's Subsidiaries executing any other Loan Document.

     "LOCAL TIME" means (i) with respect to Base Rate Loans, New York time, and
(ii) with respect to Offshore Rate Loans, London time.

     "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "MARKS" and the sign "DM" mean the lawful money of the Federal Republic of Germany.

     "MASTER ASSIGNMENT AGREEMENT" means that certain Master Assignment Agreement, substantially in the form of Exhibit XX annexed hereto, among Company, the lenders under the Existing Credit Agreement, the Lenders under this Agreement and Administrative Agent, pursuant to which all lenders under the Existing Credit Agreement assign (or are deemed under the Reorganization Plan to have assigned) their loans and commitments thereunder to Administrative Agent, and Administrative Agent assigns to each Lender under this Agreement, and such Lender purchases from Administrative Agent, the Loans and Commitments as set forth in Schedule 2.1 annexed hereto.

     "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of (a) Company and its Domestic Subsidiaries, taken as a whole, (b) Goss UK and its Subsidiaries, taken as a whole, (c) Goss France and its Subsidiaries, taken as a whole, (d) Goss Japan and its Subsidiaries, taken as a whole, or (e) Company and its Subsidiaries, taken as a whole; provided that in the event of the occurrence of a material adverse effect as described in the foregoing clauses (a), (b), (c) or

(d), such Borrower shall have five days after receipt of notice from Administrative Agent to cure such material adverse effect (without causing a material adverse effect for any other Borrower) before it shall become a "Material Adverse Effect" as defined in this clause (i); (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of Administrative Agent or any Lender to enforce, the Obligations; or (iii) a material adverse effect on the value of the Collateral or the amount which Administrative Agent or any Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

     "MATERIAL CONTRACT" means any contract or other arrangement to which any Borrower or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

     "MATERIAL LEASEHOLD" means a Real Property Asset consisting of a leasehold interest in an Operating Lease or a Capital Lease which is reasonably determined by Administrative Agent to be of material value as collateral for the Obligations.

     "MATERIAL SUBSIDIARY" means any Subsidiary of New Holdings that (i) owns 5% or more of the assets of New Holdings and its Subsidiaries, measured on a consolidated basis, or (ii) accounts for 5% or more of Consolidated Net Income.

     "MAXIMUM LETTER OF CREDIT AMOUNT" means, as of any date of determination, for all Borrowers, the Dollar Equivalent of $75,000,000 less the aggregate amount of all reductions made to all Tranche A Revolving Loan Commitments and Tranche B Revolving Loan Commitments pursuant to subsections 2.4A(iii), 2.4B(ii) and 2.4.B(iii), as the case may be.

     "MAXIMUM TERM LOAN COMMITMENTS" means, as of any date of determination, (i) for Company, the Dollar Equivalent of the Domestic Term Loan Commitments available to Company less the aggregate amount of all reductions made to Domestic Term Loan Commitments pursuant to subsections 2.4A(i) and 2.4B(iii),
(ii) for Goss UK, the Dollar Equivalent of the UK Term Loan Commitments available to Goss UK less the aggregate amount of all reductions made to UK Term Loan Commitments pursuant to subsections 2.4A(i) and 2.4B(iii), and (iii) for Company and Goss UK together, $150,000,000 less the aggregate amount of all reductions made to all Term Loan Commitments pursuant to subsections 2.4A(i) and 2.4B(iii).

     "MAXIMUM TRANCHE A REVOLVING LOAN COMMITMENTS" means, as of any date of determination, for Company, the Dollar Equivalent of $50,000,000 less the aggregate amount of all reductions made to all Tranche A Revolving Loan Commitments pursuant to subsections 2.4A(iii), 2.4B(ii) and 2.4.B(iii).

     "MAXIMUM TRANCHE B REVOLVING LOAN COMMITMENTS" means, as of any date of determination, (i) for Company, the Dollar Equivalent of the Tranche B Revolving Loan Commitments available to Company as set forth in the most recent Notice of Allocation delivered by Borrowers to Administrative Agent pursuant to subsection 2.1A(ii)(c), (ii) for Goss UK, the Dollar Equivalent of the Tranche B Revolving Loan Commitments available to Goss UK as set forth in the most recent Notice of Allocation delivered by Borrowers to Administrative Agent pursuant to subsection 2.1A(ii)(c), which Maximum Tranche B Revolving Loan Commitments for Goss UK shall not exceed the Dollar Equivalent of $35,000,000, (iii) for Goss France, the Dollar Equivalent of the Tranche B Revolving Loan Commitments available to Goss France as set forth in the most recent Notice of Allocation delivered by Borrowers to Administrative Agent pursuant to subsection 2.1A(ii)(c), which Maximum Tranche B Revolving Loan Commitments for Goss France shall not exceed the Dollar Equivalent of $500,000, (iv) for Goss Japan, the Dollar Equivalent of the Tranche B Revolving Loan Commitments available to Goss Japan as set forth in the most recent Notice of Allocation delivered by Borrowers to Administrative Agent pursuant to subsection 2.1A(ii)(c), which Maximum Tranche B Revolving Loan Commitments for Goss Japan shall not exceed the Dollar Equivalent of $35,000,000, and (v) for all Borrowers, the Dollar Equivalent of $50,000,000 less the aggregate amount of all reductions made to all Tranche B Revolving Loan Commitments pursuant to subsections 2.4A(iii), 2.4B(ii) and 2.4.B(iii).

     "MINIMUM AMOUNT" means (i) in the case of Swing Line Loans, $250,000 and integral multiples of $100,000 in excess of that amount, (ii) in the case of Base Rate Loans and Offshore Rate Loans denominated in Dollars and having a particular Interest Period, $1,000,000 and integral multiples of $100,000 in excess of that amount, (iii) in the case of Offshore Rate Loans denominated in Sterling and having a particular Interest Period, (pound)1,000,000 and integral multiples of (pound)100,000 in excess of that amount, (iv) in the case of Offshore Rate Loans denominated in Francs and having a particular Interest Period, FF6,000,000 and integral multiples of FF600,000 in excess of that amount, (v) in the case of Offshore Rate Loans denominated in Marks and having a particular Interest Period, DM3,000,000 and integral multiples of DM300,000 in excess of that amount, and (vi) in the case of Offshore Rate Loans denominated in Yen and having a particular Interest Period, (Y)150,000,000 and integral multiples of (Y)15,000,000 in excess of that amount.

     "MORTGAGE" means an instrument (whether designated as a deed of trust, a trust deed or a mortgage or by any similar title) executed and delivered by any Borrower or any of its Subsidiaries encumbering a Fee Property or a Material Leasehold, as such instrument may be amended, supplemented or otherwise modified from time to time, and "MORTGAGES" means all such instruments, including the Mortgages set forth on Schedule 5.5 and any Additional Mortgages (as defined in subsection 6.9), collectively.

     "MORTGAGED PROPERTY" means any property so identified on Schedule 5.5 or an Additional Mortgaged Property (as defined in subsection 6.9).

     "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

     "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including without limitation (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

     "NET DEBT PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii).

     "NET EQUITY PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii).

     "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Administrative Agent or by any Borrower or any of such Borrower's Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of any Borrower or any of its respective Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by such Borrower or any of its respective Subsidiaries in connection with the adjustment or settlement of any claims of such Borrower or such Subsidiary in respect thereof.

     "NET PROCEEDS AMOUNT" has the meaning assigned to that term in subsection 2.4B(iii).

     "NET REVERSION AMOUNT" has the meaning assigned to that term in subsection 2.4B(iii)(c).

     "NET SETTLEMENT PROCEEDS" means any Cash payments or proceeds received by any Borrower or any of such Borrower's Subsidiaries as a result of or in connection with any settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body involving such Borrower or such Subsidiary (including any trade action existing as of the Effective Date), net of legal fees relating to such settlement and income taxes reasonably estimated to be actually payable as a result of such settlement within two years of the date of such settlement.

     "NEW HOLDINGS" means Goss Holdings, Inc., a corporation organized under the laws of the State of Delaware and successor by merger to Old Holdings.

     "NEW HOLDINGS COMMON STOCK" means the voting and nonvoting common stock of New Holdings.

     "NEW HOLDINGS SUBORDINATED NOTE INDENTURE" means the subordinated note indenture dated as of November 19, 1999 by and between New Holdings and HSBC Bank USA, as Trustee, pursuant to which the New Holdings Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.13.

     "NEW HOLDINGS SUBORDINATED NOTES" means those certain 12.25% subordinated notes due 2005 in an aggregate principal amount of $112,500,000 issued by New Holdings to the Old Noteholders pursuant to the New Holdings Subordinated Note Indenture, with interest payable by New Holdings only in additional New Holdings Subordinated Notes until the interest payable as of April __, 2002, as such notes may be amended from time to time to the extent permitted under subsection 7.13.

     "NON-FRENCH LENDER" has the meaning assigned to that term in subsection 2.7B(iii).

     "NON-JAPANESE LENDER" has the meaning assigned to that term in subsection 2.7B(iii).

     "NON-US LENDER" has the meaning assigned to that term in subsection 2.7B(iii).

     "NOTES" means one or more of the Term Notes, the Revolving Notes or the Swing Line Notes or any combination thereof.

     "NOTICE OF ALLOCATION" means a notice substantially in the form of Exhibit XVII annexed hereto delivered by Borrowers to Administrative Agent pursuant to subsection 2.1A(ii)(c) for the purpose of (i) allocating the Tranche B Revolving Loan Commitments among the Domestic Tranche B Revolving Loan Commitments, the UK Tranche B Revolving Loan Commitments, the French Tranche B Revolving Loan Commitments and the Japanese Tranche B Revolving Loan Commitments, and (ii) suballocating such Tranche B Revolving Loan Commitment amounts for each Borrower between the Tranche B Revolving Loan Suballocation and Tranche B Letters of Credit Suballocation for each Borrower.

     "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by a Borrower to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

     "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by a Borrower to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

     "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent or any Lender under the Loan Documents, whether for principal, interest (including interest accruing on or after the occurrence of any of the events described in subsection 8.6 or 8.7 whether or not allowed), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

     "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents (or comparable officer in the case of Goss UK, Goss France or Goss Japan) and by its chief financial officer or its treasurer; provided that any Officers' Certificate required to be delivered by any Loan Party on the Effective Date may be executed on behalf of such Loan Party by any one of the foregoing officers; provided further that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     "OFFSHORE CURRENCY" means Sterling, Francs, Marks, or Yen.

     "OFFSHORE CURRENCY LOANS" means any Loans denominated in an Offshore Currency.

     "OFFSHORE RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Offshore Rate as provided in subsection 2.2A.

     "OLD HOLDINGS" means GGS Holdings, Inc., a Delaware corporation.

     "OLD NOTEHOLDERS" has the meaning assigned to such term in the Recitals to this Agreement.

     "OLD NOTES" has the meaning assigned to such term in the Recitals to this Agreement.

     "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto), or any similar or comparable governmental agency or authority in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

     "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

     "PERMITTED DISCRETION" means Administrative Agent's good faith judgment based upon any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of Administrative Agent's Liens thereon or the amount which Administrative Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Administrative Agent by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Borrower or any of its Subsidiaries or any of the Collateral; or
(iv) creates or reasonably could be expected to create a Potential Event of Default or Event of Default. In exercising such judgment, Administrative Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable, Eligible Inventory, Eligible Equipment and Eligible Real Property, as well as any of the following: (i) the financial and business climate of any Borrower's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to any such Borrower's Accounts, (iii) changes in demand for, and pricing of, any such Borrower's Inventory, (iv) changes in any concentration of risk with respect to such Accounts, Inventory, Equipment or Real Property Assets, and (v) any other factors that change the credit risk of lending to any Borrower on the security of such Accounts, Inventory, Equipment or Real Property Assets, including without limitation any foreign exchange risks or uncertainties. The burden of establishing lack of good faith shall be on Borrowers.

     "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3 (other than any Lien relating to or imposed in connection with any Environmental Claim);

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided, however, that "Permitted Encumbrances" shall not include Liens for the benefit of any customer of Company or any of its Subsidiaries or for any advances, deposits, progress payments or other similar payments made to Company or any of its Subsidiaries by a customer;

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8 (other than any Lien relating to or imposed in connection with any Environmental Claim);

          (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vi) easements, rights-of-way, restrictions, covenants, declarations, encroachments, minor defects or irregularities in title, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vii) any (a) restriction or encumbrance that the interest or title of a lessor or sublessor may be subject to, or (b) subordination of the interest of the lessee or sublessee under a lease to any restriction or encumbrance referred to in the preceding clause (a);

          (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (x) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary; and

          (xi) the title exceptions approved by Administrative Agent and shown on Schedule B of the Mortgages set forth on Schedule 5.5.

     "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "PHASE I REPORT" has the meaning assigned to that term in subsection 6.7B.

     "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or passage of time or both, would constitute an Event of Default.

     "PRIME RATE" means the rate that BTCo announces from time to time as its prime lending rate as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "PRO RATA SHARE" means, on any date of determination,

          (i) with respect to all payments, computations and other matters relating to a Type of Term Loan Commitment or a Type of Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of such Type of that Lender by (y) the aggregate Term Loan Exposure of such Type of all Lenders;

          (ii) with respect to all payments, computations and other matters relating to a Type of Revolving Loan Commitment or a Type of Revolving Loans of any Lender or any Letters of Credit of such Type or participations in such Revolving Loans or Letters of Credit purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of such Type of that Lender by (y) the aggregate Revolving Loan Exposure of such Type of all Lenders; and

          (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the Term Loan Exposure of all Types of that Lender plus the Revolving Loan Exposure of all Types of that Lender by
     (y) the sum of the aggregate Term Loan Exposure of all Types of all Lenders plus the aggregate Revolving Loan Exposure of all Types of all Lenders;

in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

     "PUBLIC OFFERING" means any bona fide primary underwritten public offering of New Holdings Common Stock or Company Common Stock pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable exclusively under any employee benefit plan of New Holdings).

     "REAL PROPERTY ASSETS" means all real property from time to time owned in fee by any Loan Party and all rights, title and interest in and to any and all leases of real property as to which any Loan Party has a leasehold or license interest, including without limitation any such fee or leasehold or license interests acquired by any Loan Party after the date hereof.

     "REFINANCINGS" has the meaning assigned to such term in the Recitals to this Agreement.

     "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iii).

     "REGION" has the meaning assigned to that term in subsection 6.1(i).

     "REGISTER" has the meaning assigned to that term in subsection 2.1D.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any similar or comparable laws in the UK, France or Japan.

     "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

     "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

     "RELEVANT DATE" has the meaning assigned to that term in subsection 2.7B(iii).

     "REORGANIZATION PLAN" means that certain Second Amended Plan of Reorganization of Goss Graphic Systems, Inc., GGS Holdings, Inc. and Goss Realty, L.L.C. under Chapter 11 of the Bankruptcy Code dated September 7, 1999.

     "REPLACED LENDER" has the meaning assigned to that term in subsection 2.8B.

     "REPLACEMENT LENDER" has the meaning assigned to that term in subsection 2.8B.

     "REQUEST FOR ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by a Borrower to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

     "REQUISITE CLASS LENDERS" means, at any time of determination, (i) for the Class of Lenders having Domestic Tranche A Revolving Loan Exposure, Lenders having or holding more than a majority of the sum of the aggregate Domestic Tranche A Revolving Loan Exposure of all Lenders, and (ii) for the Class of Lenders having Term Loan Exposure and Tranche B Revolving Loan Exposure, Lenders having or holding more than a majority of the aggregate Term Loan Exposure of all Lenders plus the aggregate Tranche B Revolving Loan Exposure of all Lenders.

     "REQUISITE LENDERS" means Lenders having or holding a majority of the sum of the aggregate Term Loan Exposure of all Types of all Lenders plus the aggregate Revolving Loan Exposure of all Types of all Lenders.

     "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

     "REVOLVING LOAN COMMITMENTS" means the Domestic Tranche A Revolving Loan Commitments, the Domestic Tranche B Revolving Loan Commitments, the UK Tranche B Revolving Loan Commitments, the French Tranche B Revolving Loan Commitments or the Japanese Tranche B Revolving Loan Commitments or any combination thereof.

     "REVOLVING LOAN EXPOSURE" means the Domestic Tranche A Revolving Loan Exposure, the Domestic Tranche B Revolving Loan Exposure, the UK Tranche B Revolving Loan Exposure, the French Tranche B Revolving Loan Exposure or the Japanese Tranche B Revolving Loan Exposure or any combination thereof.

     "REVOLVING LOANS" means the Domestic Tranche A Revolving Loans, the Domestic Tranche B Revolving Loans, the UK Tranche B Revolving Loans, the French Tranche B Revolving Loans or the Japanese Tranche B Revolving Loans or any combination thereof.

     "REVOLVING NOTES" means the Tranche A Revolving Notes and the Tranche B Revolving Notes.

     "SAME DAY FUNDS" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

     "SECOND PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien (other than First Priority Liens permitted under this Agreement and the other Loan Documents and those Permitted Encumbrances that as a matter of statutory law have priority over any other Lien irrespective of the prior perfection or filing of such other Lien) on such Collateral and
(ii) such Lien is the only Lien (other than First Priority Liens permitted under this Agreement and the other Loan Documents and Permitted Encumbrances that as a matter of statutory law have priority over any other Lien irrespective of the prior perfection or filing of such other Lien) to which such Collateral is subject.

     "SECURITIES" means any stock, shares, partnership interests, equity interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, whether certificated or uncertificated, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute, and any comparable or similar laws in a jurisdiction outside of the United States applicable to Company or any of its Subsidiaries.

     "SECURITY AGREEMENT" means each of (i) the Security Agreement executed and delivered by New Holdings, Company and, if applicable, Domestic Subsidiaries of Company, and (ii) the Second Amended and Restated Security Agreement executed and delivered by New Holdings, Company and, if applicable, Domestic Subsidiaries of Company, in each case on the Effective Date, substantially in the form of
Exhibit XV annexed hereto, or any other security or pledge agreement, document or instrument with a similar or comparable effect executed by Company and/or any Foreign Subsidiary that is a Borrower, in form and substance satisfactory to Administrative Agent, as such Security Agreement may be amended or supplemented or otherwise modified from time to time, and "SECURITY AGREEMENTS" means all such Security Agreements, collectively.

     "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings; (ii) workers' compensation liabilities of Company or any of its Subsidiaries; (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers; (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries; (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; and (vi) Currency Agreements that are Hedge Agreements with respect to customer contracts for the sale of finished goods entered into in the ordinary course of business and consistent with past practices; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in the Bankruptcy Code).

     "STERLING" and the sign "(POUND)" mean the lawful money of the UK.

     "STONINGTON" means Stonington Partners, Inc., a corporation organized under the laws of Delaware.

     "STONINGTON EQUITY CONTRIBUTION" shall have the meaning assigned to such term in the Recitals to this Agreement.

     "STONINGTON EQUITY SUB" means Stonington Financing II, LLC, a Delaware limited liability company and an Affiliate of Stonington."

     "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of New Holdings evidenced by the New Holdings Subordinated Notes, and (ii) any other Indebtedness of New Holdings or the Company (other than Indebtedness to any of its Subsidiaries) that is subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "SUBSIDIARY GUARANTOR" means any Subsidiary that is party to a Subsidiary Guaranty.

     "SUBSIDIARY GUARANTY" means each of (i) the Subsidiary Guaranty, if any, executed and delivered by Domestic Subsidiaries on the Effective Date, (ii) the Second Amended and Restated Subsidiary Guaranty, if any, executed and delivered by Domestic Subsidiaries on the Effective Date, and (iii) any Subsidiary Guaranty and any Second Amended and Restated Subsidiary Guaranty to be executed and delivered by Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.8A, substantially in the form of
Exhibit XVI annexed hereto, or any other guaranty, document or instrument with a similar or comparable effect executed by any Foreign Subsidiary other than a Borrower, in form and substance satisfactory to Administrative Agent, as such Subsidiary Guaranty may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY GUARANTIES" means all such Subsidiary Guaranties collectively.

     "SWING LINE LENDER" means BTCo, or any Person serving as successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

     "SWING LINE LOAN COMMITMENT" means the Tranche A Swing Line Loan Commitment or the Tranche B Swing Line Loan Commitment or both.

     "SWING LINE LOANS" means the Tranche A Swing Line Loans or the Tranche B Swing Line Loans or both.

     "SWING LINE NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E on the Effective Date and (ii) any promissory notes issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 10.1B(i), in each case substantially in the form of Exhibit VII annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

     "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

     "TAX CREDIT" shall have the meaning assigned to that term in subsection 2.7.B.

     "TERM LOAN COMMITMENTS" means the Domestic Term Loan Commitments or the UK Term Loan Commitments or any combination thereof.

     "TERM LOAN EXPOSURE" means the Domestic Term Loan Exposure or the UK Term Loan Exposure or any combination thereof.

     "TERM LOANS" means the Domestic Term Loans or the UK Term Loans or any combination thereof.

     "TERM NOTES" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1E on the Effective Date and (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of Term

Loan Commitments and Term Loans of any Lender, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

     "TITLE COMPANY" means First American Title Insurance Company.

     "TOTAL OUTSTANDING TERM LOANS" means, as of any date of determination, the Dollar Equivalent of the total aggregate principal amount of Term Loans then outstanding.

     "TOTAL UTILIZATION OF TRANCHE A REVOLVING LOAN COMMITMENTS" means, as at any date of determination, for Company the Dollar Equivalent of the sum of (i) the aggregate principal amount of all outstanding Tranche A Revolving Loans made to Company (other than Tranche A Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans, or reimbursing the applicable Issuing Lender for any amount drawn under any Tranche A Letter of Credit but not yet so applied) plus (ii) the Tranche A Letter of Credit Usage with respect to all Tranche A Letters of Credit issued for the account of Company plus (iii) the aggregate principal amount of all outstanding Tranche A Swing Line Loans made to Company.

     "TOTAL UTILIZATION OF TRANCHE B REVOLVING LOAN COMMITMENTS" means, as at any date of determination, for any Borrower the Dollar Equivalent of the sum of
(i) the aggregate principal amount of all outstanding Tranche B Revolving Loans made to such Borrower (other than Tranche B Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans in the case of Company, or reimbursing the applicable Issuing Lender for any amount drawn under any Tranche B Letter of Credit but not yet so applied in the case of all Borrowers) plus (ii) the Tranche B Letter of Credit Usage with respect to all Tranche B Letters of Credit issued for the account of such Borrower plus (iii) in the case of Company, the aggregate principal amount of all outstanding Tranche B Swing Line Loans made to Company.

     "TRANCHE A BORROWING BASE" means, as at any date of determination, an aggregate amount equal to:

          (i) eighty-five percent (85%) of Eligible Accounts Receivable of Company, plus

          (ii) sixty-five percent (65%) of Eligible Inventory of Company, plus

          (iii) fifty percent (50%) of Eligible Equipment of Company, plus

          (iv) fifty percent (50%) of Eligible Real Property of Company, minus

          (v) the aggregate amount of reserves, if any, established by Administrative Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable, Eligible Inventory, Eligible Equipment and Eligible Real Property of Company;

provided that Administrative Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable, Eligible Inventory, Eligible Equipment and Eligible Real Property of Company and
(b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Effective Date.

     "TRANCHE A LETTER OF CREDIT" or "TRANCHE A LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company with respect to Tranche A Revolving Loan Commitments pursuant to subsection 3.1.

     "TRANCHE A LETTER OF CREDIT USAGE" means, as at any date of determination, for Company the Dollar Equivalent of the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Tranche A Letters of Credit then outstanding issued for the account of Company plus (ii) the aggregate amount of all drawings under such Tranche A Letters of Credit honored by Issuing Lenders not theretofore reimbursed.

     "TRANCHE A REVOLVING NOTE" means (i) the promissory note of Borrowers issued pursuant to subsection 2.1E on the Effective Date and (ii) any promissory note or notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of Domestic Tranche A Revolving Loan Commitments and Domestic Tranche A Revolving Loans of any Lender, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time, and "TRANCHE A REVOLVING NOTES" means all such Tranche A Revolving Notes, collectively.

     "TRANCHE A SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Tranche A Swing Line Loans to Company pursuant to subsection 2.1A(iii).

     "TRANCHE A SWING LINE LOANS" means the Loans made by Swing Line Lender to Company with respect to the Domestic Tranche A Revolving Loan Commitments pursuant to subsection 2.1A(iii).

     "TRANCHE B BORROWING BASE" means, as at any date of determination, an aggregate amount equal to:

          (i) seventy-five percent (75%) of the aggregate stated balance sheet amount of all of the Accounts of Company and its Subsidiaries determined on a consolidated basis in conformity with GAAP, plus

          (ii) ten percent (10%) of the aggregate stated balance sheet amount of all of the Inventory of Company and its Subsidiaries determined on a consolidated basis in conformity with GAAP, minus

          (iii) the amount of (1) the aggregate outstanding Domestic Tranche A Revolving Loans plus (2) the aggregate Tranche A Letter of Credit Usage plus (3) the aggregate outstanding amount of all Tranche A Swing Line Loans.

     "TRANCHE B LETTER OF CREDIT" or "TRANCHE B LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of a Borrower with respect to Tranche B Revolving Loan Commitments pursuant to subsection 3.1 and the Existing Letters of Credit.

     "TRANCHE B LETTERS OF CREDIT SUBALLOCATION" means, as of any date of determination, for any Borrower, the Dollar Equivalent of the amount of Tranche B Revolving Loan Commitments allocated to such Borrower to be made available for issuing Tranche B Letters of Credit for the account of such Borrower as set forth in the most recent Notice of Allocation delivered to Administrative Agent pursuant to subsection 2.1A(ii)(c); provided that the Tranche B Letters of Credit Suballocation shall be automatically adjusted in accordance with the second proviso contained in subsection 2.1A(ii)(c).

     "TRANCHE B LETTER OF CREDIT USAGE" means, as at any date of determination, for any Borrower the Dollar Equivalent of the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Tranche B Letters of Credit then outstanding issued for the account of such Borrower plus (ii) the aggregate amount of all drawings under such Tranche B Letters of Credit honored by Issuing Lenders not theretofore reimbursed.

     "TRANCHE B REVOLVING LOAN COMMITMENTS" means the Domestic Tranche B Revolving Loan Commitment, the UK Tranche B Revolving Loan Commitments, the French Tranche B Revolving Loan Commitments or the Japanese Tranche B Revolving Loan Commitments or any combination thereof.

     "TRANCHE B REVOLVING LOAN EXPOSURE" means the Domestic Tranche B Revolving Loan Exposure, the UK Tranche B Revolving Loan Exposure, the French Tranche B Revolving Loan Exposure or the Japanese Tranche B Revolving Loan Exposure or any combination thereof.

     "TRANCHE B REVOLVING LOAN SUBALLOCATION" means, as of any date of determination, for any Borrower, the Dollar Equivalent of the amount of Tranche B Revolving Loan Commitments allocated to such Borrower to be made available for making Tranche B Revolving Loans to such Borrower as set forth in the most recent Notice of Allocation delivered to Administrative Agent pursuant to subsection 2.1A(ii)(c); provided that the Tranche B Revolving Loan Suballocation shall be automatically adjusted in accordance with the second proviso contained in subsection 2.1A(ii)(c).

     "TRANCHE B REVOLVING LOANS" means the Domestic Tranche B Revolving Loans, the UK Tranche B Revolving Loans, the French Tranche B Revolving Loans or the Japanese Tranche B Revolving Loans or any combination thereof.

     "TRANCHE B REVOLVING NOTE" means (i) the promissory note of Borrowers issued pursuant to subsection 2.1E on the Effective Date and (ii) any promissory note or notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of Domestic Tranche B Revolving Loan Commitments and Domestic Tranche A Revolving Loans of any Lender, in each case substantially in the form of Exhibit VI annexed hereto, as they may be amended, supplemented or otherwise modified from time to time, and "TRANCHE B REVOLVING NOTES" means all such Tranche B Revolving Notes, collectively.

     "TRANCHE B SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Tranche B Swing Line Loans to Company pursuant to subsection 2.1A(iii).

     "TRANCHE B SWING LINE LOANS" means the Loans made by Swing Line Lender to Company with respect to the Domestic Tranche B Revolving Loan Commitments pursuant to subsection 2.1A(iii).

     "TRIGGERING EVENT" means (i) the occurrence and continuation of any Event of Default under subsection 8.1, 8.6 or 8.7 or (ii) the acceleration of the maturity of the Obligations as a result of any Event of Default, which acceleration has not been rescinded in accordance with the provisions of Section 8.

     "TYPE" means:

          (i) with respect to a Commitment, a Domestic Term Loan Commitment, a UK Term Loan Commitment, a Domestic Tranche A Revolving Loan Commitment, a Domestic Tranche B Revolving Loan Commitment, a UK Tranche B Revolving Loan Commitment, a French Tranche B Revolving Loan Commitment, a Japanese Tranche B Revolving Loan Commitment, a Tranche A Swing Line Loan Commitment or a Tranche B Swing Line Loan Commitment;

          (ii) with respect to a Term Loan Commitment, a Domestic Term Loan Commitment or a UK Term Loan Commitment;

          (iii) with respect to a Revolving Loan Commitment, a Domestic Tranche A Revolving Loan Commitment, a Domestic Tranche B Revolving Loan Commitment, a UK Tranche B Revolving Loan Commitment, a French Tranche B Revolving Loan Commitment or a Japanese Tranche B Revolving Loan Commitment;

          (iv) with respect to a Swing Line Commitment, a Tranche A Swing Line Commitment or a Tranche B Swing Line Commitment;

          (v) with respect to a Loan, a Domestic Term Loan, UK Term Loan, a Domestic Tranche A Revolving Loan, a Domestic Tranche B Revolving Loan, a UK Tranche B Revolving Loan, a French Tranche B Revolving Loan or a Japanese Tranche B Revolving Loan;

          (vi) with respect to a Term Loan, a Domestic Term Loan or a UK Term Loan;

          (vii) with respect to a Revolving Loan, a Domestic Tranche A Revolving Loan, a Domestic Tranche B Revolving Loan, a French Tranche B Revolving Loan and a Japanese Tranche B Revolving Loan;

          (viii) with respect to a Swing Line Loan, a Tranche A Swing Line Loan or a Tranche B Swing Line Loan; and

          (ix) with respect to a Letter of Credit, a Tranche A Letter of Credit or a Tranche B Letter of Credit.

     "UK" means the United Kingdom of Great Britain and Northern Ireland.

     "UK DOUBLE TAX TREATY LENDER" means a Person resident in a jurisdiction with a double tax treaty with the UK under which payments of interest by Goss UK to such Person may be made without withholding or deduction for or on account of Tax.

     "UK INDEMNIFYING LENDER" means each financial institution that is designated as a UK Indemnifying Lender on Schedule 2.1 annexed hereto, and each financial institution which is designated, with the approval of the Administrative Agent, as a UK Indemnifying Lender in an Assignment Agreement.

     "UK LENDER" and "UK LENDERS" means the Lenders that have UK Term Loan Commitments or UK Tranche B Revolving Loan Commitments or that have UK Term Loans or UK Tranche B Revolving Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1.

     "UK QUALIFYING LENDER" means a Person entitled to receive payments of interest in respect of each UK Revolving Loan under this Agreement free of withholding or deduction for or on account of UK income tax under Section 349(3)(a) of the Income and Corporation Taxes Act 1988 of the UK.

     "UK TERM LOAN COMMITMENT" means the commitment of a Lender to make Term Loans to Goss UK pursuant to subsection 2.1A(i)(b), and "UK TERM LOAN COMMITMENTS" means such commitments of all such Lenders in the aggregate.

     "UK TERM LOAN EXPOSURE" means, with respect to any UK Lender as of any date of determination, (i) prior to the funding of the UK Term Loans, that Lender's UK Term Loan Commitment and (ii) after the funding of the UK Term Loans, the outstanding principal amount of the UK Term Loans of that Lender.

     "UK TERM LOANS" means the Loans made by Lenders to Goss UK pursuant to subsection 2.1A(i)(b).

     "UK TRANCHE B REVOLVING LOAN COMMITMENT" means the commitment of a UK Lender (i) to make UK Tranche B Revolving Loans to Goss UK pursuant to subsection 2.1A(ii)(b) and (ii) to issue and/or purchase participations in Tranche B Letters of Credit for the account of Goss UK pursuant Section 3, and "UK TRANCHE B REVOLVING LOAN COMMITMENTS" means such commitments of all such Lenders in the aggregate.

     "UK TRANCHE B REVOLVING LOAN EXPOSURE" means, with respect to any UK Lender as of any date of determination (i) prior to the termination of the UK Tranche B Revolving Loan Commitments, that Lender's UK Tranche B Revolving Loan Commitment and (ii) after the termination of the UK Tranche B Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the UK Tranche B Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Tranche B Letter of Credit Usage in respect of all Tranche B Letters of Credit issued by that Lender for the benefit of Goss UK (in each case net of any participations purchased by other Lenders in such Tranche B Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Tranche B Letters of Credit for the benefit of Goss UK or any unreimbursed drawings under any such Tranche B Letters of Credit.

     "UK TRANCHE B REVOLVING LOANS" means the Loans made by the Lenders to Goss UK pursuant to subsection 2.1A(ii)(b).

     "YEAR 2000 PROBLEM" means any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of Company or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

     "YEN" and the sign "(Y)" mean the lawful money of Japan.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP (to the extent GAAP is applicable thereto) as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3 OTHER DEFINITIONAL PROVISIONS.

     References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with subsection 10.6 hereof.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1 COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

     A. COMMITMENTS.

     (i) Term Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, Lenders hereby severally agree (or are deemed under the Reorganization Plan to have agreed) to make the Term Loans described in subsections 2.1A(i)(a) and 2.1A(i)(b):

          (a) Domestic Term Loans. Each Domestic Tranche B Lender severally agrees to lend to Company on the Effective Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Domestic Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each such Lender's Domestic Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Domestic Term Loan Commitments is $131,243,580; provided that the Domestic Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Domestic Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Domestic Term Loan Commitment shall expire immediately and without further action on November 19, 1999 if the Domestic Term Loans are not made on or before that date. Company may make only one borrowing under the Domestic Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i)(a) and subsequently repaid or prepaid may not be reborrowed.

          (b) UK Term Loans. Each UK Lender severally agrees to lend to Goss UK on the Effective Date an amount in Sterling not exceeding its Pro Rata Share of the aggregate amount of the UK Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each such Lender's UK Term Loan Commitment is set forth opposite its name on Schedule
     2.1 annexed hereto and the aggregate amount of the UK Term Loan Commitments is $18,756,420; provided that the UK Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the UK Term Loan Commitments pursuant to subsection 10.1B. Each Lender's UK Term Loan Commitment shall expire immediately and without further action on November 19, 1999 if the UK Term Loans are not made on or before that date.

     Goss UK may make only one borrowing under the UK Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i)(b) and subsequently repaid or prepaid may not be reborrowed.

     (ii) Revolving Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, Lenders hereby severally agree (or are deemed under the Reorganization Plan to have agreed) to make the Revolving Loans described in subsections 2.1A(ii)(a) and 2.1A(ii)(b):

          (a) Tranche A Revolving Loan Commitments and Tranche A Revolving Loans. Each Domestic Tranche A Lender severally agrees, subject to the limitations set forth in subsection 2.1A(ii)(c) and 2.1A(ii)(d), to lend to Company from time to time during the period from the Effective Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the applicable Domestic Tranche A Revolving Loan Commitments as in effect from time to time to be used for the purposes identified in subsection 2.5A; provided, however, that Domestic Tranche A Lenders may not make, and Company may not borrow, Domestic Tranche A Revolving Loans (x) on the Effective Date, or (y) at any other time so long as an amount equal to or greater than the applicable Minimum Amount with respect to Tranche B Revolving Loan Commitments remains outstanding at such time. The original amount of each Lender's applicable Domestic Tranche A Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of all Domestic Tranche A Revolving Loan Commitments is $50,000,000; provided that the applicable Domestic Tranche A Revolving Loan Commitments of a Lender shall be adjusted to give effect to any assignments of the Tranche A Revolving Loan Commitments of such Lender pursuant to subsection 10.1B; provided further that the amount of the Domestic Tranche A Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(iii), 2.4B(ii) and 2.4B(iii); and provided further that Domestic Tranche A Revolving Loans may be made in Dollars only. Each Lender's applicable Domestic Tranche A Revolving Loan Commitment shall expire on the Commitment Termination Date and all Domestic Tranche A Revolving Loans and all other amounts owed hereunder with respect to the Domestic Tranche A Revolving Loans and the Domestic Tranche A Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's applicable Domestic Tranche A Revolving Loan Commitment shall expire immediately and without further action on November 19, 1999 if the Term Loans are not made on or before that date. Subject to the terms and conditions of this Agreement, amounts borrowed under this subsection 2.1A(ii)(a) may be repaid and reborrowed to but excluding the Commitment Termination Date.

          (b) Tranche B Revolving Loan Commitments and Tranche B Revolving Loans. Each Domestic Tranche B Lender, UK Lender, French Lender and Japanese Lender severally agrees, subject to the limitations set forth in subsection

     2.1A(ii)(c) and 2.1A(ii)(d), to lend to Company, Goss UK, Goss France and Goss Japan, respectively, from time to time during the period from the Effective Date to but excluding the Commitment Termination Date an aggregate amount in the Applicable Currency, when valued in Dollar Equivalents, not exceeding its Pro Rata Share of the aggregate amount of the applicable Tranche B Revolving Loan Commitments as in effect from time to time to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's applicable Tranche B Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the Dollar Equivalent of the aggregate original amount of all Tranche B Revolving Loan Commitments is $50,000,000, and the Dollar Equivalent of the aggregate original amount of the Tranche B Revolving Loan Commitments, Tranche B Revolving Loan Suballocations and Tranche B Letters of Credit Suballocations allocated to each Borrower are set forth on Schedule 2.1; provided that the Tranche B Revolving Loan Commitments, the Tranche B Revolving Loan Suballocations and the Tranche B Letters of Credit Suballocations shall be adjusted to give effect to any Notice of Allocation pursuant to subsection 2.1A(ii)(c); provided further that the applicable Tranche B Revolving Loan Commitments of a Lender shall be adjusted to give effect to any assignments of the Tranche B Revolving Loan Commitments of such Lender pursuant to subsection 10.1B; provided further that the amount of the Tranche B Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii); and provided further that (w) Domestic Tranche B Revolving Loans may be made only in Dollars or any Offshore Currency, (x) UK Tranche B Revolving Loans may be made only in Sterling, Marks or Dollars, (y) French Tranche B Revolving Loans may be made only in Francs or Dollars, and (z) Japanese Tranche B Revolving Loans may be made only in Yen or Dollars. Each Lender's applicable Tranche B Revolving Loan Commitment shall expire on the Commitment Termination Date and all Tranche B Revolving Loans and all other amounts owed hereunder with respect to the Tranche B Revolving Loans and the Tranche B Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's applicable Tranche B Revolving Loan Commitment shall expire immediately and without further action on November 19, 1999 if the Term Loans and the Initial Tranche B Revolving Loans are not made on or before that date. Subject to the terms and conditions of this Agreement, amounts borrowed under this subsection 2.1A(ii)(b) may be repaid and reborrowed to but excluding the Commitment Termination Date.

          (c) Allocation of Tranche B Revolving Loan Commitments; Notices of Allocation. The initial amounts allocated to the Tranche B Revolving Loan Commitments, the Tranche B Revolving Loan Suballocations and the Tranche B Letters of Credit Suballocations for each Borrower are set forth in
     Schedule 2.1 annexed hereto. Borrowers may change the amount of the Tranche B Revolving Loan Commitments, the Tranche B Revolving Loan Suballocations and the Tranche B Letters of Credit Suballocations allocated to each Borrower at any time by delivering a Notice of Allocation to Administrative Agent at least three (3) Business Days prior to the date upon which such allocation is to be effective. Such Notice of Allocation shall specify the new amounts for each of (i) the Domestic Tranche B Revolving Loan Commitments, the Tranche B Revolving Loan Suballocation for Company and the Tranche B Letters of Credit Suballocation for Company, (ii) the UK Tranche B Revolving Loan Commitments, the Tranche B Revolving Loan Suballocation for Goss UK and the Tranche B Letters of Credit Suballocation for Goss UK,
     (iii) the French Tranche B Revolving Loan Commitments, the Tranche B Revolving Loan Suballocation for Goss France and the Tranche B Letters of Credit Suballocation for Goss France, and (iv) the Japanese Tranche B Revolving Loan Commitments, the Tranche B Revolving Loan Suballocation for Goss Japan and the Tranche B Letters of Credit Suballocation of Goss Japan; provided that

               (1) the sum of all Tranche B Revolving Loan Suballocations for all Borrowers shall always equal the Maximum Tranche B Revolving Loan Commitments for all Borrowers then in effect;

               (2) the sum of the Tranche B Revolving Loan Suballocation for any Borrower plus the Tranche B Letters of Credit Suballocation for such Borrower shall always equal the Maximum Tranche B Revolving Loan Commitments for such Borrower;

               (3) (a) the Tranche B Revolving Loan Suballocation plus the Tranche B Letters of Credit Suballocation for Goss UK shall not exceed $35,000,000, (b) the Tranche B Revolving Loan Suballocation plus the Tranche B Letters of Credit Suballocation for Goss France shall not exceed $500,000 and (c) the Tranche B Revolving Loan Suballocation plus the Tranche B Letters of Credit Suballocation for Goss Japan shall not exceed $35,000,000;

               (4) the sum of the Tranche B Letters of Credit Suballocations for all Borrowers shall not exceed (x) the Maximum Letter of Credit Amount less (y) the Tranche A Letter of Credit Usage;

               (5) the Tranche B Revolving Loan Commitments for any Borrower shall not in any event be reduced to an amount that is less than the Total Utilization of Tranche B Revolving Loan Commitments for such Borrower;

               (6) the Tranche B Revolving Loan Suballocation for any Borrower shall not in any event be reduced to an amount that is less than the Dollar Equivalent of the sum of the aggregate principal amount of all outstanding Tranche B Revolving Loans made to such Borrower (other than Tranche B Revolving Loans made for the purpose of repaying any Refunded Tranche B Swing Line Loans in the case of Company, or reimbursing the applicable Issuing Lender for any amount drawn under any Tranche B Letter of Credit but not yet so applied in the case of all Borrowers) plus in the case of Company, the aggregate principal amount of all outstanding Tranche B Swing Line Loans made to Company; and

               (7) the Tranche B Letters of Credit Suballocation for any Borrower shall not in any event be reduced to an amount less than the Tranche B Letter of Credit Usage with respect to all Tranche B Letters of Credit issued for the account of such Borrower;

        provided further that in the event that Tranche B Revolving Loans are made with respect to any Borrower pursuant to subsection 3.3B to reimburse an Issuing Lender for honoring a drawing under a Tranche B Letter of Credit, then (x) the Tranche B Revolving Loan Suballocation for such Borrower shall be increased automatically by an amount equal to the amount of such Tranche B Revolving Loans made and (y) the Tranche B Letters of Credit Suballocation for such Borrower shall be reduced automatically by an equal amount, in each case such increase or decrease shall occur without any further action by any Borrower or Administrative Agent. Administrative Agent shall promptly notify each Lender of any requested change in the allocation of the Tranche B Revolving Loan Commitments and the amount of such Lender's Pro Rata Share of the new Domestic Tranche B Revolving Loan Commitments, the UK Tranche B Revolving Loan Commitments, the French Tranche B Revolving Loan Commitments and the Japanese Tranche B Revolving Loan Commitments, as the case may be.

               (d) Limitation on Revolving Loans. Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitations that:

                    (1) in no event shall the Total Utilization of Tranche A
               Revolving Commitments for Company exceed (x) the Maximum Tranche A Revolving Loan Commitments then in effect or (y) the Tranche A Borrowing Base then in effect;

                    (2) in no event shall (x) the Total Utilization of Tranche B
               Revolving Loan Commitments for any Borrower exceed the Maximum Tranche B Revolving Loan Commitments for such Borrower then in effect, and (y) the Total Utilization of Tranche B Revolving Commitments for all Borrowers exceed (i) the Maximum Tranche B Revolving Loan Commitments for all Borrowers then in effect or
               (ii) the Tranche B Borrowing Base then in effect; and

                    (3) with respect to any Borrower, in no event shall the
               Dollar Equivalent of the sum of (x) the aggregate principal amount of all outstanding Tranche B Revolving Loans made to such Borrower (other than Tranche B Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans in the case of Company, or reimbursing the applicable Issuing Lender for any amount drawn under any Tranche B Letter of Credit but not yet so applied in the case of all Borrowers) plus (y) in the case of Company, the aggregate principal amount of all outstanding Tranche B Swing Line Loans made to Company, exceed the Tranche B Revolving Loan Suballocation for such Borrower then in effect.

     (iii) Swing Line Loans. Swing Line Lender agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of either the Tranche A Revolving Loan Commitments or the Tranche B Revolving Loan Commitments available to Company, from time to time during the period from the Effective Date to but excluding the Commitment Termination Date, by making Tranche A Swing Line Loans or Tranche B Swing Line Loans, respectively, in Dollars to Company, in an aggregate amount not exceeding the amount of the applicable Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5A, notwithstanding the fact that (x) such Tranche A Swing Line Loans, when aggregated with Swing Line Lender's outstanding Domestic Tranche A Revolving Loans and such Swing Line Lender's Pro Rata Share of the Tranche A Letter of Credit Usage for Company then in effect, may exceed such Swing Line Lender's Domestic Tranche A Revolving Loan Commitment, or (y) such Tranche B Swing Line Loans, when aggregated with Swing Line Lender's outstanding Domestic Tranche B Revolving Loans and such Swing Line Lender's Pro Rata Share of the Tranche B Letter of Credit Usage for Company then in effect, may exceed such Swing Line Lender's Domestic Tranche B Revolving Loan Commitment, as the case may be; provided, however, that at any time Swing Line Lender may make, and Company may borrow, only one Type of Swing Line Loan; provided further that Swing Lender may not make, and Company may not borrow, Tranche A Swing Line Loans so long as an amount equal to the applicable Minimum Amount with respect to Tranche B Revolving Loan Commitments remains outstanding. The original amount of the Tranche A Swing Line Loan Commitment is $5,000,000 and the original amount of the Tranche B Swing Line Loan Commitment is $5,000,000; provided that any reduction of the Domestic Tranche A Revolving Loan Commitments or Tranche B Revolving Loan Commitments, as the case may be, made pursuant to subsection 2.4A(iii), 2.4B(ii) or 2.4B(iii) which reduces the aggregate Domestic Tranche A Revolving Loan Commitments or Tranche B Revolving Loan Commitments, respectively, to an amount less than the then current amount of the Tranche A Swing Line Loan Commitment or Tranche B Swing Line Loan Commitment, respectively, shall result in an automatic corresponding reduction of the Tranche A Swing Line Loan Commitment or Tranche B Swing Line Loan Commitment, respectively, to the amount of the Domestic Tranche A Revolving Loan Commitments, as so reduced, or the Tranche B Revolving Loan Commitments, as so reduced, respectively, without any further action on the part of Company, Administrative Agent or the Swing Line Lender. Each Swing Line Loan Commitment shall expire on the Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that each Swing Line Loan Commitment shall expire immediately and without further action on November 19, 1999 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Commitment Termination Date.

     Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitments shall be subject to the limitations that:

          (1) in no event shall the Total Utilization of Tranche A Revolving Commitments for Company exceed (x) the Maximum Tranche A Revolving Loan Commitments then in effect or (y) the Tranche A Borrowing Base then in effect;

          (2) in no event shall (x) the Total Utilization of Tranche B Revolving Loan Commitments for Company exceed the Maximum Tranche B Revolving Loan Commitments for Company then in effect, and (y) the Total Utilization of Tranche B Revolving Commitments for all Borrowers exceed (i) the Maximum Tranche B Revolving Loan Commitments for all Borrowers then in effect or the Tranche B Borrowing Base then in effect; and

          (3) in no event shall the Dollar Equivalent of the sum of (x) the aggregate principal amount of all outstanding Tranche B Revolving Loans made to Company (other than Tranche B Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans, or reimbursing the applicable Issuing Lender for any amount drawn under any Tranche B Letter of Credit but not yet so applied) plus (y) the aggregate principal amount of all outstanding Tranche B Swing Line Loans made to Company, exceed the Tranche B Revolving Loan Suballocation for Company then in effect.

     With respect to Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 12:00 P.M. (New York time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting the Domestic Tranche A Lenders or Tranche B Lenders, as the case may be, to make Domestic Tranche A Revolving Loans or Tranche B Revolving Loans, as the case may be, that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests such applicable Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by such Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of such Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of such Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of such Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's applicable outstanding Revolving Loans and shall be due under the applicable Revolving Note of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of such Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by the applicable Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full such Refunded

Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all applicable Lenders in the manner contemplated by subsection 10.5.

     If for any reason (a) the applicable Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the applicable Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each applicable Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the applicable Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each applicable Lender shall deliver to Swing Line Lender an amount equal to its respective participation in Same Day Funds at the Funding and Payment Office. In the event any such applicable Lender fails to make available to Swing Line Lender the amount of such applicable Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such applicable Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other applicable Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other applicable Lender its Pro Rata Share of such payment.

     Anything contained herein to the contrary notwithstanding, each applicable Lender's obligation to make the applicable Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each applicable Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such applicable Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or
(e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each applicable Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

     B. BORROWING MECHANICS.

     (i) Minimum Amounts. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by a Swing Line Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount equal to the applicable Minimum Amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount equal to the applicable Minimum Amount.

     (ii) Notice of Borrowing. Whenever a Borrower desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing (1) no later than 12:00 Noon (London time) at least three Business Days in advance of the proposed Funding Date in the case of an Offshore Rate Loan or (2) no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed Funding Date in the case of a Revolving Loan made as a Base Rate Loan. Whenever a Borrower desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 1:30 P.M. (Chicago time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the Borrower, (ii) the proposed Funding Date (which shall be a Business Day), (iii) the amount and Type of Loans requested,
(iv) in the case of Swing Line Loans and any Loans made on the Effective Date, that such Loans shall be Base Rate Loans, (v) in the case of (x) any Domestic Tranche A Revolving Loans or (y) any Domestic Tranche B Revolving Loans not made on the Effective Date, whether such Loans shall be Base Rate Loans or Offshore Rate Loans, (vi) in the case of any Tranche B Revolving Loans other than Domestic Tranche B Revolving Loans made after the Effective Date, that such Loans shall be Offshore Rate Loans, (vii) in the case of any Revolving Loans requested to be made as Offshore Rate Loans, the initial Interest Period requested therefor, and (viii) the Applicable Currency the Loan is to be made in.

     (iii) Continuation/Conversion. (a) Term Loans and Revolving Loans denominated in Dollars may be continued as or converted into Base Rate Loans and Offshore Rate Loans and (b) Term Loans and Revolving Loans denominated in an Offshore Currency may be continued as Offshore Rate Loans and may not be converted into Base Rate Loans, in each case in the manner provided in subsection 2.2D.

     (iv) Telephonic Notice. In lieu of delivering the above-described Notice of Borrowing, a Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

     Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice such Borrower shall have effected Loans hereunder.

     (v) Certification of Certain Items. The applicable Borrower shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which such Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by such Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower, as of the applicable Funding Date, as to the matters to which such Borrower is required to certify in the applicable Notice of Borrowing.

     (vi) Offshore Rate Loans. Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for an Offshore Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower giving such notice shall be bound to make a borrowing in accordance therewith.

     C. DISBURSEMENT OF FUNDS.

          (i) Subject to this subsection 2.1C and subsection 2.1D,

          (a) all Domestic Term Loans under this Agreement shall be made by Domestic Tranche B Lenders simultaneously and proportionately to their respective Pro Rata Shares of Domestic Term Loan Commitments;

          (b) all UK Term Loans under this Agreement shall be made by UK Lenders simultaneously and proportionately to their respective Pro Rata Shares of UK Term Loan Commitments;

          (c) all Domestic Tranche A Revolving Loans under this Agreement shall be made by Domestic Tranche A Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Domestic Tranche A Revolving Loan Commitments;

          (d) all Domestic Tranche B Revolving Loans under this Agreement shall be made by Domestic Tranche B Lenders, respectively, simultaneously and proportionately to their respective Pro Rata Shares of the Domestic Tranche B Revolving Loan Commitments;

          (e) all UK Tranche B Revolving Loans under this Agreement shall be made by UK Lenders simultaneously and proportionately to their respective Pro Rata Shares of the UK Tranche B Revolving Loan Commitments;

          (f) all French Tranche B Revolving Loans under this Agreement shall be made by French Lenders simultaneously and proportionately to their respective Pro Rata Shares of the French Tranche B Revolving Loan Commitments; and


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

          (g) all Japanese Tranche B Revolving Loans under this Agreement shall be made by Japanese Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Japanese Tranche B Revolving Loan Commitments;

in each case it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make any Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

     (ii) Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each applicable Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each such Lender shall make the amount of its applicable Loan available to Administrative Agent, at the applicable Funding and Payment Office, not later than 12:00 Noon (Local Time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its applicable Swing Line Loan available to Administrative Agent not later than 3:00 P.M. (Chicago time) on the applicable Funding Date, in each case in Same Day Funds in the Applicable Currency, at the Funding and Payment Office. Except as provided in subsection 2.1A(iii) and subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Loans made on the Effective Date) and, subject to the provisions set forth in the immediately preceding paragraph, subsection 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by causing an amount of Same Day Funds in the Applicable Currency equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of such Borrower at the Funding and Payment Office.

     Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount in


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

the Applicable Currency to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

     D. THE REGISTER.

     (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (ii) Administrative Agent shall record in the Register the applicable Term Loan Commitment (if any) and applicable Revolving Loan Commitment and the applicable Term Loan (if any) and applicable Revolving Loans from time to time of each Lender, the applicable Swing Line Loan Commitment and the applicable Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the applicable Term Loan (if any) or applicable Revolving Loans of each Lender or the applicable Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or any Borrower's Obligations in respect of any applicable Loans.

     (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of the applicable Term Loan (if any) and each applicable Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on each applicable Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Lender's Commitments or any Borrower's Obligations in respect of any applicable Loans; and provided further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

     (iv) Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or


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

consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

     (v) Each Borrower hereby designates BTCo to serve as such Borrower's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and each Borrower hereby agrees that, to the extent BTCo serves in such capacity, BTCo and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

     E. NOTES. Each Borrower shall execute and deliver on the Effective Date (i) to each applicable Lender (or to Administrative Agent for that Lender) (a) a Term Note, substantially in the form of Exhibit IV annexed hereto, to evidence that Lender's Term Loans, in the principal amount of that Lender's applicable Term Loan and with other appropriate insertions, (b) a Tranche A Revolving Note, substantially in the form of Exhibit V annexed hereto, to evidence that Lender's Tranche A Revolving Loans, in the principal amount of that Lender's applicable Domestic Tranche A Revolving Loan Commitments and with other appropriate insertions and (c) a Tranche B Revolving Note, substantially in the form of
Exhibit VI annexed hereto to evidence that Lender's Tranche B Revolving Loans, in the principal amount of that Lender's applicable Tranche B Revolving Loan Commitments and with other appropriate insertions and (ii) to Swing Line Lender (or to Administrative Agent for that Lender) a Swing Line Note with respect to the Domestic Tranche A Revolving Loan Commitments and a Swing Line Note with respect to the Tranche B Revolving Loan Commitments, in each case substantially in the form of Exhibit VII annexed hereto, to evidence Swing Line Lender's Tranche A Swing Line Loans and Tranche B Swing Line Loans, respectively, in the principal amount of the Tranche A Swing Line Loan Commitment and Tranche B Swing Line Loan Commitment, respectively, and with other appropriate insertions.

     F. SPECIAL PROVISIONS GOVERNING OFFSHORE CURRENCY LOANS AND OFFSHORE CURRENCY LETTERS OF CREDIT. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Offshore Currency Loans and to Letters of Credit denominated in a currency other than Dollars, in each case as to the matters covered:

          (i) Calculation of Dollar Equivalent Amount of Offshore Currency Loans and Foreign Currency Letters of Credit. For purposes of determining (1) whether the Total Utilization of Tranche B Revolving Loan Commitments exceeds the Maximum Tranche B Revolving Loan Commitments then in effect,
     (2) the Letter of Credit Usage, or (3) whether the aggregate Total Utilization of the Tranche B Revolving Loans and the Total Outstanding Term Loans exceeds the MaximumTerm Loan Commitment then in effect, Administrative Agent shall determine the Dollar Equivalent amounts with respect to any Revolving Loans that are Offshore Currency Loans and with respect to any Letters of Credit denominated in a currency other than Dollars (a) at the time a Notice of Allocation is given, (b) on the first Business Day of each month of each calendar year, and (c) at such other dates as Administrative Agent may reasonably require (each such date under


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

     clauses (a) - (c) being a "COMPUTATION DATE"). Administrative Agent shall determine the Dollar Equivalent amount for a particular Revolving Loan at the time a Notice of Borrowing or a Notice of Conversion/Continuation is given with respect to such Revolving Loan and for a particular Letter of Credit at the time a Request for Issuance of Letter of Credit is given with respect to such Letter of Credit.

          (ii) European Union. The EU has introduced a single currency (the "EURO") and has initiated the process of substituting the Euro for the national currencies of the member states participating in the EU. On the date on which any Offshore Currency is replaced by the Euro, it is hereby acknowledged and agreed that "Sterling," "Francs" and "Marks," each as defined herein, shall include the Euro and that conversion of any outstanding Loans denominated in such Offshore Currency into the Euro shall take effect; provided that the original Offshore Currency shall be retained for so long as legally permissible; provided further that any such conversion shall be based on the rate of conversion officially fixed by the EU on the date the Euro replaces the applicable Offshore Currency. Notwithstanding anything contained herein to the contrary, none of the introduction of the Euro, the substitution of such currency for any Offshore Currency, the fixing of such official rate of conversion nor any economic consequences that arise from any of the aforementioned events or otherwise in connection with the EU shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claims for compensation.

2.2 INTEREST ON THE LOANS.

     A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or to the Adjusted Offshore Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount hereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by the Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or a Revolving Loan denominated in Dollars is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate. If on any day a Term Loan or a Revolving Loan denominated in an Offshore Currency is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then such Loan


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

shall bear interest determined by reference to the Offshore Rate Loan with an Interest Period of, and the applicable Interest Period shall be deemed to be, one month.

     Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and Revolving Loans shall bear interest through maturity as follows:

          (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Base Rate Margin; or

          (b) if an Offshore Rate Loan, then at the sum of the Adjusted Offshore Rate plus the Applicable Offshore Rate Margin.

     Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Base Rate Margin.

     B. INTEREST PERIODS. In connection with each Offshore Rate Loan, a Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Borrower's option, either a one, two, three or six month period; provided that:

          (i) the initial Interest Period for any such Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as an Offshore Rate Loan or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to an Offshore Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to an Offshore Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Term Loans and no Interest period with respect to any portion of the Revolving Loans shall extend beyond the Commitment Termination Date;


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

          (vi) no Interest Period with respect to any portion of the Term Loans of any Borrower shall extend beyond a date on which such Borrower is required to make a scheduled payment of principal of the Term Loans of such Borrower unless the sum of (a) the aggregate principal amount of Term Loans of such Borrower that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans of such Borrower that are Offshore Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans of such Borrower on such date;

          (vii) no Interest Period with respect to any portion of the Domestic Tranche A Revolving Loans shall extend beyond the date on which a permanent reduction of the Domestic Tranche A Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Domestic Tranche A Revolving Loans that are Base Rate Loans plus (b) the aggregate principal amount of Domestic Tranche A Revolving Loans that are Offshore Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Domestic Tranche A Revolving Loan Commitments then in effect over the aggregate principal amount of Domestic Tranche A Revolving Loans then outstanding equals or exceeds the permanent reduction of the Domestic Tranche A Revolving Loan Commitments that is scheduled to occur on such date;

          (viii) there shall be no more than twelve (12) Interest Periods for any Borrower outstanding at any time; and

          (ix) in the event a Borrower fails to specify an Interest Period for any Offshore Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month.

     C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

     D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, a Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans denominated in Dollars equal to the Minimum Amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (ii) upon the expiration of any Interest Period applicable to any Offshore Rate Loan to continue all or any portion of such Loan equal to the Minimum Amount as an Offshore Rate Loan; provided, however, that any Offshore Rate Loan denominated in Dollars may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; provided further that Revolving Loans denominated in an Offshore Currency may not be converted into Base Rate Loans and that Loans denominated in one currency may not be converted into Loans denominated in another currency.

     A Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (Local Time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion of an Offshore Rate Loan denominated in Dollars to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, an Offshore Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/ continuation date (which shall be a Business Day), (ii) the amount and Type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, an Offshore Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, an Offshore Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, a Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

     Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit said notice by telefacsimile or telephone to each applicable Lender.

     Neither Administrative Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice any Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, an Offshore Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

     E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in


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

any proceeding under the Bankruptcy Code) payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     F. COMPUTATION OF INTEREST. Interest on the Loans (other than Loans denominated in Sterling) shall be computed on the basis of a 360-day year and interest on Loans denominated in Sterling shall be computed on the basis of a 365-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, (i) the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from an Offshore Rate Loan, the date of conversion of such Offshore Rate Loan to such Base Rate Loan shall be included, and (ii) the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to an Offshore Rate Loan, the date of conversion of such Base Rate Loan to such Offshore Rate Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, no interest shall be paid on that Loan.

     G. EFFECTIVE GLOBAL RATE. For the purposes of Articles L 313-1 to L 313-6 of the French Code de la Consummation, the parties acknowledge that the taux effectif global for Offshore Rate Loans denominated in Francs may only be determined during the course of the Offshore Rate Loans denominated in Francs. By way of example, the taux effectif global applicable on November 19, 1999, taking into account the fees, commissions and expenses which are payable or estimated to be payable by Goss France and assuming a base interest rate of 3.50563% per annum (being the Adjusted Offshore Rate for Francs for a period of three months) if the French Revolving Loan Commitment were fully drawn from the Effective Date to the Commitment Termination Date, would be 6.106% per annum and the taux de periode would be 1.5265% for a period of three months.

2.3 FEES.

     A. COMMITMENT FEES.

     (i) Company. Company agrees to (1) pay to Administrative Agent in Dollars, for distribution to each Domestic Tranche A Lender in proportion to that Lender's Pro Rata Share of the Domestic Tranche A Revolving Loan Commitment, commitment fees for the period from and including the Effective Date to and excluding the Commitment Termination Date in an amount equal to (x) the average of the daily excess of the Domestic Tranche A Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Domestic Tranche A Revolving Loans (but not any outstanding Tranche A Swing Line Loans) plus (ii) the Tranche A Letter of Credit Usage of Company multiplied by (y) 0.500%, and
(2) pay to Administrative Agent in Dollars, for distribution to each Domestic Tranche B Lender in


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

proportion to that Lender's Pro Rata Share of the Domestic Tranche B Revolving Loan Commitment, commitment fees for the period from and including the Effective Date to and excluding the Commitment Termination Date in an amount equal to (x) the average of the daily excess of the Domestic Tranche B Revolving Loan Commitments over the sum of (i) the Dollar Equivalent of the aggregate principal amount of outstanding Domestic Tranche B Revolving Loans (but not any outstanding Tranche B Swing Line Loans) plus (ii) the Tranche B Letter of Credit Usage of Company multiplied by (y) 0.500%.

     (ii) Goss UK. Goss UK agrees to pay to Administrative Agent in Dollars, for distribution to each UK Lender in proportion to that Lender's Pro Rata Share of the UK Tranche B Revolving Loan Commitment, commitment fees for the period from and including the Effective Date to and excluding the Commitment Termination Date in an amount equal to (x) the average of the daily excess of the UK Tranche B Revolving Loan Commitments over the sum of (i) the Dollar Equivalent of the aggregate principal amount of outstanding UK Tranche B Revolving Loans plus (ii) the Tranche B Letter of Credit Usage of Goss UK multiplied by (y) 0.500%.

     (iii) Goss France. Goss France agrees to pay to Administrative Agent in Dollars, for distribution to each French Lender in proportion to that Lender's Pro Rata Share of the French Tranche B Revolving Loan Commitment, commitment fees for the period from and including the Effective Date to and excluding the Commitment Termination Date in an amount equal to (x) the average of the daily excess of the French Tranche B Revolving Loan Commitments over the sum of (i) the Dollar Equivalent of the aggregate principal amount of outstanding French Tranche B Revolving Loans plus (ii) the Tranche B Letter of Credit Usage of Goss France multiplied by (y) 0.500%.

     (iv) Goss Japan. Goss Japan agrees to pay to Administrative Agent in Dollars, for distribution to each Japanese Lender in proportion to that Lender's Pro Rata Share of the Japanese Tranche B Revolving Loan Commitment, commitment fees for the period from and including the Effective Date to and excluding the Commitment Termination Date in an amount equal to (x) the average of the daily excess of the Japanese Tranche B Revolving Loan Commitments over the sum of (i) the Dollar Equivalent of the aggregate principal amount of outstanding Japanese Tranche B Revolving Loans plus (ii) the Tranche B Letter of Credit Usage of Goss Japan multiplied by (y) 0.500%.

     (v) Calculation. Such commitment fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and be payable quarterly in arrears on each date that is three Business Days after each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Effective Date, and on the Commitment Termination Date. For purposes of calculating commitment fees under this subsection 2.3A, the Dollar Equivalent amount of the aggregate principal amount of any outstanding Offshore Currency Loans shall be determined based upon the Exchange Rate as of March 31, June 30, September 30 or December 31, as the case may be, of each year with respect to such Offshore Currency Loan. Administrative Agent shall provide to Borrowers on each first

Business Day after each March 31, June 30, September 30 and December 31 of each year a report specifying the commitment fees payable by each Borrower and including the calculations of such commitment fees and the Exchange Rate used, and Borrowers shall pay such commitment fees no later than two Business Days after delivery of such report.

     B. FACILITY FEES. Company hereby agrees to pay to Administrative Agent, on the Effective Date, for distribution to each Domestic Tranche A Lender as set forth on Schedule 2.1 annexed hereto, facility fees in the aggregate amount of $3,750,000.

     C. OTHER FEES. Each Borrower agrees to pay to Administrative Agent such other fees in the amounts and at the times separately agreed upon between such Borrower and Administrative Agent.

2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

     A. SCHEDULED PAYMENTS OF TERM LOANS AND SCHEDULED REDUCTIONS OF DOMESTIC TRANCHE A REVOLVING LOAN COMMITMENTS.

     (i) Scheduled Payments of Domestic Term Loans. Company shall make principal payments on the Domestic Term Loans in installments on the dates and in the amounts set forth below:

              DATE                                       SCHEDULED REPAYMENT OF
              ----                                       ----------------------
                                                            DOMESTIC TERM LOANS
                                                            -------------------
     December 31, 2002                                           $5,000,000
     March 31, 2003                                              $5,000,000
     June 30, 2003                                               $5,000,000
     September 30, 2003                                         $116,243,580
                                                                ============
     TOTAL                                                      $131,243,580

; provided that the scheduled installments of principal of the Domestic Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided further that the Domestic Term Loans and all other amounts owed hereunder with respect to the Domestic Term Loans shall be paid in full no later than the Commitment Termination Date, and the final installment payable by Company in respect of the Domestic Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Domestic Term Loans.

     (ii) Scheduled Payments of UK Term Loans. Goss UK shall pay in full the UK Term Loans and all other amounts owed hereunder with respect to the UK Term Loans no later than the Commitment Termination Date.

     (iii) Scheduled Reductions of Domestic Tranche A Revolving Loan Commitments. The Domestic Tranche A Revolving Loan Commitments shall be permanently reduced on the dates and in the amounts set forth below:

             DATE                             SCHEDULED REDUCTION OF DOMESTIC
             ----                             -------------------------------
                                           TRANCHE A REVOLVING LOAN COMMITMENTS
                                           ------------------------------------
     March 31, 2002                                     $6,250,000
     June 30, 2002                                      $6,250,000
     September 30, 2002                                 $6,250,000
     December 31, 2002                                  $6,250,000
     March 31, 2003                                     $6,250,000
     June 30, 2003                                      $6,250,000
     September 30, 2003                                $12,500,000
                                                       ===========
     TOTAL                                             $50,000,000

; provided that the scheduled reductions of the Domestic Tranche A Revolving Loan Commitments set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Domestic Tranche A Revolving Loan Commitments in accordance with subsection 2.4B(iv).

     B. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

     (i) Voluntary Prepayments. Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount equal to the applicable Minimum Amount. Each Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Offshore Rate Loans, in each case given to Administrative Agent by 12:00 Noon (Local Time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount equal to the applicable Minimum Amount; provided, however, that an Offshore Rate Loan may not be prepaid prior to the expiration of the Interest Period applicable thereto unless such


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

Borrower pays to each Lender all such amounts as are payable pursuant to subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

     (ii) Voluntary Reductions of Revolving Loan Commitments. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice such Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Commitments with respect to all Borrowers; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount equal to the applicable Minimum Amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of such Revolving Loan Commitments shall be effective on the date specified in such notice and shall reduce such Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

     (iii) Mandatory Prepayments of Loans and Mandatory Reductions of Revolving Loan Commitments. The Loans shall be prepaid, and the Revolving Loan Commitments shall be permanently reduced (unless otherwise specified below), in the amounts and under the circumstances set forth below, all such prepayment and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

          (a) Prepayments and Reductions from Net Asset Sale Proceeds. No later than the first Business Day following the date of receipt by any Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, (1) such Borrower shall prepay its Loans and/or such Borrower's Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Asset Sale Proceeds, and (2) to the extent that any such Net Asset Sale Proceeds remain after the applications required pursuant to the foregoing clause (1), such Borrower shall cause the excess of such Net Asset Sale Proceeds to be applied to prepay the remaining outstanding Loans of all other Borrowers and/or the Revolving Loan Commitments of all other Borrowers shall be permanently reduced, in each case on a pro rata basis (in accordance with the respective outstanding amount of Revolving Loan Commitments).

          (b) Prepayments and Reductions from Net Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Administrative Agent or by any Borrower or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan

     Commitments pursuant to the provisions of subsection 6.4C, (1) such Borrower shall prepay its Loans and/or such Borrower's Revolving Loan Commitments shall be permanently reduced, in an aggregate amount equal to 100% of such Net Insurance/Condemnation Proceeds, and (2) to the extent that any such Net Insurance/Condemnation Proceeds remain after the applications required pursuant to the foregoing clause (1), such Borrower shall cause the excess of such Net Insurance/ Condemnation Proceeds to be applied to prepay the remaining outstanding Loans of all other Borrowers and/or the Revolving Loan Commitments of all other Borrowers shall be permanently reduced, in each case on a pro rata basis (in accordance with the respective outstanding amount of Revolving Loan Commitments).

          (c) Prepayments and Reductions Due to Reversion of Surplus Assets of Pension Plans. On the date of return to any Borrower or any of its Subsidiaries of any surplus assets of any pension plan of such Borrower or any of its Subsidiaries, (1) such Borrower shall prepay its Loans and/or such Borrower's Revolving Loan Commitments shall be permanently reduced in an aggregate amount (such amount being the "NET REVERSION AMOUNT") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof, and (2) to the extent that any such Net Reversion Amount remains after the applications required pursuant to the foregoing clause
     (1), such Borrower shall cause the excess of such Net Reversion Amount to be applied to prepay the remaining outstanding Loans of all other Borrowers and/or the Revolving Loan Commitments of all other Borrowers shall be permanently reduced, in each case on a pro rata basis (in accordance with the respective outstanding amount of Revolving Loan Commitments).

          (d) Prepayments and Reductions Due to Issuance of Equity Securities. No later than the first Business Day following the date of receipt by New Holdings or Company of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith, including reasonable legal fees and expenses, being the "NET EQUITY PROCEEDS") from the issuance of any equity Securities of New Holdings or Company (other than proceeds from New Holdings Common Stock issued to officers and employees of Company and its Subsidiaries pursuant to option plans or other similar plans or agreements adopted by New Holdings' Board of Directors), (1) Company shall prepay its Loans and/or Company's Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Equity Proceeds, and (2) to the extent that any such Net Equity Proceeds remain after the applications required pursuant to the foregoing clause (1), Company shall cause such remaining Net Equity Proceeds to be applied to prepay the remaining outstanding Loans of all other Borrowers and/or the Revolving Loan Commitments of all other Borrowers shall be permanently reduced, in each case on a pro rata basis (in accordance with the respective outstanding amount of Revolving Loan Commitments). In the case of the receipt by New Holdings of such Net Equity Proceeds from the issuance of any equity Securities of New Holdings, Company shall cause New Holdings to immediately contribute such Net Equity Proceeds to Company and Company shall apply such Net Equity Proceeds pursuant to this subsection 2.4B(iii)(d) as though initially received by Company from the issuance of its own equity Securities; provided, however, that the Net Equity Proceeds from the Stonington Equity Contribution shall be excluded from the provisions of this subsection 2.4B(iii)(d).

          (e) Prepayments and Reductions Due to Issuance of Debt Securities. No later than the first Business Day following the date of receipt by any Borrower or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being the "NET DEBT Proceeds") from the issuance of any debt Securities of New Holdings, such Borrower or any such Subsidiary, (1) such Borrower shall prepay its Loans and/or such Borrower's Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Debt Proceeds, and (2) to the extent that such Net Debt Proceeds remain after the applications required pursuant to the foregoing clause, such Borrower shall cause the excess of such Net Debt Proceeds to be applied to prepay the remaining outstanding Revolving Loans of all other Borrowers and/or the Revolving Loan Commitments of all other Borrowers shall be permanently reduced in each case on a pro rata basis (in accordance with the respective outstanding amount of Revolving Loan Commitments). In the case of the receipt by New Holdings of such Net Debt Proceeds from the issuance of any debt Securities of New Holdings, New Holdings shall immediately contribute such Net Debt Proceeds to Company and Company shall apply such Net Debt Proceeds pursuant to this subsection 2.4B(iii)(e) as though initially received by Company from the issuance of its own debt Securities.

          (f) Prepayments from Net Settlement Proceeds. No later than the first Business Day following the date of receipt by Agent or by any Borrower or any of its Subsidiaries of any Net Settlement Proceeds, (1) such Borrower shall prepay its Loans in an aggregate amount equal to 100% of such Net Settlement Proceeds, and (2) to the extent that any such Net Settlement Proceeds remain after the applications required pursuant to the foregoing clause (1), such Borrower shall cause the excess of such Net Settlement Proceeds to be applied to prepay the remaining outstanding Loans of all other Borrowers on a pro rata basis (in accordance with the respective outstanding amount of Revolving Loan Commitments). No reductions of Revolving Loan Commitments shall be due in respect of receipts of Net Settlement Proceeds.

          (g) Prepayments and Reductions from Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2002), Company shall, no later than 100 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow.

          (h) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections

     2.4B(iii)(a)-(e) and (g), Borrower shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, the applicable Net Reversion Amount, Net Equity Proceeds or Net Debt Proceeds (as such terms are defined in subsections 2.4B(iii)(c), (d) and (e)) or the Net Settlement Proceeds or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Borrower shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Borrower shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

          (i) Prepayments Due to Restrictions of Revolving Loan Commitments. Company shall from time to time promptly (x) prepay first its Swing Line Loans and second its Revolving Loans and/or (y) cash collateralize its outstanding Letters of Credit, and each Goss UK, Goss France and Goss Japan shall from time to time promptly (x) prepay its Revolving Loans and/or (y) cash collateralize its outstanding Letters of Credit, in each case to the extent necessary (1) so that the Total Utilization of Tranche A Revolving Loan Commitments and Total Utilization of Tranche B Revolving Loan Commitments shall not exceed the Maximum Tranche A Revolving Loan Commitments and Maximum Tranche B Revolving Loan Commitments, respectively, then in effect and/or (2) to give effect to the limitations set forth in subsection 2.1A(ii)(d) and the second paragraph of subsection 2.1A(iii).

          (j) Prepayments Due to Currency Fluctuations.

          (1) If on any Computation Date Administrative Agent shall have determined that the Total Utilization of Tranche B Revolving Loan Commitments exceeds the Maximum Tranche B Revolving Loan Commitments (whether for a particular Borrower or all Borrowers) because of a change in applicable rates of exchange between Dollars and Offshore Currencies, then Administrative Agent shall give notice to the applicable Borrower(s) that a prepayment is required under this subsection 2.4B(iii)(j)(1), and (I) in the case of Company, Company shall promptly (x) prepay first its Swing Line Loans and second its Tranche B Revolving Loans and/or (y) cash collateralize its outstanding Tranche B Letters of Credit, and (II) in the case of a Borrower other than Company, such Borrower shall promptly (x) prepay its Tranche B Revolving Loans and/or (y) cash collateralize its outstanding Tranche B Letters of Credit, in each case to the extent necessary so that the Total Utilization of Tranche B Revolving Loan Commitments shall not exceed the Maximum Tranche B Revolving Loan Commitments (whether for such Borrower or all Borrowers) then in effect.


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

          (2) If on any Computation Date Administrative Agent shall have determined that the Total Outstanding Term Loans exceeds the Maximum Term Loan Commitments, (whether for the Company or Goss UK or both) because of a change in applicable rates of exchange between Dollars and Offshore Currencies, then Administrative Agent shall give notice to the applicable Borrower(s) that a prepayment is required under this subsection 2.4B(iii)(j)(2), and each affected Borrower shall promptly prepay its Term Loans, in each case to the extent necessary so that the Total Outstanding Term Loans shall not exceed the Maximum Term Loan Commitments (whether for such Borrower or all Borrowers) then in effect.

          (k) Prepayments of Domestic Tranche A Revolving Loans Due to Availability of Tranche B Revolving Loan Commitments. Company shall from time to time prepay first its Tranche A Swing Line Loans and second its Domestic Tranche A Revolving Loans in the event that an equivalent amount or more of Tranche B Revolving Loan Commitments becomes available.

          (l) Reductions of Revolving Loan Commitments Not Limited to Amount of Revolving Loans Outstanding. The amount of any required reduction of the Revolving Loan Commitments pursuant to any provision of this subsection 2.4B(iii) shall not be affected by the fact that the outstanding principal amount of Revolving Loans at the time of such reduction is less than the amount of such reduction.

          (iv) Application of Prepayments.

          (a) Application of Voluntary Prepayments by Type of Loans. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied (x) in the case of Company, first to repay Company's outstanding Swing Line Loans to the full extent thereof, second to repay Company's outstanding Domestic Tranche A Revolving Loans to the full extent thereof, third to repay Company's outstanding Domestic Tranche B Revolving Loans to the full extent thereof, and fourth to repay Company's outstanding Domestic Term Loans to the full extent thereof, or (y) in case of any Borrower other than Company, first to repay such Borrower's outstanding Tranche B Revolving Loans to the full extent thereof, and second to repay such Borrower's outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Term Loans of each Borrower set forth in subsections 2.4A(i) and 2.4A(ii) that is unpaid at the time of such prepayment.

          (b) Application of Mandatory Prepayments by Type of Loans. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(h) shall be applied, (x) in the case of Company, first to prepay the Swing

     Line Loans to the full extent thereof and to permanently reduce the applicable Revolving Loan Commitments by the amount of such prepayments, second, to the extent of any remaining portion of the Applied Amount, to prepay the Domestic Tranche A Revolving Loans to the full extent thereof and to further permanently reduce the Domestic Tranche A Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of the Applied Amount, to prepay the Domestic Tranche B Revolving Loans to the full extent thereof and to further permanently reduce the Domestic Tranche B Revolving Loan Commitments then in effect by the amount of such prepayment, fourth, to the extent of any remaining portion of the Applied Amount, to prepay the Domestic Term Loans to the full extent thereof, fifth, to the extent of any remaining portion of the Applied Amount, to prepay on a pro rata basis the UK Tranche B Revolving Loans, the French Tranche B Revolving Loans and the Japanese Tranche B Revolving Loans to the full extent thereof and to further permanently reduce on a pro rata basis the UK Tranche B Revolving Loan Commitments, the French Tranche B Revolving Loan Commitments and the Japanese Tranche B Revolving Loan Commitments then in effect by the amount of such prepayment, and sixth, to the extent of any remaining portion or the Applied Amount, to prepay the UK Term Loans to the full extent thereof, and (y) in the case of any Borrower other than Company, first to prepay the Tranche B Revolving Loans of that Borrower to the full extent thereof and to further permanently reduce the Tranche B Revolving Loan Commitments of that Borrower by the amount of such prepayment, second, to the extent of any remaining portion of the Applied Amount, to prepay the Term Loans, if any, of that Borrower to the full extent thereof, third, to the extent of any remaining portion of the Applied Amount, to prepay the Domestic Tranche A Revolving Loans of Company to the full extent thereof and to further permanently reduce the Domestic Tranche A Revolving Loan Commitments of Company then in effect by the amount of such prepayment, fourth, to the extent of any remaining portion of the Applied Amount, to prepay on a pro rata basis the Tranche B Revolving Loans of each of the other Borrowers to the full extent thereof and to further reduce on a pro rata basis the Tranche B Revolving Loan Commitments of each of the other Borrowers then in effect by the amount of such prepayment, and fifth, to the extent of any remaining portion of the Applied Amount, to prepay the Domestic Term Loans of Company to the full extent thereof.

          (c) Application of Mandatory Prepayments of Term Loans to the Scheduled Installments of Principal Thereof. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsections 2.4A(i) and 2.4A(ii) in inverse order of maturity.

          (d) Application of Prepayments to Base Rate Loans and Offshore Rate Loans. Considering Term Loans and Revolving Loans being prepaid separately, any prepayment of thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Offshore Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D.

          (e) Application of Unscheduled Reductions of Domestic Tranche A Revolving Loan Commitments. Any voluntary reduction of the Domestic Tranche A Revolving Loan Commitments pursuant to subsection 2.4B(ii) shall be applied to reduce the scheduled reductions of the Domestic Tranche A Revolving Loan Commitments set forth in subsection 2.4A(iii) in forward chronological order. Any mandatory reduction of the Domestic Tranche A Revolving Loan Commitments pursuant to subsection 2.4B(iii) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled reduction of the Domestic Tranche A Revolving Loan Commitments set forth in subsection 2.4A(iii) that is remaining at the time of such mandatory reduction in inverse order of maturity.

     C. GENERAL PROVISIONS REGARDING PAYMENTS.

     (i) Manner and Time of Payment. Borrowers shall make all payments in respect of any Loan denominated in an Applicable Currency in the same Applicable Currency. All payments by Borrower of (x) principal and interest in respect of Loans hereunder and under any Notes shall be made in the same Applicable Currency as incurred, and (y) except as may be otherwise provided elsewhere in this Agreement, all fees and all other Obligations hereunder and under any Notes shall be made in Dollars (amounts denominated in a currency other than Dollars shall be converted into Dollars by reference to the applicable Exchange Rate), in each case in Same Day Funds and without defense, setoff, counterclaim or other deduction, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (Local Time) on the date due to the applicable Funding and Payment Office. Funds received by Administrative Agent after the times specified above on the due dates specified above shall be deemed to have been paid by Borrowers on the next succeeding Business Day. Each Borrower hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

     (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

     (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to such Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to the applicable Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/ Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Offshore Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

     (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment or Letter of Credit fees hereunder, as the case may be.

     (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of any Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5 USE OF PROCEEDS.

     A. TERM LOANS. The obligations of the Borrowers under the Existing Credit Agreement (including the Existing Letters of Credit) shall be continued as and/or converted into Domestic Term Loans in an aggregate principal amount of $131,243,580, UK Term Loans in an aggregate principal amount of $18,756,420 and Tranche B Revolving Loans and Tranche B Letters of Credit in an aggregate principal amount of $50,000,000.

     B. REVOLVING LOANS; SWING LINE LOANS. Up to $50,000,000 of the Tranche B Revolving Loan Commitments shall be used by Borrowers on the Effective Date in connection with the continuation and/or conversion of the obligations of the Borrowers under the Existing Credit Agreement (including the Existing Letters of Credit) into Tranche B Revolving Loans and Tranche B Letters of Credit hereunder. The proceeds of any other Revolving Loans and Swing Line Loans shall be used for working capital and general corporate purposes, which may include without limitation the making of intercompany loans to any of Company's wholly-owned Subsidiaries for their own working capital and general corporate purposes in accordance with subsection 7.1(iii).

     C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, or to violate any other similar or comparable laws of the UK, France or Japan in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6 SPECIAL PROVISIONS GOVERNING OFFSHORE RATE LOANS.

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Offshore Rate Loans as to the matters covered:

     A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 11:00 A.M. (London time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Offshore Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each applicable Lender.

     B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Offshore Rate Loans that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Offshore Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each applicable Lender, of such determination, whereupon (i) no Loans may be made as, or converted to, Offshore Rate Loans until such time as Administrative Agent notifies such Borrower and such Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by a Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

     C. ILLEGALITY OR IMPRACTICABILITY OF OFFSHORE RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and Administrative Agent) that the making, maintaining or continuation of its Offshore Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and Administrative Agent of such determination (which


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notice Administrative Agent shall promptly transmit to each other applicable
Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Offshore Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to an Offshore Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Offshore Rate Loans (the "AFFECTED LOANS"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into applicable Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to an Offshore Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other applicable Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Offshore Rate Loans in accordance with the terms of this Agreement.

     D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. A Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Offshore Rate Loans, and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Offshore Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Offshore Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment or other principal payment or any conversion of any of its Offshore Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Offshore Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower in the repayment of its Offshore Rate Loans when required by the terms of this Agreement.

     E. BOOKING OF OFFSHORE RATE LOANS. Any Lender may make, carry or transfer Offshore Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.


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     F. ASSUMPTIONS CONCERNING FUNDING OF OFFSHORE RATE LOANS. Calculation of
all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A (as fully set forth in Annex A) shall be made as though that Lender had actually funded each of its relevant Offshore Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause
(i) of the definition of Adjusted Offshore Rate in an amount equal to the amount of such Offshore Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender; provided, however, that each Lender may fund each of its Offshore Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. OFFSHORE RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrowers may elect to have an Offshore Rate Loan denominated in an Offshore Currency made or maintained as an Offshore Rate Loan, (ii) Borrowers may not elect to have a Base Rate Loan denominated in Dollars converted to an Offshore Rate Loan, after the expiration of any Interest Period then in effect for that Loan, (iii) Borrowers may not elect to have an Offshore Rate Loan denominated in Dollars maintained as an Offshore Rate Loan, and such Loan shall be converted into a Base Rate Loan, and (iv) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by such Borrower.

2.7 INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

     Provisions regarding increased costs, taxes, and capital adequacy are set forth in Annex A attached hereto and such Annex A is incorporated herein by this reference.

2.8 OBLIGATIONS OF LENDERS AND ISSUING LENDERS TO MITIGATE; REPLACEMENT OF LENDERS.

     Provisions regarding obligations of Lenders and Issuing Lenders to mitigate are set forth in Annex B attached hereto and such Annex B is incorporated herein by this reference.

2.9  INDEMNIFYING LENDERS.

     Provisions regarding Indemnifying Lenders are set forth in Annex C attached hereto and such Annex C is incorporated herein by this reference.


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SECTION 3. LETTERS OF CREDIT

3.1  ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
     THEREIN.

     A. LETTERS OF CREDIT. In addition to Borrowers requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(ii) and that Swing Line Lender makes Swing Line Loans pursuant to subsection 2.1A(iii), Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Effective Date to but excluding the date which is (x) the fifth Business Day prior to the Commitment Termination Date (in the case of Standby Letters of Credit) and (y) the thirtieth Business Day prior to the Commitment Termination Date (in the case of Commercial Letters of Credit), that one or more Lenders issue Letters of Credit payable on a sight basis for the account of such Borrower for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrowers shall not request that any Lenders issue (and no Lender shall issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Tranche A Revolving Loan Commitments for Company would exceed (x) the Maximum Tranche A Revolving Loan Commitments then in effect or (y) the Borrowing Base then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance,
     (x) the Total Utilization of Tranche B Revolving Loan Commitments for all Borrowers would exceed the Maximum Tranche B Revolving Loan Commitments for all Borrowers then in effect, or (y) the Total Utilization of Tranche B Revolving Loan Commitments for any Borrower would exceed the Maximum Tranche B Revolving Loan Commitments for such Borrower then in effect;

          (iii) any Letter of Credit if, after giving effect to such issuance,
     (x) the Tranche A Letter of Credit Usage of Company plus the Tranche B Letter of Credit Usage of all Borrowers would exceed the Maximum Letter of Credit Amount, and (y) the Tranche B Letter of Credit Usage of any Borrower would exceed the Tranche B Letters of Credit Suballocation for such Borrower then in effect;

          (iv) any Standby Letter of Credit having an expiration date later than the earlier of (a) the date which is five (5) Business Days prior to the Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided further that such Issuing Lender shall elect not to extend such Standby Letter of


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     Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; or

          (v) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is thirty (30) Business Days prior to the Revolving Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion.

     B. MECHANICS OF ISSUANCE.

          (i) Request for Issuance. Whenever any Borrower desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Request for Issuance of Letter of Credit in the form of Exhibit III annexed hereto no later than 12:00 Noon (New York time) at least two (2) Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Request for Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the Type of Letter of Credit and whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit expressed in Dollars or in a currency other than Dollars, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, and (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents.

          Such Borrower shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent or one of its Affiliates is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which it is required to certify in the applicable Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit such Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which it is required to certify in the applicable Request for Issuance of Letter of Credit.

          (ii) Determination of Issuing Lender. Upon receipt by Administrative Agent of a Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent or one of its Affiliates elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrower, and Administrative Agent or such Affiliate shall be the Issuing Lender with respect thereto. In the event that Administrative Agent or one of its Affiliates, in the sole


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     discretion of the Administrative Agent or such Affiliate, elects not to issue such Letter of Credit, Administrative Agent shall promptly notify Borrower, whereupon Borrower may request any other applicable Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Request for Issuance of Letter of Credit. Any applicable Lender so requested to issue such Letter of Credit shall promptly notify Borrower and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such applicable Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other applicable Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent or its Affiliates not to issue such Letter of Credit, Administrative Agent or one of its Affiliates shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that (x) with respect to any such Tranche A Letter of Credit, the Tranche A Letter of Credit Usage with respect to such Tranche A Letter of Credit and with respect to all other Tranche A Letters of Credit issued by the Administrative Agent or one of its Affiliates, when aggregated with Administrative Agent's outstanding Domestic Tranche A Revolving Loans and Tranche A Swing Line Loans, may exceed Administrative Agent's Domestic Tranche A Revolving Loan Commitments for such Borrower then in effect, or (y) with respect to any such Tranche B Letter of Credit, the Tranche B Letter of Credit Usage with respect to such Tranche B Letter of Credit and with respect to all other Tranche B Letters of Credit issued by the Administrative Agent or its Affiliates, when aggregated with Administrative Agent's outstanding Tranche B Revolving Loans and Tranche B Swing Line Loans, may exceed Administrative Agent's Tranche B Revolving Loan Commitments for such Borrower then in effect.

          (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

          (iv) Notification to Lenders. Upon the issuance of or amendment to any Standby Letter of Credit, the applicable Issuing Lender shall promptly notify the applicable Borrower and Administrative Agent of such issuance or amendment and which notice shall be accompanied by a copy of such Standby Letter of Credit or amendment. Promptly after receipt of such notice (or, if Administrative Agent or one of its Affiliates is the Issuing Lender, together with such notice), Administrative Agent shall notify each applicable Lender of such issuance or modification and the amount of such Lender's respective participation in such Standby Letter of Credit or amendment, as determined in accordance with subsection 3.1C. Upon request of any applicable Lender, Administrative Agent will furnish such Lender with copies of any such issuance or amendment.

          (v) Reports to Lenders. In the event that the Issuing Lender is other than Administrative Agent or one of its Affiliates, such Issuing Lender will send by facsimile transmission to Administrative Agent, promptly on the first Business Day of each week,


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     its daily maximum amount available to be drawn under the Commercial Letters of Credit issued by such Issuing Lender for the previous week. Administrative Agent shall deliver to each Lender upon each calendar month end, and upon each Commercial Letter of Credit fee payment, a report setting forth the daily maximum amount available to be drawn for all Issuing Lenders during such period.

     C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit for the benefit of Company, Goss UK, Goss France or Goss Japan, as the case may be, each applicable Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the applicable Revolving Loan Commitment of the maximum amount which is or at any time may become available to be drawn thereunder. Upon satisfaction of the conditions set forth in subsection 4.1, the Existing Letters of Credit shall, effective as of the Effective Date, become Tranche B Letters of Credit under this Agreement to the same extent as if initially issued hereunder and each Domestic Tranche B Lender, UK Lender, French Lender and/or Japanese Lender, as the case may be, shall be deemed to have irrevocably purchased from the Issuing Lender(s) of such Existing Letters of Credit a participation in such applicable Tranche B Letters of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. All such Existing Letters of Credit which become Tranche B Letters of Credit under this Agreement shall be fully secured by the Collateral commencing on the Effective Date to the same extent as if initially issued hereunder on such date.

3.2 LETTER OF CREDIT FEES.

     Each Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder for such Borrower's account:

          (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable in Dollars directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 per year per Letter of Credit and
     (Y) 0.25% per annum of the Dollar Equivalent of the daily maximum amount available to be drawn under such Standby Letter of Credit, and (b) a letter of credit fee, payable in Dollars to Administrative Agent for the account of Lenders, equal to (x) the Applicable Offshore Rate Margin multiplied by
     (y) the Dollar Equivalent of the daily maximum amount available to be drawn under such Standby Letter of Credit, in each case payable in arrears on and to (but excluding) the date that is three Business Days after each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

          (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable in Dollars directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 per year per Letter of Credit and (Y) 0.25% per annum of the

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     Dollar Equivalent of the daily maximum amount available to be drawn under such Commercial Letter of Credit, in each case payable in arrears on and to (but excluding) the date that is three Business Days after each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

          (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

     For purposes of calculating any fees payable under clauses (i) or (ii) of this subsection 3.2, (1) the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination, (2) any adjustments in the Applicable Offshore Rate Margin shall be made in accordance with subsection 2.2A, (3) any amount which is denominated in a currency other than Dollars shall be determined based on the applicable Exchange Rate for such currency as of each first Business Day after each March 31, June 30, September 30 or December 31, as the case may be, of each year, and (4) Administrative Agent shall provide to Borrowers on each first Business Day after each March 31, June 30, September 30 or December 31 of each year a report specifying the Letter of Credit fees payable by each Borrower and including the calculations of such fees and the Exchange Rate used, and Borrowers shall pay such fees no later than two Business Days after delivery of such report. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) and (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each other applicable Lender its Pro Rata Share of such amount. With respect to Existing Letters of Credit, the fees described in clauses (i) and (ii) above shall accrue from and including the Effective Date.

3.3 DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

     A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to exercise reasonable care to determine that the documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.

     B. REIMBURSEMENT BY BORROWERS OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, (i) such Issuing Lender shall immediately notify the Borrower and


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Administrative Agent and (ii) Borrower shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in same day funds in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Borrower shall have notified Administrative Agent and such Issuing Lender prior to 12:00 Noon (New York time) on the date such drawing is honored that such Borrower intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, such Borrower shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make applicable Revolving Loans that are (x) Base Rate Loans (in the case of Company) or (y) Offshore Rate Loans with an Interest Period of one week (in the case of Goss UK, Goss France or Goss Japan) on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange
Rate) equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2C, Lenders shall, on the Reimbursement Date, make applicable Revolving Loans denominated in Dollars that are (x) Base Rate Loans (in the case of Company) or (y) Offshore Rate Loans with an Interest Period of one week (in the case of Goss UK, Goss France or Goss Japan) in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and provided further that if for any reason proceeds of applicable Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, such Borrower shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such applicable Revolving Loans, if any, which are so received.
Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make applicable Revolving Loans on the terms and conditions set forth in this Agreement, and such Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such applicable Revolving Loans under this subsection 3.3B.

     C. PAYMENT BY LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF CREDIT.

          (i) Payment by Lenders. In the event that the Borrower shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated in the case of a drawing under a Letter of Credit denominated in an Offshore Currency, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender having a Revolving Loan Commitment of such Type, of the unreimbursed amount of such drawing and having a Revolving Loan Commitment of such Type, of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each such Lender shall make available to such Issuing Lender an amount equal to its respective participation in


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     same day funds in Dollars, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any such Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit or the amount of the unreimbursed drawing regarding such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any such Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct (as determined by a final judgment of a court of competent jurisdiction) on the part of such Issuing Lender.

          (ii) Distribution to Lenders of Reimbursements Received From Borrowers. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from a Borrower in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     D. INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

          (i) Payment of Interest by Borrowers. Each Borrower agrees to pay to Issuing Lender, with respect to drawings made under any Letters of Credit issued by such Issuing Lender at such Borrower's request, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the


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     period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other applicable Lender, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by such other Lender for the period from the date on which such Issuing Lender was so reimbursed by such other Lender to but excluding the date on which such portion of such drawing is reimbursed by the Borrower. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4 OBLIGATIONS ABSOLUTE.

     The obligation of a Borrower to reimburse an Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable, and any such payments shall be made strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against any Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);


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          (iii) any draft or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or document which does not substantially comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5 INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

     A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, each Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and reasonable allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

     B. NATURE OF ISSUING LENDERS' DUTIES. As between any Borrower on the one hand and any Issuing Lender on the other hand, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such


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Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible (absent a determination of a court of competent jurisdiction of gross negligence or willful misconduct by Issuing Lender) for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to any Borrower.

     Notwithstanding anything to the contrary contained in this subsection 3.5, each Borrower shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction or out of a wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit.

3.6     INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

     In the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):


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          (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto in an amount deemed by such Issuing Lender or Lender (in its sole discretion) to be material; then, in any case, such Borrower shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to the Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

     The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1 CONDITIONS TO INITIAL EFFECTIVENESS.

     The obligations of Lenders to purchase or make the Term Loans, the Initial Tranche B Revolving Loans and/or Swing Line Loans on the Effective Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions, and the Existing Letters of Credit shall become Tranche B Letters of Credit under this Agreement upon the prior or concurrent satisfaction of the following conditions:


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     A. BORROWER DOCUMENTS. On or before the Effective Date, each Borrower shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Effective Date:

          (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available and except with respect to those jurisdictions set forth on Schedule 4.1A, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, and in the case of Goss UK, Goss France and Goss Japan, the comparable or equivalent documentation under the laws of the applicable Governmental Authority, each dated a recent date prior to the Effective Date;

          (ii) Copies of its Bylaws, certified as of the Effective Date by its corporate secretary or an assistant secretary, and in the case of Goss UK, Goss France and Goss Japan, the comparable or equivalent documentation, certified as of the Effective Date by a duly authorized officer;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Effective Date by its corporate secretary, an assistant secretary or other duly authorized officer as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party;

          (v) Executed and acknowledged (where applicable) originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1E, drawn to the order of each applicable Lender and with appropriate insertions) and the other Loan Documents to which it is a party and which are required to be delivered on the Effective Date, which Loan Documents shall include:

               a. in the case of Company: a Collateral Account Agreement, Guaranties of Obligations of Goss UK, Goss France and Goss Japan, Security Agreements and/or amendments thereto and Mortgages and/or amendments thereto, if any;

               b. in the case of Goss UK: a Collateral Account Agreement, Security Agreements and Mortgages, if any;

               c. in the case of Goss France: a Collateral Account Agreement, Security Agreements and/or amendments thereto, if any;


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               d. in the case of Goss Japan: a Collateral Account Agreement;

          (vi) An Officers' Certificate from each Borrower as to authorized signatories of that Borrower for Notices of Borrowing, Notices of Conversion/Continuation, Requests of Issuance of Letters of Credit and Notices of Allocation; and

          (vii) Such other documents as Administrative Agent may reasonably request.

     B. NEW HOLDINGS AND SUBSIDIARY DOCUMENTS. On or before the Effective Date, Company shall cause New Holdings and each Borrower shall cause each of its Subsidiaries to deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Effective
Date:

          (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of the State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, and in the case of any Foreign Subsidiary, to the extent generally available the comparable or equivalent documentation under the laws of the applicable Governmental Authority, each dated a recent date prior to the Effective Date;

          (ii) Copies of the Bylaws of such Person, certified as of the Effective Date by such Person's corporate secretary or an assistant secretary, and in the case of any Foreign Subsidiary, the comparable or equivalent documentation, certified as of the Effective Date by a duly authorized officer;

          (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Effective Date by the corporate secretary, an assistant secretary or other duly authorized officer of such Person as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

          (v) Executed originals of the Loan Documents to which such Person is a party, which Loan Documents shall include:

               a. in the case of New Holdings: Guaranties of Obligations of each Borrower, and, with respect to such Guaranties, Security Agreements pledging 100% of the stock of Company;


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               b. in the case of each Domestic Subsidiary: Subsidiary Guaranties of the Obligations of each Borrower, and with respect to such Subsidiary Guaranties, Subsidiary Security Agreements and Mortgages, if any;

               c. in the case of each other Foreign Subsidiary (other than Sayama Sub): to the extent available without causing adverse tax consequences for Company and its Subsidiaries, Subsidiary Guaranties of the Obligations of each Borrower, and with respect to such Subsidiary Guaranties, a Security Agreement and Mortgages, if any; and

     (vi) Such other documents as Administrative Agent may reasonably request.

     C. NO MATERIAL ADVERSE EFFECT. Since July 31, 1999, no Material Adverse Effect shall have occurred.

     D. PROCEEDS OF EQUITY CAPITALIZATION OF NEW HOLDINGS AND COMPANY.

          (i) New Holdings Common Stock. On or before the Effective Date, New Holdings shall have authorized 15,000,000 shares of New Holdings Common Stock and shall have issued 10,000,000 shares of New Holdings Common Stock to the Old Noteholders and Stonington or Affiliates thereof and Rockwell International Corporation.

          (ii) Stonington Equity Contribution. On or before the Effective Date,
     (1) Stonington or Affiliates thereof shall have contributed to New Holdings not less than $50,000,000 in Cash as common equity, $25,000,000 of which shall be a Cash contribution by Stonington or Affiliates thereof and $25,000,000 of which shall be from the conversion of Stonington's or its Affiliate's $25,000,000 commitment under the DIP Credit Agreement into Cash, which Cash shall be transferred to New Holdings, and (2) New Holdings shall have contributed such $50,000,000 amount to Company as common equity.

          (iii) Use of Proceeds by Company. Company shall have provided evidence satisfactory to Administrative Agent that the proceeds of the equity capitalization of Company described in the immediately preceding clause
     (ii) have been irrevocably committed, prior to the conversion and/or continuation of the obligations of the Borrowers under the Existing Credit Agreement as or into Term Loans, Tranche B Revolving Loans and Tranche B Letters of Credit on the Effective Date, to the repayment of the DIP Credit Agreement pursuant to subsection 4.1E below.

     E. TERMINATION OF DIP CREDIT AGREEMENT AND RELATED LIENS; EXISTING LETTERS OF CREDIT; EXISTING CREDIT AGREEMENT. On the Effective Date, Company and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the DIP Credit Agreement (the aggregate principal of which Indebtedness shall not exceed $50,000,000), (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing


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Indebtedness or other obligations of Company and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit (other than the Existing Letters of Credit) outstanding thereunder or the issuance of Tranche B Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto. On the Effective Date, the obligations of the Borrowers under the Existing Credit Agreement (including the Existing Letters of Credit), which obligations shall be in an aggregate principal amount not to exceed $200,000,000, shall be continued as and/or converted into Term Loans, Tranche B Revolving Loans and Tranche B Letters of Credit hereunder pursuant to this Agreement and the Master Assignment Agreement. Borrowers shall have furnished to Administrative Agent copies of all Existing Letters of Credit and all amendments thereto. Borrowers shall have paid to the applicable Lenders with respect to such Existing Letters of Credit all fees and other amounts owing with respect thereto but excluding the Effective Date.

     F. NECESSARY CONSENTS. Company and its Subsidiaries shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Refinancings and the continued operation of the business to be conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Refinancings, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain, which either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Refinancings. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired. Administrative Agent shall have received an Officer's Certificate of Company to the effect set forth in this subsection 4.1F.

     G. LENDER AGREEMENTS.

     (i) On or before the Effective Date, Borrowers, each lender under the Existing Credit Agreement, BTCo, as administrative agent under the Existing Credit Agreement, each Lender under this Agreement and Administrative Agent shall have executed and delivered the Master Assignment Agreement, and on the Effective Date, each such lender, BTCo, Lender and Administrative Agent shall have sold, purchase and/or assigned such loans and/or commitments pursuant to the Master Assignment Agreement such that each Lender's Pro Rata Share of the Loans and/or Commitments upon consummation of the closing of the Refinancing shall be as set forth on Schedule 2.1 annexed hereto.

     (ii) On or before the Effective Date, Borrowers, Lenders and Administrative Agent shall have executed and delivered the Intercreditor Agreement.


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     H. REORGANIZATION PLAN; RELATED ORDERS.

     (i) The Reorganization Plan shall have been confirmed by the Court pursuant to an order of the Court (the "COURT ORDER"), in form and substance satisfactory to Administrative Agent, entered by the Court and such Court Order shall be unstayed.

     (ii) The Reorganization Plan shall have become effective in accordance with the terms of the Court Order.

     I. EFFECTIVE DATE MORTGAGES; EFFECTIVE DATE MORTGAGE POLICIES; AMENDMENTS TO EXISTING MORTGAGES; ETC. Administrative Agent shall have received from Company and each applicable Subsidiary Guarantor:

          (i) Effective Date Mortgages; Amendments to Existing Mortgages. Fully executed and notarized Mortgages (each a "EFFECTIVE DATE MORTGAGE" and, collectively, the "EFFECTIVE DATE MORTGAGES"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 5.5 annexed hereto (each a "EFFECTIVE DATE MORTGAGED PROPERTY" and, collectively, the "EFFECTIVE DATE MORTGAGED PROPERTIES"), and fully executed and notarized amendments to Mortgages, if any, in proper form for recording in all appropriate places in all applicable jurisdictions, with respect to any Mortgages existing as of the Effective Date and listed on Schedule 5.5 annexed hereto;

          (ii) Opinions of Local Counsel. An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Effective Date Mortgaged Property is located with respect to the enforceability of the form(s) of Effective Date Mortgages and the amendments to existing Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

          (iii) Title Insurance. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor (the "EFFECTIVE DATE MORTGAGE POLICIES") issued by the Title Company with respect to the Effective Date Mortgaged Properties listed in Part A of Schedule 5.5 annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Effective Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Effective Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Effective Date Mortgages create valid and enforceable mortgage Liens on the respective Effective Date Mortgaged Properties encumbered thereby and that the applicable amendments to Mortgages create valid and enforceable mortgage Liens on the respective Mortgages encumbered thereby, subject only to a standard survey exception, which Effective Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in


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     form and substance reasonably satisfactory to Administrative Agent; and (b)
     evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Effective Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Effective Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Effective Date Mortgages in the appropriate real estate records;

          (iv) Environmental Indemnity. If requested by Administrative Agent, an environmental indemnity agreement, satisfactory in form and substance to Administrative Agent and its counsel, with respect to the indemnification of Administrative Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

     J. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 4.1I, Agent shall have received evidence satisfactory to it that New Holdings, Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to (x) create in favor of Administrative Agent, for the benefit of Domestic Tranche A Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral, and (y) create and/or continue in favor of Administrative Agent, for the benefit of Tranche B Lenders, a valid and (upon such filing and recording) perfected Second Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

          (i) Schedules to Collateral Documents. Delivery to Administrative Agent of accurate and complete schedules to all of the applicable Collateral Documents.

          (ii) Stock Certificates and Instruments. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Security Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

          (iii) Lien Searches and UCC Termination Statements. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal


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     or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

          (iv) UCC Financing Statements, Fixture Filings and Amendments to UCC Financing Statements and Fixture Filings. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, and amendments to UCC financing statements, and, where appropriate, amendments to fixture filings, in each case duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect or maintain the perfection of the security interests created in such Collateral pursuant to the Collateral Documents;

          (v) PTO Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the United States Patent and Trademark Office in order to create and/or continue or perfect and/or maintain perfected Liens in respect of any intellectual property Collateral; and

          (vi) Opinions of Local Counsel. Delivery to Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and/or continuation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

     K. AUDIT OF INVENTORY AND ACCOUNTS RECEIVABLE. On or before the Effective Date, Administrative Agent (or an independent auditor satisfactory to Administrative Agent) shall have completed audits of the Inventory and Accounts receivable of Company and its Subsidiaries, and Administrative Agent shall be satisfied with the results thereof.

     L. FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET; BORROWING BASE CERTIFICATES. On or before the Effective Date, Lenders shall have received from
Company:

          (i) audited financial statements of Borrowers, consisting of combined balance sheets for Fiscal Years ended September 30, 1998, September 30, 1997 and September 30, 1996, and the combined statements of operations and cash flows for Fiscal Years ended September 30, 1998, September 30, 1997, and September 30, 1996;

          (ii) unaudited financial statements of Borrowers as at August 31, 1999, consisting of a combined balance sheet and the related combined statement of operations


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     and cash flows for the three Fiscal Quarter period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Borrowers as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

          (iii) pro forma combined balance sheet of Company and its Subsidiaries as at the Effective Date, prepared in accordance with GAAP and reflecting the consummation of the Refinancings which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent;

          (iv) projected financial statements of Company and its Subsidiaries consisting of a combined balance sheet and the related combined statements of operations and cash flows for the five-year period after the Effective Date (including financial projections for each month during the twelve-month period following the Effective Date), which financial projections shall be in form and substance satisfactory to Lenders; and

          (v) Borrowing Base Certificates for Company certifying the applicable Tranche A Borrowing Base and Tranche B Borrowing Base for Company as of September 30, 1999, in form and substance satisfactory to Administrative Agent.

     M. EVIDENCE OF INSURANCE. Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent, on behalf of Lenders, has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

     N. OPINIONS OF BORROWERS' COUNSEL. Lenders shall have received (i) originally executed copies of one or more favorable written opinions of Kirkland & Ellis, counsel for Borrowers, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Effective Date and setting forth substantially the matters in the opinions designated in Exhibit X-A annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request, and (ii) originally executed copies of one or more favorable written opinions of Linklaters & Paines, local counsel for Goss UK, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Effective Date and setting forth substantially the matters in the opinions designated in Exhibit X-C annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

     O. OPINIONS OF O'MELVENY & MYERS LLP. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, dated as of the Effective Date, substantially in the form of Exhibit XI annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.


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

     P. EXPENSES AND FEES. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Lenders, the fees payable on the Effective Date referred to in subsection 2.3. Company shall have paid to Administrative Agent all of the Administrative Agent's costs and expenses incurred in connection with the consummation of the transactions contemplated hereby and shall have paid all of the fees, costs and expenses of all of Administrative Agent's experts, consultants, auditors, appraisers, counsel and other advisors, including without limitation the fees and expenses of O'Melveny & Myers LLP and of local and foreign counsel to Administrative Agent.

     Q. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Each Borrower shall have delivered to Administrative Agent an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that such Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Effective Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders, and, if no Loans are made on the Effective Date, that all conditions precedent described in subsection 4.2B have been satisfied to the same extent as if the Existing Letters of Credit becoming Tranche B Letters of Credit under this Agreement were the making of a Loan and the date of the Existing Letters of Credit becoming Tranche B Letters of Credit under this Agreement were a Funding Date.

     R. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

     Each Lender hereby agrees that by its execution and delivery of its signature pages thereto and by the funding of its loans to be made on the Effective Date, such Lender approves of and consents to each of the matters set forth in this subsection 4.1 which must be approved by, or which must be satisfactory to, all or Requisite Lenders; provided that in the case of any agreement or document which must be approved by, or which must be satisfactory to, all or Requisite Lenders, Administrative Agent or Company shall have delivered a copy of such agreement or document in substantially the form in which executed or delivered to such Lender on or prior to the Effective Date.


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4.2 CONDITIONS TO ALL LOANS.

     The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the Borrower or by any other authorized signatory of such Borrower.

     B. As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

          (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other comparable or similar law of any Governmental Authority; and

          (vi) There shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by any Borrower in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no


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

     injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

     C. The Existing Letters of Credit shall have become Tranche B Letters of Credit under this Agreement.

4.3 CONDITIONS TO LETTERS OF CREDIT.

     The issuance of any Letter of Credit hereunder (whether or not the Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

     A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

     B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Borrower, or by any other authorized signatory of Borrower, together with all other information specified in subsection 3.1B(i) and such other documents or information as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     C. On the date of issuance of such Letter of Credit, (x) with respect to Company, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date, and (y) with respect to Goss Japan, as the case may be, all conditions precedent described in subsections 4.2B and 4.4 shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

4.4 CONDITIONS TO JAPANESE LOANS.

     The obligations of Lenders to purchase or make any Japanese Tranche B Revolving Loans pursuant to the Tranche B Revolving Loan Commitments following the Effective Date are, in addition to the conditions precedent specified in subsections 4.1 and 4.2, subject to prior or concurrent satisfaction of the following conditions:

          A. JAPANESE SECURITY DOCUMENTS. On or before the applicable Funding Date with respect to such Japanese Tranche B Revolving Loans, Administrative Agent shall have received evidence satisfactory to it that Goss Japan shall have (i) taken or caused to be taken such actions, (ii) executed and delivered or caused to be executed and delivered all such agreements, amendments, documents and instruments and, if requested


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

     by Administrative Agent, legal opinions (in each case, in form and substance satisfactory to Administrative Agent and its counsel), and (iii) made or caused to be made all such filings and recordings, in each case of clauses (i), (ii) and (iii) that may be necessary or, in the opinion of Administrative Agent, desirable to, maintain and continue in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected security interest as of such date in the entire real, personal and mixed property Collateral of Goss Japan and Administrative Agent shall have received executed copies of all such agreements, amendments, documents and instruments and, if requested by Administrative Agent, legal opinions, and such other documents and instruments as may be requested by Administrative Agent.

SECTION 5. BORROWERS' REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, each Borrower represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1  ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
     SUBSIDIARIES.

     A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

     B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions, individually or in the aggregate for all such jurisdictions, where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.12.

     D. SUBSIDIARIES. All of the Subsidiaries of New Holdings are identified in
Schedule 5.1 annexed hereto. The capital stock of each of the Subsidiaries of New Holdings identified in Schedule 5.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of New Holdings identified in
Schedule 5.1 annexed hereto is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties


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

and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority, individually or in the aggregate, has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto correctly sets forth, the ownership interest of New Holdings and each of its Subsidiaries in each of the Subsidiaries of New Holdings identified therein.

5.2 AUTHORIZATION OF BORROWING, ETC.

     A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

     B. NO CONFLICT. The execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws, or other organizational or governing documents, of any Loan Party or any order, judgment or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, except for such breaches, conflicts and defaults which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents (a) which will be obtained on or before the Effective Date or (b) which the failure to obtain could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by any Loan Party of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings required in connection with the perfection of security interests granted pursuant to the Loan Documents, and such other registrations, consents, approvals, notices or other actions which have been or will be made, obtained, given or taken on or before the Effective Date or which the failure to obtain or take could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with


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

its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. VALID ISSUANCE OF COMPANY COMMON STOCK AND NEW HOLDINGS COMMON STOCK. All issued and outstanding shares of Company Common Stock and New Holdings Common Stock are duly and validly issued, fully paid and nonassessable. No stockholder of Company nor any stockholder of New Holdings has any preemptive rights to subscribe for any additional equity Securities of Company or equity Securities of New Holdings. Any issuance and sale of such Company Common Stock or New Holdings Common Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

5.3 FINANCIAL CONDITION.

     Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information described in subsection 4.1L. All such statements (other than the projected financial statements of Company and its Subsidiaries) were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. None of the Loan Parties has any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

5.4 NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

     Since July 31, 1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since July 31, 1999, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5 TITLE TO PROPERTIES; LIENS.

     A. TITLE TO PROPERTIES; LIENS. New Holdings, Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial


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statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

     B. REAL PROPERTY. As of the Effective Date, Schedule 5.5 annexed hereto contains a true, accurate and complete list of (i) all Fee Properties and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in
Schedule 5.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

5.6 LITIGATION; ADVERSE FACTS.

     Except as set forth in Schedule 5.6 annexed hereto or, with respect to Environmental Claims, as set forth on Schedule 5.13 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of New Holdings, Company or any of their respective Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Borrower, threatened against or affecting New Holdings, Company or any of their respective Subsidiaries or any property of New Holdings, Company or any of their respective Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither New Holdings nor Company nor any of their respective Subsidiaries is (i) in violation of any applicable laws (excluding Environmental Laws which are covered in subsection 5.13) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7 PAYMENT OF TAXES.

     Except to the extent permitted by subsection 6.3, all material tax returns and reports of New Holdings, Company and their respective Subsidiaries required to be filed by any of them have been timely filed or extensions with respect to filing have been properly obtained,


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

and all material taxes, assessments, fees and other governmental charges upon New Holdings, Company and their respective Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. None of the Borrowers knows of any material proposed tax assessment against New Holdings, Company or any of their respective Subsidiaries which is not being actively contested by New Holdings, Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8 PERFORMANCE OF AGREEMENTS; NO MATERIALLY ADVERSE AGREEMENTS.

     A. Neither New Holdings nor Company nor any of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     B. Neither New Holdings nor Company nor any of their respective Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     C. The Contractual Obligations of each of New Holdings and Company and their respective Subsidiaries are in full force and effect and no defaults that could reasonably be expected to result in a Material Adverse Effect currently exist thereunder.

5.9 GOVERNMENTAL REGULATION.

     Neither New Holdings nor Company nor any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation or under any other comparable or similar laws of any Governmental Authority which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10 SECURITIES ACTIVITIES.

     Neither New Holdings nor Company nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.


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

5.11 EMPLOYEE BENEFIT PLANS.

     A. New Holdings and Company and each of their respective Subsidiaries are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder and the terms of each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan.

     B. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in an aggregate liability to the Company or any of its Subsidiaries of more than $1,000,000.

     C. In accordance with the most recent actuarial valuation for any Pension Plan, the excess of the aggregated accumulated benefit obligations, as defined in Statement of Financial Accounting Standards No. 87, over the aggregate total fair market value for all such Pension Plans (excluding for purposes of such computation (1) any Pension Plans with respect to which the fair market value of the assets exceeds such accumulated benefit obligations and (2) any Foreign Unfunded Pension Plan), does not exceed $12,000,000.

5.12 CERTAIN FEES.

     Except as set forth in Schedule 5.12 annexed hereto, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and each Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13 ENVIRONMENTAL PROTECTION.

     Except as set forth in Schedule 5.13 annexed hereto:

          (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

          (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are being maintained in good standing, and Company and each of its Subsidiaries are in compliance in all material respects with such Governmental Authorizations;

          (iii) neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or comparable state laws, and, to the best of the Borrowers' knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

          (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent, decree or settlement agreement with any Person relating to
     (a) any Environmental Laws, (b) any Environmental Claims, or (c) any Hazardous Materials Activity, except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (vi) neither Company nor any of its Subsidiaries has any contingent liability in connection with any Release by Company or any of its Subsidiaries except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of the Borrowers, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Laws indicating past or present treatment of Hazardous Materials at any Facility and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

          (viii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

          (x) to the best knowledge of Company, no underground storage tanks or surface impoundments are on or at any Facility;

          (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility except for any such Lien which would not reasonably be expected to have a Material Adverse Effect;

          (xii) commencing at least ten years prior to the Effective Date, Company has maintained an environmental management system for its and each of its Subsidiaries' operations that demonstrates a commitment to environmental compliance and includes procedures for (a) preparing and updating written compliance manuals covering pertinent regulatory areas,
     (b) tracking changes in applicable Environmental Laws and modifying operations to comply with new requirements thereunder, (c) training employees to comply with applicable environmental requirements and updating such training as necessary, (d) performing regular internal compliance audits of each Facility and ensuring correction of any incidents of non-compliance detected by means of such audits, and (e) reviewing the compliance status of off-site waste disposal facilities; and

          (xiii) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

     Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Laws, any Release of any Hazardous Materials at any Facility or any other location, or any Hazardous Materials Activity, including without limitation any matter disclosed in Schedule 5.13 annexed hereto which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

5.14 EMPLOYEE MATTERS.

     There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15 SOLVENCY.

     (i) Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by any Borrower on any date on which this representation is made, will be, Solvent.

     (ii) With respect to Goss France: (a) Goss France has not ceased or suspended or threatened or announced an intention to cease or suspend payment of its debts whether pursuant to Article 3 of law No. 85-98 dated 25 January, 1985 or otherwise; (b) Goss France has not become insolvent or had any moratorium declared in respect of any of its indebtedness; (c) Goss France has not applied for the appointment of a conciliator pursuant to law No. 84-148 dated 1 March, 1984; (d) Goss France has not applied for the appointment of a mandataire ad hoc; (e) Goss France is not the object of a judgment declaring its redressement or liquidation judiciaire pursuant to law No. 85-98 dated 25 January 1985 or subject to a plan for the transfer of the whole or part of its business; and (f) no administrator, receiver, liquidator or similar officer


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has been appointed with respect to Goss France or its assets nor so far as is aware is any petition or proceeding for any such appointment pending nor has any resolution for any such appointment been passed.

5.16    MATTERS RELATING TO COLLATERAL.

     A. CREATION, CONTINUATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1I, 4.1J,
6.8 and 6.9 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create and/or continue in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected senior Lien on all of the Collateral with respect to the Domestic Tranche A Revolving Loan Commitments and a valid and perfected junior Lien on all of the Collateral with respect to the Tranche B Revolving Loan Commitments and Term Loans, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First senior status and junior status of such Liens, as the case may be, have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements and/or UCC financing statement amendments delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

     B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

     C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A or as otherwise permitted under this Agreement and the other Loans Documents, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the intellectual property Collateral is on file in the United States Patent and Trademark Officer.

     D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.


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     E. INFORMATION REGARDING COLLATERAL. All information supplied to
Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17 DISCLOSURE.

     No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to any Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrowers (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 6. BORROWERS' AFFIRMATIVE COVENANTS

     Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

     Each Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

          (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month ending after the Effective Date, (a) the consolidated and consolidating (by geographic region, which regions shall consist of the United States, Europe and Asia, each, a "REGION") balance sheets of each Borrower and its Subsidiaries as at the end of such month and the related consolidated and consolidating (by Region)


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     statements of income, stockholders' equity and cash flows of such Borrower and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month and setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a report describing the operations of such Borrower and its Subsidiaries in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (c) a report comparing the achievements of Company with respect to contract margin improvement, collection of Accounts and disposition of stale Inventory against the corresponding figures from the Financial Plan for the current Fiscal Year;

          (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated and consolidating (by Region) balance sheets of each Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating (by Region) statements of income, stockholders' equity and cash flows of such Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of such Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

          (iii) Year-End Financials: as soon as available and in any event within 100 days after the end of each Fiscal Year, (a) the consolidated and consolidating (by Region) balance sheets of such Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating (by Region) statements of income, stockholders' equity and cash flows of such Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of such Borrower and its Subsidiaries as at the dates indicated and the


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     results of their operations and their cash flows for the periods indicated,
     (b) a narrative report describing the operations of such Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements with respect to Company and its Subsidiaries, (1) a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (2) an Auditor's Letter, substantially in the form of Exhibit IX annexed hereto with such changes as are approved by Administrative Agent, acknowledged by such accounting firm acknowledging that Lenders will receive such consolidated financial statements in such report and will use such financial statements and report in their credit analyses of each Borrower and its Subsidiaries;

          (iv) Officers' and Compliance Certificates: (a) together with each delivery of financial statements of each Borrower and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of each Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking and propose to take with respect thereto; and (b) together with each delivery of financial statements pursuant to subdivision (ii) and (iii) above, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

          (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first


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     delivery of financial statements pursuant to subdivision (i), (ii), (iii)
     or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the full Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to any Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of any Borrower and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by any Borrower to its security holders or by any Subsidiary of any Borrower to its security holders other than any Borrower or another Subsidiary of a Borrower, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by a Borrower or any of its


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     Subsidiaries with any securities exchange or with the Securities and
     Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by a Borrower or any of its Subsidiaries to the public concerning material developments in the business of such Borrower or any of its Subsidiaries;

          (ix) Events of Default, etc.: promptly upon any officer of any Loan Party obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to a Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
     (c) of any condition or event that would be required to be disclosed in a current report filed by a Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if such Borrower were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

          (x) Litigation or Other Proceedings: (a) promptly upon any officer of any Loan Party obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting such Borrower or any of its Subsidiaries or any property of such Borrower or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company or any of its Subsidiaries to Lenders or (Y) any material development in any Proceeding that, in any case:

               (1) could reasonably be expected to result in a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

          written notice thereof together with such other information as may be reasonably available to such Borrower to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, any Borrower or any of its Subsidiaries equal to or greater than


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          $500,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

          (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii) Financial Plans: as soon as practicable and in any event no later than 45 days after the beginning of each Fiscal Year, a consolidated and consolidating (by Region and by product line) plan and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including without limitation (a) a forecasted consolidated and consolidating (by Region and by product line) balance sheet and forecasted consolidated and consolidating (by Region and by product line) statements of income and cash flows of each Borrower and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) forecasted consolidated and consolidating (by Region and by product line) balance sheet and forecasted consolidated and consolidating (by Region and by product line) statements of income and cash flows of each Borrower and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

          (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year and confirming the status of Administrative Agent as loss payee under all such insurance to the extent required by subsection 6.4;

          (xv) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of any Borrower;

          (xvi) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which


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     such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

          (xvii) UCC Search Report: as promptly as practicable after the date of delivery to Administrative Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 4.1J or 6.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statements and listing all other effective financing statements in that jurisdiction that name such Loan Party as debtor, together with copies of all such financing statements not previously delivered to Administrative Agent by or on behalf of any Borrower or such Loan Party;

           (xviii) Borrowing Base Certificate: (a) as soon as available and in any event within fifteen (15) days after the last Business Day of each month ending after the Effective Date or (b) as soon as available and in any event within three (3) Business Days after a written request from Administrative Agent, a Borrowing Base Certificate dated and certified as of the last Business Day of such month or such date of request, as applicable, together with any additional schedules and other information as Administrative Agent may reasonably request, and such Borrowing Base Certificate shall, with respect to Equipment and Real Property Assets, use the most recently available appraised values for Equipment and Real Property Assets; and

          (xix) Other Information: with reasonable promptness, such other information and data with respect to any Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent on its own behalf or on behalf of any Lender.

6.2 CORPORATE EXISTENCE, ETC.

     Except as permitted under subsection 7.7, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3 PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

     A. Each Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and


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diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. None of the Borrowers will nor will any such Borrower permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than New Holdings or any of its Subsidiaries).

6.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

     A. MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all of their respective material properties used or useful in the business of such Borrower and its Subsidiaries (including, without limitation, all patents, trademarks, tradenames, copyrights, registered names, service marks, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof such that the properties will remain in substantially the same condition and working order, ordinary wear and tear excepted, that exists as of the Effective Date.

     B. INSURANCE. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Without limiting the generality of the foregoing, each Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property or Covered Real Property Asset (as defined in subsection 6.9) that is Flood Hazard Property to the extent that such Flood Hazard Property or Covered Real Property Asset that is Flood Hazard Property is located in a community that participates in the National Flood Insurance Program and (ii) public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance that insures against loss or damage with respect to any Collateral or against losses due to business interruption shall name Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and shall provide for at least 30 days (15 days in the event of non-payment of premium) prior written notice to Administrative Agent of any modification or cancellation of such policy.

     C. APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS. Upon receipt by Administrative Agent of any Net Insurance/Condemnation


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Proceeds as loss payee (i) in respect of any such business interruption insurance constituting Net Insurance/Condemnation Proceeds, (a) Administrative Agent shall, so long as no Event of Default shall have occurred and be continuing, deliver such Net Insurance/Condemnation Proceeds to the applicable Borrower, and (b) if an Event of Default shall have occurred and be continuing, Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b), and (ii) in respect of any such insurance against loss or damage with respect to any Collateral, (a) to the extent that any Borrower or any of its Subsidiaries intends to use any such insurance proceeds to repair, restore or replace the assets of such Borrower or Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Administrative Agent shall, so long as no Event of Default shall have occurred and be continuing, (A) in the event the aggregate amount of such Net Insurance/Condemnation Proceeds in respect of any covered loss does not exceed $2,500,000, deliver such Net Insurance/Condemnation Proceeds to such Borrower, and such Borrower shall, or shall cause such Subsidiary to, use such Net Insurance/Condemnation Proceeds to effect such repair, restoration or replacement, and (B) in the event the aggregate amount of such Net Insurance/ Condemnation Proceeds exceeds $2,500,000, hold such proceeds in a cash collateral account and so long as any Borrower or any of its Subsidiaries proceeds to repair, restore or replace the assets of such Borrower or such Subsidiary in respect of which such Net Insurance/ Condemnation Proceeds were received, Administrative Agent shall from time to time disburse to such Borrower or such Subsidiary amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent describing the amount of costs so incurred; provided, however, that if in the reasonable good faith belief of Administrative Agent, such Borrower or such Subsidiary is not proceeding diligently with the repair, restoration or replacement, Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, apply such insurance proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b), and (b) if an Event of Default shall have occurred and be continuing or to the extent that neither the applicable Borrower nor any of its Subsidiaries intends to use any such Net Insurance/ Condemnation Proceeds to repair, restore or replace assets of such Borrower or any of its Subsidiaries as described above, Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b).

6.5 INSPECTION; RECORDS; LENDER MEETING.

     A. INSPECTION RIGHTS; RECORDS. Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent (which may include representatives of any Lender at such Lender's expense) to visit and inspect any of the properties of such Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Borrower may, if it so chooses, be present at or participate in any such discussion). Each Borrower shall, and shall cause each of its Subsidiaries to, maintain all of their financial and accounting records in accordance with GAAP (or the equivalent of GAAP in jurisdictions outside of the United States).


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     B. AUDITS AND APPRAISALS. Upon the request of Administrative Agent, each
Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to conduct one or more audits of all Accounts and Inventory of Loan Parties and one or more appraisals of all Equipment and Real Property Assets, in each case during each twelve-month period after the Effective Date (exclusive of any audits or appraisals required under subsections 4.1K and 4.1L (the "BASE AUDITS AND APPRAISALS")), or upon the occurrence and during the continuation of an Event of Default, such additional audits of Accounts and Inventory and appraisals of Equipment and Real Property Assets as Administrative Agent may require, each such audit and/or appraisal to be substantially similar in scope and substance to the Base Audits and Appraisals, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

     C. LENDER MEETING. Without in any way limiting the foregoing, each Borrower will participate in a meeting of Administrative Agent and Lenders at least once during each Fiscal Year to be held at such Borrower's corporate offices (or such other location as may be agreed to by such Borrower and Administrative Agent) at such time as may be agreed to by such Borrower and Administrative Agent.

6.6 COMPLIANCE WITH LAWS, ETC.

     Each Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including without limitation all Environmental
Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate at any time, a Material Adverse Effect.

6.7 ENVIRONMENTAL DISCLOSURE AND INSPECTION.

     A. COMPLIANCE WITH ENVIRONMENTAL LAWS. Each Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply in all material respects and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply in all material respects with all Environmental Laws.

     B. ENVIRONMENTAL REPORTS; ENVIRONMENTAL REVIEW AND INSPECTION.

     (i) Upon request by Administrative Agent from time to time, Borrowers shall deliver as soon as practicable to Administrative Agent reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to the Facilities, which reports shall include (i) a Phase I environmental assessment for each of the Facilities currently owned, leased, operated or used by Company or any of its Domestic Subsidiaries (collectively, the "PHASE I REPORT") which (a) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, (b) was conducted by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, and (c) includes an estimate of the reasonable worst-case


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cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and (ii) a current compliance audit setting forth an assessment of Company's, its Domestic Subsidiaries' and such Facilities' current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

     (ii) Each Borrower agrees that Administrative Agent may, from time to time and in its reasonable discretion, (a) retain, at Borrower's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Borrower and (b)conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Borrower or any of its Subsidiaries, Borrower shall only be obligated to use its best efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, each Borrower hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Borrower or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrower and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Each Borrower and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7B will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that each Borrower acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Borrower's use of or reliance on such report,
(y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Borrower, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     C. ENVIRONMENTAL DISCLOSURE. Each Borrower and its Subsidiaries will deliver to Administrative Agent and Lenders:

          (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other


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     Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (ii) Notice of Certain Releases, Remedial Actions, Etc. Each Borrower shall promptly upon the occurrence thereof advise Administrative Agent and Lenders in writing and in reasonable detail of (i) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, (ii) any Environmental Claims made to or on such Borrower or any of its Subsidiaries or Affiliates that could reasonably be expected to give rise to a Material Adverse Effect or with respect to any Release required to be reported to any Governmental Authority, (iii) any remedial action taken by such Borrower or any other Person in response to
     (x) any Hazardous Materials Activities the existence of which could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim made to or on such Borrower or any of its Subsidiaries or Affiliates that could have a Material Adverse Effect, (iv) such Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any Governmental Authority that suggests such agency is investigating whether such Borrower or any of its Subsidiaries may be potentially responsible for a Release, except for in each case those matters set forth on Schedule 5.13.

          (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

          (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to (1) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Borrower or any of its Subsidiaries to commence new manufacturing or other


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     industrial operations or to modify current operations in a manner that could reasonably be expected to subject Borrower or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (v) Other Information. Each Borrower shall, at its own expense, provide copies of such documents or information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

     D. BORROWER'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

          (i) Remedial Actions Relating to Hazardous Materials Activities. Each Borrower shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. In the event Borrower or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Borrower or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Borrower's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Borrower or such Subsidiary.

          (ii) Actions with Respect to Environmental Claims and Violations of Environmental Laws. Each Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Borrower or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim made to or on Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.8 EXECUTION OF FUTURE GUARANTIES AND COLLATERAL DOCUMENTS.

     A. EXECUTION OF FUTURE SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS. In the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact, will execute a pledge amendment to the Security Agreement executed and delivered by Company pledging 100% of the capital stock of such Domestic Subsidiary owned by Company and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty, a counterpart of the Security Agreement, and, if applicable, Additional Mortgages (as defined in subsection 6.9) and to take all such further action and execute all such further documents and


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instruments as may be reasonably required to (x) grant and perfect in favor of
Administrative Agent, for the benefit of Domestic Tranche A Lenders, a First Priority security interest in all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Collateral Documents, and (y) grant and perfect in favor of Administrative Agent, for the benefit of Domestic Tranche B Lenders, a Second Priority security interest in all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Collateral Documents.

     B. EXECUTION OF FUTURE FOREIGN SUBSIDIARY GUARANTY AND COLLATERAL Documents. In the event that any Person becomes a direct Foreign Subsidiary of Company or any Domestic Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and Company or such Domestic Subsidiary will execute a pledge amendment to the Security Agreement executed and delivered by Company or such Domestic Subsidiary pledging not less than 66% of the capital stock of such Foreign Subsidiary. In the event that U.S. tax laws are amended to permit a Foreign Subsidiary to guarantee the Domestic Term Loans, the Domestic Tranche A Revolving Loans, the Domestic Tranche B Revolving Loans and the Swing Line Loans without the incurrence of an investment in U.S. property or other deemed dividends for U.S. tax purposes or without otherwise resulting in U.S. taxable income, Company will promptly notify Administrative Agent of that fact and Company or such Domestic Subsidiary will execute pledge amendments to the Security Agreement executed and delivered by Company or such Domestic Subsidiary pledging not less than 100% of the stock of its Foreign Subsidiaries and Company will cause its Foreign Subsidiaries to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty, a counterpart of the Security Agreement and. if applicable, Additional Mortgages and to take all such further action and execute all such further documents and instruments as may be reasonably required to (x) grant and perfect in favor of Administrative Agent, for the benefit of Domestic Tranche A Lenders, a First Priority security interest in all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Collateral Documents, and (y) grant and perfect in favor of Administrative Agent, for the benefit of Domestic Tranche B Lenders, a Second Priority security interest in all of the Real Property Assets and all of the personal property assets of such Subsidiary described in the applicable Collateral Documents.

     C. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. With respect to any such new Subsidiary, Company shall deliver to Administrative Agent, together with the applicable Guaranty and such Collateral Documents if, and to the extent, requested by Administrative Agent:

          (i) certified copies of such Subsidiary's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State (or comparable official) of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Administrative Agent

          (ii) a copy of such Subsidiary's Bylaws (or comparable or equivalent documentation), certified by its corporate secretary or an assistant corporate secretary or


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     other appropriate officer as of a recent date prior to their delivery to
     Administrative Agent;

          (iii) a certificate executed by the secretary or an assistant secretary or other appropriate officer of such Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary executing such Guaranty and the Collateral Documents to which such Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of such Guaranty and such Collateral Documents are in full force and effect and have not been modified or rescinded; and

          (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Guaranty and such Collateral Documents, (c) the enforceability of such Guaranty and such Collateral Documents against such Subsidiary, and (d) such other matters as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

6.9 ADDITIONAL REAL PROPERTY COLLATERAL.

     A. ADDITIONAL MORTGAGES, ETC. From and after the Effective Date, in the event that (i) any Borrower or any of its Subsidiaries acquires any Fee Property or any Material Leasehold (other than any Fee Property or Material Leasehold which Administrative Agent in its sole discretion affirmatively waives the requirements set forth in this subsection 6.9 with respect to such Fee Property or Material Leasehold) (each a "COVERED REAL PROPERTY ASSET") or (ii) at the time any Person becomes a Subsidiary of any Borrower, such Person owns or holds any Covered Real Property Asset, such Borrower or such Subsidiary shall, as soon as practicable after the acquisition of such Covered Real Property Asset or such Person's becoming a Subsidiary of any Borrower, as the case may be, deliver to Administrative Agent the following:

          (a) Additional Mortgage. Fully executed and acknowledged counterparts of Mortgages (each an "ADDITIONAL MORTGAGE" and collectively, the "ADDITIONAL Mortgages") in recordable form encumbering such Covered Real Property Asset, which Mortgages shall create a valid and enforceable First Priority Lien (or such other priority lien as may be specified in the applicable Additional Mortgage), subject to Permitted Encumbrances, on such Covered Real Property Asset in favor of Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders;

          (b) Opinion of Counsel. If required by Administrative Agent, an opinion of local counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the jurisdiction in which such Covered Real Property Asset is located with respect to the enforceability of Additional Mortgage recorded in such jurisdiction and such other


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     matters as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent;

          (c) Landlord Consent and Estoppel; Recorded Leasehold Interest. In the case of a Covered Real Property Asset consisting of a Material Leasehold, such estoppel letters from the landlord on such Material Leasehold as may be reasonably requested by Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent;

          (d) Title Insurance. (1) If required by Administrative Agent, in the case of each such Covered Real Property Asset consisting of a Fee Property, an ALTA mortgagee title insurance policy issued by a title insurer reasonably satisfactory to Administrative Agent (an "ADDITIONAL MORTGAGE POLICY"), in an amount reasonably satisfactory to Administrative Agent, ensuring Administrative Agent that the applicable Additional Mortgage creates a valid and enforceable First Priority mortgage Lien (or such other priority lien as may be specified in the applicable Additional Mortgage) on such Covered Real Property Asset, free and clear of all defects and encumbrances except Permitted Encumbrances, which Additional Mortgage Policy (x) shall be in form and substance satisfactory to Administrative Agent and (y) shall include an endorsement for mechanics' liens, for future advances under this Agreement, the Notes and the other Loan Documents, and for any other matters that Administrative Agent may request, and (z) shall provide for affirmative insurance and such reinsurance as Administrative Agent may request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (2) a current survey prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA and ACSM in 1992 and meeting the requirement of a Class A Survey, as defined therein with respect to such Covered Real Property Asset showing gross area of such Covered Real Property Asset, lot lines and monuments, building lines, easements both burdening and benefiting such Covered Real Property Asset, utilities, including water and sewer lines to the point of connection with the public system, the improvements (including loading docks and the location and number of parking spaces), encroachments, if any, on such Covered Real Property Asset or over adjoining properties, and other matters located on or affecting such Covered Real Property Asset requested by the Administrative Agent. Each such Survey will contain a certificate addressed to the Administrative Agent and First American Title Insurance Company in form and substance satisfactory to Administrative Agent;

          (e) Title Report. If no Additional Mortgage Policy is required with respect to such Covered Real Property Asset, a title report obtained by Borrower in respect of any such Covered Real Property Asset, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to Administrative Agent;


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          (f) Matters Relating to Flood Hazard Properties. (i) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) such Covered Real Property Asset (an "ADDITIONAL FLOOD HAZARD PROPERTY") is Flood Hazard Property and (2) the community in which such Covered Real Property Asset (if it is an Additional Flood Hazard Property) is located is participating in the National Flood Insurance Program; (ii) if such Covered Real Property Asset is an Additional Flood Hazard Property, Borrower's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of such Additional Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program; and (iii) in the event such Covered Real Property Asset is an Additional Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (g) Environmental Audit. If required by Administrative Agent, in the case of each such Covered Real Property Asset consisting of a Fee Property, environmental audits, reports and other information prepared by professional consultants mutually acceptable to Borrower and Administrative Agent, in form, scope and substance satisfactory to Administrative Agent in its reasonable discretion, concerning any environmental hazards or liabilities to which Borrower or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

     B. REAL ESTATE APPRAISALS. Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of obtaining an appraisal of value, conducted by consultants retained by Administrative Agent in compliance with all applicable banking regulations, with respect to such Covered Real Property Asset.

6.10 ASSIGNABILITY AND RECORDING OF LEASE AGREEMENTS.

     From and after the Effective Date, in the event that any Borrower or any of its Subsidiaries enters into any lease that is a Material Leasehold (other than any Material Leasehold as to which Administrative Agent in its sole discretion affirmatively waives the requirements set forth in this subsection 6.10), such Borrower shall, or shall cause such Subsidiary to, (i) obtain lease terms permitting (or not expressly prohibiting) the encumbrancing of such Material Leasehold pursuant to an Additional Mortgage and the assignment of such Material Leasehold interest to the successful bidder at a foreclosure or similar sale (and to a subsequent third party assignee by Administrative Agent or any Lender to the extent Administrative Agent or such Lender is the successful bidder at such sale) in the event of a foreclosure or similar action pursuant to such Additional Mortgage and (ii) cause such lease, or a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to


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Administrative Agent, to be recorded in all places to the extent necessary or desirable, in the reasonable judgment of Administrative Agent, so as to enable an Additional Mortgage encumbering such Material Leasehold to effectively create a valid and enforceable Lien (subject to Permitted Encumbrances) on such Material Leasehold in favor of Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders.

6.11 YEAR 2000 COVENANT.

     Each Borrower has reviewed, or will expeditiously review, its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem or to the effects of a Year 2000 Problem suffered by any of Company's or any of its Subsidiaries' major commercial counter-parties. Each Borrower shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of Administrative Agent, each Borrower will provide Administrative Agent with assurances and substantiations (including without limitation the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to Administrative Agent as to the capability of each Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect. Each Borrower represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

6.12 CASH MAINTENANCE.

     Each Borrower shall, and shall cause each of its Subsidiaries to, (x) deposit, transfer and otherwise maintain all Cash in Deposit Accounts established and maintained with Lenders and (y) maintain all Cash Equivalents with Lenders. Any Cash of a Borrower not on deposit or otherwise maintained in a Deposit Account established and maintained with a Lender and any Cash Equivalents not maintained with a Lender, in each case as of the Effective Date, shall be transferred by such Borrower to a Deposit Account established and maintained with a Lender or to a Lender, as the case may be, no later than six
(6) months after the Effective Date. In the event that a Lender is replaced pursuant to subsection 2.8 or a financial institution is no longer a Lender under this Agreement, then all Cash and Cash Equivalents maintained with such former Lender shall be transferred to a Lender no later than six (6) months after such former Lender is replaced or is no longer a Lender, as the case may be.

6.13 ASSUMPTION BY NEW HOLDINGS OF OBLIGATIONS UNDER THIS AGREEMENT.

     Company shall cause New Holdings to assume its Obligations under this Agreement by executing and delivering on or prior to the Effective Date executed and acknowledged originals of this Agreement.


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6.14 DELIVERY OF ADDITIONAL DOCUMENTS .

     A. COLLATERAL DOCUMENTS TO BE DELIVERED BY GOSS JAPAN. No later than one hundred twenty (120) days after the Effective Date, Goss Japan shall (i) execute and deliver to Administrative Agent executed and acknowledged (where applicable) originals of any and all Security Agreements and Mortgages and/or amendments thereto, (ii) deliver to Lenders originally executed copies of one or more favorable written opinions of Anderson Mori, local counsel for Goss Japan, in form and substance reasonably satisfactory to Administrative Agent and its counsel, setting forth substantially the matters in the opinions designated in
Exhibit X-B annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request, and (iii) take any and all other actions, including, without limitation, the recording, filing and/or registration of any and all applicable Security Agreements and Mortgages and/or amendments thereto, necessary or desirable, in the opinion of Administrative Agent, to continue and maintain in favor of Administrative Agent, on behalf of Japanese Lenders, a perfected Lien in the real, personal and mixed property Collateral of Goss Japan.

     B. COLLATERAL DOCUMENTS AND OTHER DOCUMENTS TO BE DELIVERED BY COMPANY. No later than one hundred twenty (120) days after the Effective Date, Company shall deliver to Administrative Agent:

          (a) Landlord Consents and Estoppels; Recorded Leasehold Interests. In the case of each Effective Date Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

          (b) Title Reports. With respect to each Effective Date Mortgaged Property listed in Part B of Schedule 5.5 annexed hereto, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Effective Date and satisfactory in form and substance to Administrative Agent;

          (c) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Effective Date Mortgage Policies or in the title reports delivered pursuant to subsection 6.14C(b); and

          (d) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Effective Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of


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     such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

          (e) Tax Good Standings. Copies of all certificates or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority from the jurisdictions identified on
     Schedule 4.1A.

SECTION 7. BORROWERS' NEGATIVE COVENANTS

     New Holdings and each Borrower, as the case may be, covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, New Holdings or such Borrower, as the case may be, shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1 INDEBTEDNESS.

     New Holdings and each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Borrowers may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes that are pledged to Administrative Agent pursuant to the terms of the applicable Collateral Documents, (b) all such intercompany Indebtedness owed by any Borrower to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the applicable Obligations pursuant to the terms of the such promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of any Borrower under any guaranty of the applicable Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to such Borrower or to any of its Subsidiaries for whose benefit such payment is made; provided further that
     (x) the aggregate amount of all such intercompany Indebtedness owing at any time from Goss UK to Company or the Domestic Subsidiaries of Company shall not exceed (1) the


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     amount listed on Schedule 7.1A relating to Goss UK or if all or any portion of such amount is repaid at any time, such lesser amount as is then outstanding plus (2) $36,902,321, (y) the aggregate amount of all such intercompany Indebtedness owing at any time from Goss France to Company or the Domestic Subsidiaries of Company shall not exceed (1) the amount listed on Schedule 7.1A relating to Goss France or if all or any portion of such amount is repaid at any time, such lesser amount as is then outstanding plus (2) $20,914,540, and (z) the aggregate amount of all such intercompany Indebtedness owing at any time from Goss Japan to Company or the Domestic Subsidiaries of Company shall not exceed (1) the amount listed on Schedule 7.1A relating to Goss Japan or if all or any portion of such amount is repaid at any time, such lesser amount as is then outstanding plus (2) $21,824,773;

          (iv) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1B annexed hereto;

          (v) Goss Realty may become and remain liable with respect to (x) mortgage Indebtedness in the original principal amount of $30,000,000 secured by the Real Property Assets relating to such mortgage Indebtedness and (y) any Indebtedness incurred to refinance the then outstanding aggregate principal amount of such mortgage Indebtedness (provided that such refinancing Indebtedness shall be in an aggregate principal amount not to exceed the then outstanding aggregate principal amount of such mortgage Indebtedness plus the amount of accrued but unpaid interest thereon and shall contain such other terms and conditions satisfactory to Administrative Agent), and Sayama Sub may become and remain liable with respect to mortgage Indebtedness in the original principal amount of (Y)3 billion secured by the Real Property Assets relating to such mortgage Indebtedness;

          (vi) New Holdings may become and remain liable with respect to Indebtedness evidenced by the New Holdings Subordinated Notes in an original aggregate principal amount of $112,500,000; and

          (vii) Company and its Subsidiaries may become and remain liable with respect to Capital Leases, other Indebtedness and Contingent Obligations permitted pursuant to subsection 7.4(ix) in an aggregate principal amount not exceed $7,500,000 at any time outstanding.

7.2  LIENS AND RELATED MATTERS.

     A. PROHIBITION ON LIENS. None of New Holdings nor any Borrower shall, nor shall New Holdings or any Borrower permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of New Holdings, such Borrower or any of their respective Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any


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such property, asset, income or profits under the Uniform Commercial Code of any
State or under any similar recording or notice statute, except:

          (i) Permitted Encumbrances;

          (ii) Liens granted pursuant to the applicable Collateral Documents;

          (iii) Liens described in Schedule 7.2 annexed hereto;

          (iv) Liens securing the mortgage Indebtedness permitted under subsection 7.1(v); and

          (v) Liens securing Capital Leases and other Indebtedness permitted under subsection 7.1(vii).

     B. EQUITABLE LIEN IN FAVOR OF LENDERS. If New Holdings, any Borrower or any of their respective Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective a provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, none of New Holdings, the Borrowers or any of their respective Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWERS OR OTHER SUBSIDIARIES. Except as provided herein, none of New Holdings or any Borrower will, nor will New Holdings or any Borrower permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by New Holdings or such Borrower or any other Subsidiary of New Holdings or such Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to New Holdings or such Borrower or any other Subsidiary of New Holdings or such Borrower, (iii) make loans or advances to New Holdings or such Borrower or any other Subsidiary of New Holdings or such Borrower, or (iv) transfer any of its property or assets to New Holdings or such Borrower or any other Subsidiary of New Holdings or such Borrower.


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

7.3  INVESTMENTS; JOINT VENTURES.

     None of New Holdings or any Borrower shall, nor shall New Holdings or any Borrower permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company and its Subsidiaries may (1) continue to own the Investments owned by them as of the Effective Date in Borrowers; (2) continue to own the Investments owned by them as of the Effective Date in their respective Subsidiaries; and (3) make additional Investments in such wholly-owned Subsidiaries or any other Person or Persons that after giving effect thereto are or will be a wholly-owned Subsidiary of the Company or any of its other Subsidiaries of up to $1,000,000 in the aggregate for all such additional Investments;

          (iii) in addition to the amounts permitted pursuant to subsection 7.3(ii), Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iii);

          (iv) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

          (v) Company may continue to own its Joint Venture interests in Shanghai Goss Graphic Systems Co., Ltd. pursuant to the terms of its joint venture contract with Shanghai Printing & Packaging Machinery Co., as in effect on the Effective Date, and may make additional Investments in such Joint Venture of up to $2,500,000 in the aggregate;

          (vi) Company and its Subsidiaries may make and maintain Investments in non-cash proceeds of Asset Sales in accordance with the provisions of subsection 7.7(iii);

          (vii) Company and its Subsidiaries may make and maintain investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business;

          (viii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8; and

          (ix) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $1,000,000.


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

7.4  CONTINGENT OBLIGATIONS.

     None of New Holdings or any Borrower shall, nor shall New Holdings or any Borrower permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) New Holdings and its Subsidiaries may become and remain liable with respect to Contingent Obligations arising under their respective Guaranties, including Contingent Obligations thereunder with respect to Interest Rate Agreements and Currency Agreements entered into with any Lender or any of its Affiliates;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit, including without limitation the Existing Letters of Credit listed on Schedule 7.4 annexed hereto; provided that no Loan Party shall have granted any Lien securing obligations (including any reimbursement obligations) relating to any Existing Letters of Credit (other than pursuant to the Loan Documents);

                  (iii) Company and its Subsidiaries may become and remain
            liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

                  (iv) Company may become and remain liable with respect to
            Contingent Obligations in respect of any Indebtedness of any of Company's Subsidiaries permitted by subsection 7.1;

                  (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule
            7.4 annexed hereto;

                  (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Hedge Agreements entered into in the ordinary course of business;

                  (vii) Company may become and remain liable with respect to
            Contingent Obligations in respect of performance guarantees entered into in favor of a customer of Goss UK, Goss France or Goss Japan, in the ordinary course of business and consistent with past practice, whereby Company guarantees the performance obligations of Goss UK, Goss France or Goss Japan in connection with the manufacture and delivery of any printing press and/or other machinery or equipment, including without limitation the repayment of any downpayment or other customer advance amount;

                  (viii) Company may become and remain liable with respect to
            Contingent Obligations in respect of performance bonds in favor of a customer (or designee of such customer) of Goss UK, Goss France or Goss Japan, in the ordinary course of business and consistent with past practice, in an aggregate amount not to exceed $10,000,000; and


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

                  (ix) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such other Contingent Obligations shall at no time exceed $1,000,000; provided further that the maximum aggregate amount of such other Contingent Obligations and Capital Leases and Indebtedness permitted pursuant to subsection 7.1(vii) shall not exceed $7,500,000 at any time outstanding.

7.5  RESTRICTED JUNIOR PAYMENTS.

     No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to New Holdings in an amount necessary to permit New Holdings to make payments of regularly scheduled interest in respect of the New Holdings Subordinated Notes, in accordance to the terms of and to the extent required by, and subject to the subordination provisions contained in, the New Holdings Subordinated Note Indenture; provided further that so long as (x) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby and (y) the Consolidated Leverage Ratio for the immediately preceding four consecutive Fiscal Quarter period prior to such date of determination does not exceed 3.00:1.00, Company may make Restricted Junior Payments to New Holdings (i) in an aggregate amount not to exceed $250,000 in any Fiscal Year in order to permit New Holdings to pay general administrative costs and expenses, and (ii) in an amount necessary to permit New Holdings to discharge the consolidated tax liabilities of New Holdings, Company and Company's Subsidiaries, in each case so long as New Holdings applies the amount of any such Restricted Junior Payment for such purpose.

7.6  FINANCIAL COVENANTS.

     A. MINIMUM FIXED CHARGE RATIO. Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending on any of the dates set forth below to be less than the correlative ratio indicated:

             PERIOD                                   MINIMUM FIXED CHARGE RATIO
             ------                                   --------------------------
     December 31, 2000                                         0.76:1.00
     March 31, 2001                                            1.05:1.00
     June 30, 2001                                             1.20:1.00
     September 30, 2001                                        1.46:1.00
     December 31, 2001                                         1.34:1.00
     March 31, 2002                                            1.37:1.00


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

     June 30, 2002                                             1.26:1.00
     September 30, 2002                                        1.19:1.00
     December 31, 2002                                         1.03:1.00
     March 31, 2003                                            1.02:1.00
     June 30, 2003                                             0.96:1.00
       and thereafter

     B.   MINIMUM CONSOLIDATED ADJUSTED EBITDA.

     Company shall not permit Consolidated Adjusted EBITDA for any four-Fiscal Quarter period ending as of the last day of any Fiscal Quarter ending on any of the dates set forth below to be less than the correlative amount indicated:

             PERIOD                                      MINIMUM CONSOLIDATED
             ------                                      --------------------
                                                            ADJUSTED EBITDA
                                                            ---------------
       March 31, 2000                                         ($2,000,000)
       June 30, 2000                                           $5,000,000
       September 30, 2000                                     $13,000,000
       December 31, 2000                                      $31,000,000
       March 31, 2001                                         $40,000,000
       June 30, 2001                                          $45,000,000
       September 30, 2001                                     $54,000,000
       December 31, 2001                                      $52,500,000
       March 31, 2002                                         $55,000,000
       June 30, 2002                                          $56,000,000
       September 30, 2002                                     $58,000,000
       December 31, 2002                                      $60,000,000
       March 31, 2003                                         $63,000,000
       June 30, 2003                                          $64,000,000
         and thereafter

; provided that, for purposes of this subsection 7.6B only, (i) with respect to the Fiscal Quarter ended on March 31, 2000, Consolidated Adjusted EBITDA shall be for the immediately preceding one Fiscal Quarter period; (ii) with respect to the Fiscal Quarter ended on June 30, 2000, Consolidated Adjusted EBITDA shall be for the immediately preceding two-consecutive


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

Fiscal Quarter period; (iii) with respect to the Fiscal Quarter ended on September 30, 2000, Consolidated Adjusted EBITDA shall be for the immediately preceding three-consecutive Fiscal Quarter period; and (iv) for each subsequent Fiscal Quarter after the Fiscal Quarter ended on September 30, 2000, Consolidated Adjusted EBITDA shall be for the immediately preceding four-consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter ending on any of the dates set forth above.

7.7  RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

     No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, alter the corporate, capital or legal structure of such Borrower or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets (including without limitation any Accounts or other accounts receivables), whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

          (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation and if any such transaction involves a Subsidiary Guarantor, the surviving corporation shall be the Company or such Subsidiary Guarantor;

          (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

          (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales (provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof) and make Investments pursuant to subsection 7.3; and

          (iv) Company and its Subsidiaries may make Asset Sales of Real Property Assets located at Redding, Pennsylvania and at Westmont, Illinois; provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) the consideration received therefor shall be in Cash; and (z) the Net Asset Sale Proceeds of such Asset Sales shall be applied as mandatory prepayments as required by subsection 2.4B(iii)(a).


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7.8  CONSOLIDATED CAPITAL EXPENDITURES.

     No Borrower shall nor shall any Borrower permit any of its Subsidiaries to make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount set forth below opposite such Fiscal Year:

        FISCAL YEAR                                         MAXIMUM CONSOLIDATED
                                                            CAPITAL EXPENDITURES
     Fiscal Year 2000                                           $17,500,000
     Fiscal Year 2001                                           $17,500,000
     Fiscal Year 2002                                           $18,500,000
     Fiscal Year 2003                                           $20,000,000
       and thereafter

7.9  SALES AND LEASE-BACKS.

     Except with respect to Goss Realty and Sayama Sub, no Borrower shall nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which such Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than such Borrower or any of its Subsidiaries) or (ii) which such Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Borrower or any of its Subsidiaries to any Person (other than such Borrower or any of its Subsidiaries) in connection with such lease.

7.10 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

     No Borrower shall nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of New Holdings or Company or with any Affiliate of New Holdings or Company or of any such holder, on terms that are less favorable to New Holdings or Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries, (iii) reasonable financial advisory or structuring fees paid to Stonington for services rendered by


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Stonington and  reimbursement  of out-of-pocket  expenses,  and (iv) arms-length transactions in the ordinary course of business with other companies managed by Stonington.

7.11 DISPOSAL OF SUBSIDIARY STOCK.

     Except pursuant to the Collateral Documents and except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(i) or (iii), no Borrower shall:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.12 CONDUCT OF BUSINESS; LIMITATIONS ON SUBSIDIARIES.

     From and after the Effective Date, no Borrower shall nor shall any Borrower permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Borrower and its Subsidiaries on the Effective Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.13 AMENDMENTS OF CERTAIN DOCUMENTS; DESIGNATION OF SENIOR DEBT.

     Except as may be permitted by subsection 7.5, none of New Holdings or any Borrower shall, nor shall New Holdings or any Borrower permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness or any agreement related thereto or any guaranty entered into by any Loan Party in connection therewith, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change any dates upon which payments of principal or interest are due thereon, change the terms of any payments from payment-in-kind to cash pay, change any of the covenants with respect thereto in a manner which is more restrictive to such Borrower or any of its Subsidiaries, change any event of default or condition to an event of default with respect thereto in a manner which is more restrictive to such Borrower, change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Loan Party or Lenders.


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

7.14 FISCAL YEAR.

     None of Company nor any of its Subsidiaries shall change its Fiscal Year-end from December 31 without giving 60 days notice to Administrative Agent and Lenders of such change.

7.15 FOREIGN UNFUNDED PENSION PLANS.

     No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, adopt or amend any Foreign Unfunded Pension Plan if such adoption or amendment could reasonably be expected to result in a Material Adverse Effect.

SECTION 8. EVENTS OF DEFAULT

     If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1  FAILURE TO MAKE PAYMENTS WHEN DUE.

     Failure by any Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by any Borrower to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by any Borrower to pay interest on any Loan or any fee or any other amount due under this Agreement within five (5) days after the date due; or

8.2  DEFAULT IN OTHER AGREEMENTS.

          (i) Failure of any Borrower or any of its Subsidiaries to pay when due any principal of or interest on one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or

          (ii) breach or default by any Borrower or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or


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8.3  BREACH OF CERTAIN COVENANTS.

     Failure of any Borrower to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4  BREACH OF WARRANTY.

     Any representation, warranty, certification or other statement made by any Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  OTHER DEFAULTS UNDER LOAN DOCUMENTS.

     Any Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 30 days after receipt by any Borrower of notice from Administrative Agent or any Lender of such default; or

8.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of New Holdings, any Borrower or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code which decree or order is not stayed; or (ii) an involuntary case shall be commenced against New Holdings, any Borrower or any of its Material Subsidiaries under the Bankruptcy Code; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over New Holdings, any Borrower or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of New Holdings, any Borrower or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of New Holdings, any Borrower or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or (iii) with respect to Goss France: (a) Goss France ceases or threatens or announces an intention to cease or suspend payment of its debts whether pursuant to Article 3 of law No. 85-89 dated 25 January 1985 or otherwise, (b) Goss France becomes insolvent or has any moratorium declared in respect of any of its indebtedness, (c) Goss France applies for the appointment of a conciliator pursuant to law No. 84-148 dated 1 March 1984, (d) Goss France applies for the appointment of a mandataire ad hoc, (e) Goss France becomes the object of a judgment declaring its redressment judiciare (after notice to terminate addressed to the administrateur


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     remaining without response for one month or upon the administrateur electing to terminate) or liquidation judiciaire pursuant to law No. 85-998 of 25 January 1985 or subject to a plan for the transfer of the whole or part of its business, or (f) an administrator, receiver, liquidator or similar officer is appointed with respect to Goss France or its assets or any petition or proceedings for any such appointment is brought or a resolution for such appointment is passed; or

8.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) New Holdings, any Borrower or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or New Holdings, any Borrower or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) New Holdings, any Borrower or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of New Holdings, any Borrower or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8  JUDGMENTS AND ATTACHMENTS.

     Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,500,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against New Holdings, any Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  DISSOLUTION.

     Any order, judgment or decree shall be entered against New Holdings, any Borrower or any of its Subsidiaries decreeing the dissolution or split up of New Holdings, any Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

8.10 EMPLOYEE BENEFIT PLANS.

     There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Borrower or any


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of its Subsidiaries in excess of $2,500,000 during the term of this Agreement;
or there shall exist an excess of aggregated accumulated benefit obligations, as defined in Statement of Financial Accounting Standards No. 87, over the aggregate total fair market value for all Pension Plans (excluding for purposes of such computation (1) each Pension Plan with respect to which the fair market value of the assets exceeds such accumulated benefit obligations and (2) each Foreign Unfunded Pension Plan), which exceeds $12,000,000; or

8.11 CHANGE IN CONTROL.

          (i) A change shall occur in the Board of Directors of New Holdings so that a majority of the Board of Directors of New Holdings ceases to consist of the individuals who constituted the Board of Directors of New Holdings on the Effective Date (or individuals whose election or nomination for election was approved by a vote of at least 75% of the directors then in office who either were directors of New Holdings on the Effective Date or whose election or nomination for election previously was so approved); or

          (ii) any Person or Group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission), other than Stonington and its Affiliates, shall become or be the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of New Holdings on a fully diluted basis, unless Stonington and its Affiliates shall own and continue to so own capital stock representing not less than a majority of such aggregate ordinary voting power; or

          (iii) at any time prior to a Public Offering, Stonington shall cease to own, directly or indirectly, beneficially or of record, at least 51% of each of the New Holdings Common Stock or any other class of voting capital stock of New Holdings; or

          (iv) New Holdings shall cease to beneficially own and control, directly or indirectly, 100% of the issued and outstanding shares of capital stock of Company or shall cease to have the ability to elect all of the Board of Directors of Company; or

          (v) Company shall cease to beneficially own and control, directly or indirectly, 100% of the issued and outstanding shares of capital stock of each of the other Borrowers (other than directors' qualifying shares) or Company shall cease to have the ability to elect all of the Board of Directors of each of the other Borrowers; or

8.12 INVALIDITY OF LOAN DOCUMENTS.

     Any Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void; or any Loan Party denies that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or the validity of any Loan Document shall be contested by


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any Governmental Authority (whether by a general suspension of payments or a moratorium on the payment of any class of indebtedness or otherwise); or any treaty, law, regulation, communique, decree, ordinance or policy of any Governmental Authority shall purport to render any provision of any Loan Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by any Loan Party of its obligations under any Loan Documents; or

8.13 FAILURE OF SECURITY.

     Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority security interest in the Collateral; or

8.14 ACTION RELATING TO CERTAIN SUBORDINATED INDEBTEDNESS.

     Any event shall occur which, under the terms of the New Holdings Subordinated Note Indenture shall require New Holdings or any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or a portion of any such Subordinated Indebtedness; or New Holdings or any of its Subsidiaries shall for any other reason purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire, or make any other payments in respect of, all or any portion of any such Subordinated Indebtedness, except to the extent expressly permitted by subsection 7.5; or

8.15 AMENDMENT OF CERTAIN DOCUMENTS OF NEW HOLDINGS.

     New Holdings shall agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of the New Holdings Subordinated Note Indenture as in effect on the Effective Date, in a manner adverse to New Holdings or any of its Subsidiaries or to Lenders without the prior written consent of Administrative Agent and Requisite Lenders; or

8.16 CONDUCT OF BUSINESS RELATING TO NEW HOLDINGS.

     New Holdings shall engage in any business other than owning 100% of the capital stock of Company, issuing and servicing the New Holdings Subordinated Notes and entering into and performing its obligations under and in accordance with the Loan Documents to which it is a party and the New Holdings Subordinated
Note Indenture, or shall own any assets other than (a) the capital stock of Company and (b) Cash and Cash Equivalents in an amount not to exceed $1,000,000 at any one time for the purpose of paying general operating expenses of New Holdings or shall incur or permit to exist any Indebtedness or any other liabilities other than liabilities related to the permitted business of New Holdings and which are not material in amount, either individually or in the aggregate:


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THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the obligation of each Lender to make any Loan, the obligation or right of any Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of the applicable Requisite Class Lenders in accordance with the terms and conditions set forth in the Intercreditor Agreement, by written notice to each applicable Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above with respect to the Type of Loans and Commitments of such requesting or consenting Class to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each applicable Borrower, and the obligation of each Lender to make any Loan, the obligation or right of any Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

     Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

     Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause
(ii) of such paragraph each applicable Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then the applicable Requisite Class Lenders, by written notice to each applicable Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind applicable Lenders to a decision which may be made at the election of Requisite Class Lenders and are not intended to benefit any Borrower and do not grant any Borrower the right to require applicable Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


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8.17 FAILURE OF GOSS REALTY AND LASALLE BANK NATIONAL ASSOCIATE TO PERFORM..

     Goss Realty or LaSalle Bank National Association shall fail to execute all documents necessary to consummate the transactions contemplated by that certain Stipulation and Plan Modification to the Reorganization Plan as confirmed by the Court on November 2, 1999, on or before November 30, 1999 or such later date as may be approved by the Court.

SECTION 9. ADMINISTRATIVE AGENT

9.1  APPOINTMENT.

     BTCo and its applicable Affiliates are hereby appointed by each Lender as the Administrative Agent so appointed hereunder and under the other Loan Documents, and each such Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower or any of its Subsidiaries.

9.2  POWERS AND DUTIES; GENERAL IMMUNITY.

     A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or


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certificates or any other documents furnished or made by Administrative Agent to
Lenders or by or on behalf of any Borrower to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Borrower or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of their officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by an Agent's gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing,
(i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

     D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in their individual capacity as a Lender hereunder. With respect to their participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent, in each case in its individual capacity. Administrative Agent and each of its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other


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consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of each Borrower and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of each Borrower and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4  RIGHT TO INDEMNITY.

     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent and its respective officers, directors, employees or agents to the extent that Administrative Agent and such officers, directors, employees or agents shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable costs and expenses (including, without limitation, reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent and such officers, directors, employees or agents in exercising its or their powers, rights and remedies or performing its or their duties hereunder or under the other Loan Documents or otherwise in its or their capacity as Administrative Agent or as an officer, director, employee or agent of Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's or such officer's, director's, employee's or agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent or any such officer, director, employee or agent for any purpose shall, in the opinion of Administrative Agent or such officer, director, employee or agent be insufficient or become impaired, Administrative Agent or such officer, director, employee or agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5  SUCCESSOR AGENT.

     Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and each Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to


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each Borrower and Administrative Agent, as the case may be, and signed by
Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to each Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.6  COLLATERAL DOCUMENTS AND GUARANTIES.

     Each Lender hereby further authorizes Administrative Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each Collateral Document; provided that, subject to any provision of subsection 10.6 requiring the consent of any additional Lenders, Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document or any Guaranty without the prior consent of Requisite Lenders, but Administrative Agent may (i) release any Lien covering any items of Collateral that are the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have consented and (ii) release any Guarantor (other than any Borrower or New Holdings) from its Guaranty if all of the capital stock of such Guarantor is sold to a Person that is not any Affiliate of Company pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any of the Guaranties, it being understood and agreed that all rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof.

     It is hereby specified that the obligations of the Company under this Agreement shall be substituted in lieu of its obligations resulting from the Existing Credit Agreement and that therefore Administrative Agent hereby reserves, as provided under Article 1278 of French Civil Code, as security for the obligations of the Company under this Agreement, the benefit, of the security interest created by the Share Pledge Agreement dated October 15, 1996 as amended on January 29, 1998 among Company and Administrative Agent relating to the pledge of Goss France's shares by Company.

     It is hereby specified that the obligations of Goss France under this Agreement shall be substituted in lieu of its obligations resulting from the Existing Credit Agreement and that therefore Administrative Agent hereby reserves, as provided under Article 1278 of French Civil Code, as security for the obligations of Goss France under this Agreement, the benefit, of


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the security interest created by the Trademark Pledge Agreement date January 29,
1998, among Goss France and Administrative Agent.

9.7  DOCUMENTATION AGENT.

     Any Lender identified on the facing page, the introduction, the signature pages or in any provision of this Agreement as "documentation agent" shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other those applicable to all Lenders as such. Without limiting the foregoing, any Lender so identified as "documentation agent" shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 10. MISCELLANEOUS

10.1 ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

     A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); and provided further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

     B. ASSIGNMENTS.

          (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the


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     giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company if there has not occurred and is then continuing an Event of Default and of Administrative Agent and, in the case of an assignment of an Indemnity Amount or an Indemnity Participation, the consent of Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld); provided that any such assignment by a Lender in accordance with either clause (a) or (b) above (x) of any Domestic Tranche A Revolving Loan Commitment, any Domestic Tranche A Revolving Loan or any Tranche A Letter of Credit shall effect a pro rata assignment of each such Type of Commitment and each such Type of Loan of the assigning Lender and
     (y) of any Tranche B Revolving Loan Commitment, any Term Loan Commitment, any Tranche B Revolving Loans, any Term Loans or any Tranche B Letters of Credit shall effect a pro rata assignment of each such Type of Commitment and each such Type of Loan of the assigning Lender, and in the event that any such assigning Lender is an Indemnifying Lender, shall also effect a pro rata assignment of any Indemnity Participation and Indemnity Amount; provided further that notwithstanding the foregoing, in the event that an Indemnifying Lender is making an assignment to any other Lender or Eligible Assignee, which Lender or Eligible Assignee desires to become a UK Lender, a French Lender or a Japanese Lender hereunder, as the case may be, Administrative Agent shall be entitled to assign to such other Lender or Eligible Assignee, without making a pro rata assignment of any other Type of Commitment or Type of Loan of Administrative Agent, that portion of its UK Tranche B Revolving Loan Commitment, its French Tranche B Revolving Loan Commitment or its Japanese Tranche B Revolving Loan Commitment, as the case may be, which represents the portion of the Indemnity Participation and Indemnity Amount being assigned to such other Lender or Eligible Assignee by such Indemnifying Lender, and upon such assignment by Administrative Agent, such other Lender or Eligible Assignee shall become a UK Lender, a French Lender or a Japanese Lender hereunder, as the case may be. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500, and with such forms, certificates or other evidence, if any, with respect to any withholding tax matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent or the appropriate persons, as the case may be, pursuant to subsection 2.7B(iii)(a) (as fully set forth in Annex A). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and



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     (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV,
     Exhibit V, Exhibit VI or Exhibit VII annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender.

          (ii) Acceptance by Administrative Agent; Recordation in Register; Recording Fees in Japan. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to any withholding tax matters that such assignee may be required to deliver to Administrative Agent or the appropriate persons, as the case may be, pursuant to subsection 2.7B(iii) (as fully set forth in Annex A), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii). Each Eligible Assignee shall be solely responsible for all fees, costs and expenses (including reasonable attorney fees, costs and expenses incurred by Administrative Agent) relating to the registering and recording the security interests of such Eligible Assignee with respect to any Mortgages in Japan.

     C. PARTICIPATIONS. The holder of any participation (other than an Indemnity Participation), other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such


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participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan or fees payable on any Letter of Credit allocated to such participation, and all amounts payable by Borrowers hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D,
2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Each Borrower and each Lender hereby acknowledges and agrees that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of such Borrower to the participant and
(b) the participant shall be considered to be a "Lender".

     D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between any Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2 EXPENSES.

     Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the actual and reasonable costs of furnishing all opinions by counsel for any Borrower (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of any Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements;
(iii) the actual and reasonable fees, expenses and disbursements of counsel to Administrative Agent (including actual and reasonable allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (iv) all the actual and reasonable costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to the Loan Documents, including without limitation costs of conducting record searches, examining Collateral, costs of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, costs of preparing and recording Loan Documents, fees and expenses of counsel for providing such opinions as Administrative Agent or Requisite Lenders may reasonably request,


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and fees and expenses of legal counsel to Administrative Agent; (v) all the actual costs and reasonable expenses of obtaining and reviewing any appraisals provided for under this Agreement and any environmental audits or reports provided for under this Agreement; (vi) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (vii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including actual and reasonable allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings, and (viii) all fees, expenses, disbursements and other costs or liabilities of any financial advisors, accountants, auditors or appraisers retained by Administrative Agent or its counsel in connection with this Agreement or any other Loan Document or the transactions contemplated thereby.

10.3 INDEMNITY.

     In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to defend, indemnify, pay and hold harmless Administrative Agent and Lenders, and the officers, directors, employees, agents and affiliates of Administrative Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to any Borrower with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower


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shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     Without limiting the generality of the foregoing, each Borrower further agrees to fully and promptly pay, perform, discharge, defend (subject to Indemnitee's selection of counsel), indemnify and hold harmless each Indemnitee from and against any Indemnified Environmental Liabilities; provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Environmental Liabilities to the extent such Indemnified Environmental Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Environmental Liabilities incurred by the Indemnitees or any of them. As used herein, "INDEMNIFIED ENVIRONMENTAL LIABILITIES" means any liabilities, obligations, losses, damages (including, without limitation, natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including, without limitation, the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action necessary to remove, remediate, clean up, or abate any Hazardous Materials or any activity relating to Hazardous Materials that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim), expenses and disbursements of any kind or nature whatsoever, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of: (i) any Release, threatened Release or disposal of any Hazardous Materials at any of the Facilities; (ii) the Release, threatened Release, or disposal at any location of any Hazardous Materials generated at or originating from any of the Facilities by or at the direction of Company or any of its Subsidiaries; (iii) any Environmental Claim in connection with any of the Facilities; or (iv) the operation of or violation of any Environmental Law at any of the Facilities.

10.4 SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default and consultation with Administrative Agent each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other


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Indebtedness at any time held or owing by that Lender or any of its Affiliates to or for the credit or the account of such Borrower against and on account of the obligations and liabilities of such Borrower under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Borrower hereby further grants to Administrative Agent and each Lender for the benefit of all Lenders a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5 RATABLE SHARING

     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender from a Borrower hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of such Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6 AMENDMENTS AND WAIVERS.

     No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by any Borrower therefrom, shall in


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any event be effective without the written concurrence of such Borrower and
Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which:

          (a) amends, modifies or waives any provision of this subsection 10.6;
     or

          (b) reduces the percentage specified in the definition "Requisite Lenders"; or

          (c) consents to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or any other Loan Document;

shall be effective only if evidenced in a writing signed by or on behalf of all Lenders; provided further that any such amendment, modification, termination, waiver or consent which:

          (a) extends the final scheduled maturity of any Domestic Tranche A Revolving Loan or any Notes relating thereto, or extends the stated maturity of any Tranche A Letter of Credit beyond the Commitment Termination Date, or reduces the rate or extends the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduces the principal amount thereof (except to the extent repaid in cash); or

          (b) releases all or substantially all of (x) the Collateral (except as expressly provided in the Loan Documents) under all the Collateral Documents with respect to the Domestic Tranche A Revolving Loan Commitments, or (y) the Guarantors (except as expressly provided in the Loan Documents) from their obligations under any of the Guaranties with respect to the Domestic Tranche A Revolving Loan Commitments; or

          (c) increases the advance rates provided for in the definition of "Tranche A Borrowing Base" or "Tranche B Borrowing Base" to any level above the advance rates in effect as of the Effective Date;

shall be effective only if evidenced in a writing signed by or on behalf of all Domestic Tranche A Lenders (with Obligations being directly affected in the case of clause (a) above); provided further that any such amendment, modification, termination, waiver or consent which:

          (a) extends the final scheduled maturity of any Term Loan or Tranche B Revolving Loan or any Notes relating thereto, or extends the stated maturity of any Tranche B Letter of Credit beyond the Commitment Termination Date, or reduces the rate or extends the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduces the principal amount thereof (except to the extent repaid in cash); or

          (b) releases all or substantially all of (x) the Collateral (except as expressly provided in the Loan Documents) under all the Collateral Documents with respect to the Term Loans or Tranche B Revolving Loan Commitments, or (y) the Guarantors (except


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as expressly provided in the Loan Documents) from their obligations under any of the Guaranties with respect to the Term Loans or Tranche B Revolving Loan Commitments;

shall be effective only if evidenced in a writing signed by or on behalf of all Domestic Tranche B Lenders, UK Lenders, French Lenders and Japanese Lenders (with Obligations being directly affected in the case of clause (a) above).

     In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (ii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or any other provision of this Agreement relating to the Swing Line Lender shall be effective without the written concurrence of Swing Line Lender, (iii) to the extent related to (a) UK Indemnifying Lenders or UK Tranche B Revolving Loan Commitments, (b) French Indemnifying Lenders or French Tranche B Revolving Loan Commitments, or (c) Japanese Indemnifying Lenders or Japanese Tranche B Revolving Loan Commitments, no amendment, modification, termination or waiver of any provision of subsection 2.9 or of related definitions shall be effective without the written concurrence of, respectively, (x) the UK Indemnifying Lenders holding a majority of the UK Tranche B Revolving Loan Exposure and of Administrative Agent, (y) the French Indemnifying Lenders holding a majority of the French Tranche B Revolving Loan Exposure and of Administrative Agent, and
(z) the Japanese Indemnifying Lenders holding a majority of the Japanese Tranche B Revolving Loan Exposure and of Administrative Agent, (iv) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, and (v) no amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of
(x) extending or reducing any interim scheduled payments applicable to either Class or (y) changing any interim scheduled payments, voluntary and mandatory prepayments, or Commitment reductions applicable to either Class (the "AFFECTED CLASS") in a manner that disproportionately disadvantages such Class relative to the other Class, shall be effective without the written concurrence of Requisite Class Lenders of such Class or such Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection
2.4 with respect to one Class but not the other Class shall be deemed to disadvantage such other Class for purposes of this clause (v)).

     Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower.


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10.7 INDEPENDENCE OF COVENANTS.

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8 NOTICES.

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

     No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.


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10.11 MARSHALLING; PAYMENTS SET ASIDE.

     None of Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to Administrative Agent or Lenders (or to Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12 SEVERABILITY.

     In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

     The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 HEADINGS.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15 APPLICABLE LAW.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE


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

GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16 SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). None of Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by any Borrower without the prior written consent of all Lenders.

10.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Each Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Borrower at its address provided in subsection 10.8, such service being hereby acknowledged by such Borrower to be sufficient for personal jurisdiction in any action against such Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.

10.18 WAIVER OF JURY TRIAL.

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19 CONFIDENTIALITY.

     Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified in writing as confidential by any Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by each Borrower that in any event a Lender may make disclosures to Affiliates of such Lender, to the legal counsel and accountants of such Lender or of such Affiliates, or disclosures reasonably required by any bona fide assignee, transferee or participant (who shall have agreed to the confidentiality of the same) in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20 JUDGMENT CURRENCY.

     (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.


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

     (b) The obligations of each Borrower in respect of any sum due from it to Administrative Agent or any Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by Administrative Agent or Lender of any sum adjudged to be so due in such Other Currency Administrative Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due Administrative Agent or Lender in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent or Lender against such loss, and if the Original Currency so purchased exceed the sum originally due to Administrative Agent or Lender in the Original Currency, Lender shall remit such excess to such Borrower.

10.21 COUNTERPARTS; EFFECTIVENESS.

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.22 NO IMMUNITY.

     To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection 10.22 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

10.23 INTENTION TO SECURE OBLIGATIONS UNDER HEDGE AGREEMENTS.

     Borrowers may from time to time enter into one or more Hedging Agreements with or one or more Lenders in accordance with the terms of the Credit Agreement, and it is intended that the obligations of Borrowers under the Hedging Agreements, including the obligation of Borrowers to make payments thereunder in the event of early termination thereof be secured pursuant to the Loan Documents.

                  [Remainder of page intentionally left blank]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                            [Signature pages to come]

                                     ANNEX A

2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

     A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, commitment fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Offshore Rate Loans that are reflected in the definition of Adjusted Offshore Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market for the Applicable Currency;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto in an amount deemed by such Lender (in its sole discretion) to be material; then, in any such case, the applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the applicable Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


                                   Annex A-1

     B. WITHHOLDING OF TAXES.

          (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall be paid free and clear of, and, except to the extent required by law, without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America, the UK, France or Japan or any political subdivision in or of the United States of America, the UK, France or Japan or any other jurisdiction from or to which a payment is made by or on behalf of any Borrower or by any federation or organization of which the United States of America, the UK, France or Japan or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If any Borrower or any other Person (including any Funding Lender with respect to any payments made to an Indemnifying Lender under subsection 2.9) is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Borrower to Administrative Agent or any Lender under any of the Loan Documents or by any Funding Lender with respect to any payments made to an Indemnifying Lender under subsection 2.9:

               (a) such Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

               (b) such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Administrative Agent or any such Lender, as the case may be) on behalf of and in the name of Administrative Agent or any such Lender;

               (c) the sum payable by such Borrower or by such Funding Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent, such Lender or Indemnifying Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, such Borrower shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of its making payment thereof to the relevant taxing or other authority;


                                   Annex A-2
          provided that no such additional amount of United States Tax shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender; provided further that any such additional amount of UK, French, or Japanese Tax, as the case may be, shall be required to be paid by Borrower to Administrative Agent, any applicable Indemnifying Lender or to any other Lender under clause (c) above whether or not any such payment shall be required as a result of any change in applicable laws and regulations after the date hereof (i.e., Borrower shall be required to pay such additional amount of UK, French, or Japanese Tax, as the case may be, even if the obligation to make such payment shall have arisen under applicable laws and regulations as in effect on the date hereof); and provided further that notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that Administrative Agent is required by any applicable law or regulation, whether or not in effect on the date hereof, to make any deduction or withholding on account of any such UK, French, or Japanese Tax from any sum paid or payable by Administrative Agent to any Indemnifying Lender pursuant to subsection 2.9, (a) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Indemnifying Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Indemnifying Lender; and (b) the sum payable by such Borrower or by Administrative Agent in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or Indemnifying Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made. Borrower shall indemnify Administrative Agent and each applicable Indemnifying Lender for any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or under any applicable Governmental Authority with respect to the payments to be made pursuant to subsection 2.9.

          (iii) Evidence of Exemption from Withholding Taxes.

               (a) (1) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes


                                   Annex A-3
          a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (X) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Non-US Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Non-US Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Non-US Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (Y) if such Non-US Lender is not a "bank" or other Person described in
          Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause
          (X) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Non-US Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Non-US Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Non-US Lender of interest payable under any of the Loan Documents.

               (2) Each UK Lender (other than a UK Qualifying Lender; provided that this clause 2.7B(iii)(a)(3) shall apply to a UK Qualifying Lender who loses such status, other than through a change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the Relevant Date (as defined below) as set out in clause 2.7B(iii)(c), from the date of such loss) shall deliver to the appropriate Person such application forms, certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such UK Lender, to enable Goss UK to be able to pay interest on the UK Loans from it without withholding or deduction for or on account of any UK income tax. Each UK Lender severally warrants to Goss UK that on the Relevant Date (as defined in clause 2.7B(iii)(c)) (i) it is a UK Qualifying Lender or (ii) it is a UK Double Tax Treaty Lender that has or will timely fulfill its obligations under subsection 2.7B(iii).

               (3) Each French Lender that is organized under the laws of any jurisdiction other than France or any political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-FRENCH LENDER") agrees to deliver to Goss France and Administrative Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Non-French Lender, to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Non-


                                   Annex A-4

          French Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the French Revolving Loans.

               (4) Each Japanese Lender that is organized under the laws of any jurisdiction other than Japan or any political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-JAPANESE LENDER") agrees to deliver to Goss Japan and Administrative Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Non-Japanese Lender, to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Non-Japanese Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the Japanese Revolving Loans.

               (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters or UK, French or Japanese income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall
          (1)(W) in the case of any Non-US Lender, promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, (X) in the case of any Non-French Lender, promptly deliver to Administrative Agent for transmission to Goss France such certificates, documents or other evidence as may be required from time to time under the third paragraph of subsection 2.7B(iii)(a), (Y) in the case of any Non-Japanese Lender, promptly deliver to Administrative Agent for transmission to Goss Japan such certificates, documents or other evidence as may be required from time to time under the fourth paragraph of subsection 2.7B(iii)(a), or (Z) in the case of any UK Lender, promptly deliver to the appropriate Persons such application forms, certificates, documents or other evidence as may be required from time to time under the second paragraph of subsection 2.7B(iii)(a), in each case properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States, French, Japanese or UK (as applicable) Tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

               (c) The Borrower shall not be required to pay any additional amount to or in respect of any payment to any Non-US Lender, Non-French Lender, Non-Japanese Lender or UK Lender that is not a UK Indemnifying Lender in respect of


                                   Annex A-5
          that payment, as the case may be, under clause (c) of subsection 2.7B(ii) if such Lender shall both (i) have failed to satisfy the requirements of clause (a) or (b) (provided that for the purpose of this subsection 2.7B(iii)(c) its obligations under such clause (b) shall not be considered to be duly fulfilled by its notification to Administrative Agent and Borrower of its inability to deliver any form, certificate or other evidence) of this subsection 2.7B(iii) and
          (ii) is not a UK Qualifying Lender; provided further that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) (in the case of any payment, or part thereof, connected with any Commitment, Loan, Letter of Credit or Indemnity Participation, sold, assigned or transferred pursuant to an Assignment Agreement) after the date of such Assignment Agreement or (in any other case) after the Effective Date (hereinafter, the "RELEVANT DATE"), or is a UK Qualifying Lender on the Relevant Date, as the case may be, nothing in this subsection 2.7B(iii)(c) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender either is no longer a UK Qualifying Lender or is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is exempt from withholding tax or is subject to withholding tax at a rate higher than on the Relevant Date, as described in subsection 2.7B(iii)(a), as the case may be.

               (d) The Borrower shall not be required to pay any additional amount under clause (c) of subsection 2.7B(ii) to any French Indemnifying Lender if Administrative Agent is not either a French corporation or a bank which has and acts through a permanent establishment in France and holds a valid Certificate of Exemption from withholding tax for foreign corporations or non-residents, provided, however, that nothing in this subsection 2.7(iii) shall relieve the applicable Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) to an Indemnifying Lender which becomes a French Lender, Japanese Lender or a UK Lender, as the case may be, upon the occurrence of a Triggering Event under subsection 2.9A, notwithstanding the fact that such Indemnifying Lender is not properly entitled to deliver forms, certificates or other evidence establishing that such Indemnifying Lender is exempt from Tax (other than Tax on its overall net income) with respect to payments received from such Borrower, whether or not as a result of any change in applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the Effective Date.

               (e) The Borrower shall not be required to pay any additional amount under clause (c) of subsection 2.7B(ii) to any Japanese Indemnifying Lender if Administrative Agent is not either a Japanese corporation or a bank which has and acts through a permanent establishment in Japan and holds a valid Certificate of


                                   Annex A-6

          Exemption from withholding tax for foreign corporations or non-residents, provided, however, that nothing in this subsection 2.7(iii) shall relieve the applicable Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) to an Indemnifying Lender which becomes a Japanese Lender, a French Lender or a UK Lender, as the case may be, upon the occurrence of a Triggering Event under subsection 2.9A, notwithstanding the fact that such Indemnifying Lender is not properly entitled to deliver forms, certificates or other evidence establishing that such Indemnifying Lender is exempt from Tax (other than Tax on its overall net income) with respect to payments received from such Borrower, whether or not as a result of any change in applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the Effective Date.

               (f) If:

                    (i) Goss UK makes a payment under paragraph (c) of
               subsection 2.7B(ii) (a "TAX PAYMENT") in respect of a payment to a UK Double Tax Treaty Lender (that had duly fulfilled its obligations under subsection 2.7B(iii)), such payment having been made prior to Goss UK receiving a notice from the Inland Revenue permitting it to pay gross, and

                    (ii) that UK Double Tax Treaty Lender determines that it has obtained a refund of Tax or obtained and used a credit against Tax on its Overall Net Income (a "TAX CREDIT") which that UK Lender is attributable to that Tax Payment then, if in its absolute discretion it can do so without any adverse consequences, that UK Double Tax Treaty Lender shall reimburse Goss UK such amount as that UK Double Tax Treaty Lender shall reasonably determine to be such proportion of that Tax Credit as will leave that UK Double Tax Treaty Lender (after that reimbursement) in no better or worse position in respect of its world wide Tax liabilities than it would have been in if no Tax Payment had been required. No UK Double Tax Treaty Lender shall be obliged to disclose any information regarding its Tax affairs and computations.

     C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or


                                   Annex A-7
with reference to, such Lender's Loans, Commitments or Letters of Credit or any participations therein or any other obligations hereunder with respect to the Loans or the Letters of Credit, in the case of any Lender, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy and in an amount deemed by such Lender (in its sole discretion) to be material), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error. Notwithstanding any provision of this subsection 2.7 to the contrary, Borrowers shall pay, on terms and conditions consistent with this subsection 2.7, any additional amount or amounts as will compensate any Lender or any corporation controlling such Lender on an after-tax basis for any reduction in the rate of return on the capital of such Lender or such controlling entity because of any overlap of the Revolving Loan Commitments, whether or not as a result of any change in applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof.

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                                   Annex A-8

                                     ANNEX B

2.8  OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE; REPLACEMENT OF
     LENDERS.

     A. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless the applicable Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above or if the use of such other office is inconsistent with the internal policies of such Lender or any applicable legal or regulatory restrictions. A certificate as to the amount of any such expenses payable by a Borrower pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to such Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     B. If any Borrower receives a notice pursuant to subsection 2.6C, Borrowers shall have the right, if no Potential Event of Default or Event of Default then exists, to replace such Lender (a "REPLACED LENDER") with one or more Eligible Assignees (collectively, the "REPLACEMENT LENDER") acceptable to Administrative Agent; provided that (i) at the time of any replacement pursuant to this subsection 2.8B, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit and Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to
(x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding


                                   Annex B-1

Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (z) Swing Line Lender an amount equal to such Replaced Lender's Pro Rata Share of any Refunded Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, recordation of such assignment in the Register by Administrative Agent pursuant to subsection 2.1D, the payment of amounts referred to in clauses (i) and (ii) above and delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.

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                                   Annex B-2

                                     ANNEX C

2.9  INDEMNIFYING LENDERS.

     A. PURCHASE OF PARTICIPATIONS BY INDEMNIFYING LENDERS. Upon the execution of this Agreement or an Assignment Agreement, as the case may be, (1) each UK Indemnifying Lender shall be deemed to, and hereby agrees to, have irrevocably purchased an Indemnity Participation (as defined below) from Administrative Agent in the UK Revolving Loan Commitment of Administrative Agent, including without limitation the UK Revolving Loans and the participations purchased by Administrative Agent pursuant to subsection 3.1C in the Letters of Credit issued by Administrative Agent for the benefit of Goss UK and any drawings thereunder,
(2) each French Indemnifying Lender shall be deemed to, and hereby agrees to, have irrevocably purchased an Indemnity Participation (as defined below) from Administrative Agent in the French Revolving Loan Commitment of Administrative Agent, including without limitation the French Revolving Loans and the participations purchased by Administrative Agent pursuant to subsection 3.1C in the Letters of Credit issued by Administrative Agent for the benefit of Goss France and any drawings thereunder, and (3) each Japanese Indemnifying Lender shall be deemed to, and hereby agrees to, have irrevocably purchased a participation (the "INDEMNITY PARTICIPATION") from Administrative Agent in the Japanese Revolving Loan Commitment of Administrative Agent, including without limitation the Japanese Revolving Loans and the participations purchased by Administrative Agent pursuant to subsection 3.1C in the Letters of Credit issued by the Administrative Agent and any drawings thereunder, in each case in a proportionate amount based on such Indemnifying Lender's Indemnity Amount. Upon the occurrence of a Triggering Event, each Indemnifying Lender, upon one Business Day's notice from Administrative Agent, shall deliver to Administrative Agent by wire transfer in immediately available funds its proportionate share based on its Indemnity Amount of the aggregate unpaid principal amount of Administrative Agent's UK Revolving Loans, French Revolving Loans or Japanese Revolving Loans, as the case may be, and any accrued and unpaid interest thereon and the aggregate unreimbursed amount of any payments made by Administrative Agent pursuant to subsection 3.3C to the applicable Issuing Lender with respect to any unreimbursed drawings on Letters of Credit issued by such Issuing Lender. Each Indemnifying Lender's obligations under this subsection 2.9 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which Administrative Agent or any Lender may have against Administrative Agent, Loan Party or other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party; (d) any breach of this Agreement by any Loan Party, Administrative Agent or any Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing; provided that the obligations of each Indemnifying Lender are subject to the condition that at the time such UK Revolving Loan, French Revolving Loan or Japanese Revolving Loan, as the case may be, was made or such Letter of Credit was issued the duly authorized officer of Administrative Agent responsible for the administration of the credit relationship with Goss UK,


                                   Annex C-1

Goss France or Goss Japan, as the case may be, believed in good faith that either (x) no Event of Default had occurred and was continuing or (y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders at the time such UK Revolving Loan, French Revolving Loan or Japanese Revolving Loan, as the case may be, was made or such Letter of Credit was issued.

     B. PAYMENT OF INDEMNITY FEES. Administrative Agent shall promptly pay by wire transfer of immediately available funds to each applicable Indemnifying Lender, as an indemnity fee for the Indemnity Participation provided to Administrative Agent by such Indemnifying Lender in this subsection 2.9, the following amounts, in each case in proportion to such Indemnifying Lender's Indemnity Amount: (i) with respect to the UK Revolving Loans, French Revolving Loans or Japanese Revolving Loans, as the case may be, an amount equal to (x) the excess of the interest received by Administrative Agent pursuant to subsection 2.2C from Goss UK, from Goss France or Goss Japan, as the case may be, over the Adjusted Offshore Rate on such UK Revolving Loans, French Revolving Loans or Japanese Revolving Loans less (y) 0.125% per annum to be retained by Administrative Agent as an Indemnity Participation fee; (ii) with respect to Letters of Credit, (x) letter of credit fees received by Administrative Agent pursuant to subsections 3.2(i)(b) and 3.2(ii)(b) from the applicable Issuing Lender less (y) 0.125% per annum to be retained by Administrative Agent as an Indemnity Participation fee; and (iii) commitment fees received by Administrative Agent pursuant to subsection 2.3A from Administrative Agent; provided that if any such indemnity fee is less than $10,000, Administrative Agent shall not be required to so promptly pay such indemnity fee to an Indemnifying Lender until the aggregate unpaid amount of indemnity fees accumulates to an amount exceeding $10,000. The excess, if any, of the interest payable to Administrative Agent on the UK Revolving Loans, the French Revolving Loans or Japanese Revolving Loans, as the case may be, over the interest distributable to an Indemnifying Lender under this subsection 2.9B in respect thereof, and the excess, if any, of the letter of credit and commitment fees payable to Administrative Agent over and in addition to the letter of credit and commitment fees distributable to such Indemnifying Lender under this subsection 2.9B, shall be retained by Administrative Agent.

     C. OTHER PAYMENTS. Provided that an Indemnifying Lender shall have made any payments to Administrative Agent required by this subsection 2.9, including the payments required to be made upon the occurrence of a Triggering Event pursuant to subsection 2.9A, Administrative Agent shall promptly pay by wire transfer of immediately available funds to such Indemnifying Lender any principal or other payments thereafter recovered by Administrative Agent from Goss UK, Goss France or Goss Japan, as the case may be, to the extent allocable to such Indemnifying Lender's Indemnity Participation. If Administrative Agent shall pay any amount to an Indemnifying Lender pursuant to this subsection 2.9 in the belief or expectation that a related payment has been or will be received or collected and such related payment is not received or collected by Administrative Agent, then such Indemnifying Lender will promptly on demand by Administrative Agent return such amount to Administrative Agent, together with interest thereon at such rate as Administrative Agent shall determine to be customary between banks for correction of errors. If Administrative Agent determines at any time that any amount


                                   Annex C-2
received or collected by Administrative Agent pursuant to this Agreement is to be returned to Goss UK, Goss France or Goss Japan, as the case may be, under this Agreement or paid to any other Person or entity pursuant to any insolvency law, any sharing clause in this Agreement, or otherwise, then, notwithstanding any other provision of this Agreement, Administrative Agent shall not be required to distribute any portion thereof to any Indemnifying Lender, and each Indemnifying Lender will promptly on demand by Administrative Agent repay any portion that Administrative Agent shall have distributed to such Indemnifying Lender, together with interest thereon at such rate, if any, as Administrative Agent shall pay to Goss UK, Goss France or Goss Japan, as the case may be, or such other Person or entity with respect thereto. If any amounts returned by Administrative Agent to Goss UK, Goss France or Goss Japan, as the case may be, pursuant to this subsection 2.9 are later recouped by Administrative Agent, Administrative Agent shall promptly pay to each Indemnifying Lender a proportionate amount based on such Indemnifying Lender's Indemnity Amount.

     D. INDEMNITY FOR COSTS AND EXPENSES. If Administrative Agent incurs any costs or expenses (including, without limitation, in indemnifying Administrative Agent pursuant to subsection 9.4) in connection with any effort to enforce or protect Administrative Agent's or any Indemnifying Lender's rights or interests with respect to this Agreement or the other Loan Documents, then, other than in the case of Administrative Agent's gross negligence or willful misconduct, each Indemnifying Lender will reimburse Administrative Agent on demand for each such Indemnifying Lender's proportionate share based on such Indemnifying Lender's Indemnity Amount of any portion of such costs or expenses which is not reimbursed by or on behalf of Goss UK, Goss France or Goss Japan, as the case may be. If Administrative Agent recovers any amounts for which Administrative Agent has previously been reimbursed by an Indemnifying Lender hereunder, Administrative Agent shall promptly distribute to such Indemnifying Lender such Indemnifying Lender's proportionate share thereof based on such Indemnifying Lender's Indemnity Amount.

     E. CERTAIN TAX MATTERS. Each Indemnifying Lender agrees to deliver to Administrative Agent from time to time upon request such certificates, statements, documents, forms or other evidence, properly completed and executed by such Indemnifying Lender, as may be required at any time in order to comply with any applicable tax laws or regulations or to confirm or maintain in effect such Indemnifying Lender's entitlement to exemption from or reduction of any applicable withholding tax on any payments hereunder. Each Indemnifying Lender hereby agrees to indemnify and hold harmless Administrative Agent from any applicable taxes, penalties, interest and other expenses, costs and losses incurred or payable by Administrative Agent as a result of either (i) such Indemnifying Lender's failure to submit any statement, document, form or certificate or other evidence that such Indemnifying Lender is required to provide pursuant to this subsection or (ii) Administrative Agent's reliance on any such statement, document, form or certificate or other evidence which such Indemnifying Lender has provided to Administrative Agent pursuant to this subsection.

     F. INDEMNIFYING LENDER CONSENT. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents and so long as an


                                   Annex C-3

Indemnifying Lender has not failed to make any payments required to be made by such Indemnifying Lender under this subsection 2.9 or is not otherwise in default under its obligations under this subsection 2.9, Administrative Agent hereby agrees that, to the extent of but only to the extent of such Indemnifying Lender's proportionate share based on its Indemnity Amount, Administrative Agent will not agree to any amendment, modification, termination or waiver of any provision of this Agreement or the other Loan Documents, or to any departure by Goss UK, Goss France or Goss Japan, as the case may be, therefrom, in each case related to the Indemnity Participation without the prior written consent of such Indemnifying Lender. Nothing herein contained shall prevent Administrative Agent from consenting to any amendment, modification, termination or waiver of any provision of this Agreement or the other Loan Documents, or to any departure by Goss UK, Goss France or Goss Japan, as the case may be, therefrom, to the extent unrelated to the Indemnity Participation or to the extent that Administrative Agent's interests or Pro Rata Share is not related to the Indemnity Participation or the Indemnity Amount.

     G. FAILURE TO MAKE REQUIRED PAYMENTS. In the event that any Person obligated to make a payment to any other Person pursuant to this subsection 2.9 fails to make available to the Person entitled to receive such payment the amount of such payment, the Person entitled to receive such payment shall be entitled to recover such amount on demand from such other Person, together with interest at the customary rate set by Administrative Agent for the correction of errors among Lenders for three Business Days and thereafter at the sum of the Base Rate plus 1.50% per annum.

     H. ASSIGNMENT MATTERS. Administrative Agent may from time to time sell or transfer to other Persons assignments or participations or other interests in Administrative Agent's UK Revolving Loans and UK Revolving Loan Commitments, French Revolving Loans and French Revolving Loan Commitments or Japanese Revolving Loans and Japanese Revolving Loan Commitments, as the case may be, but not in the portion thereof allocated to the Indemnity Participation hereunder. An Indemnifying Lender's Indemnity Participation may not be sold, pledged, assigned, or otherwise transferred (i) without Administrative Agent's prior written consent; provided that this restriction shall not apply to any such transfer to any of such Indemnifying Lender's Affiliates; or (ii) without a pro rata assignment in accordance with subsection 10.1B of each Type of Revolving Loan Commitment and Revolving Loan held by such Indemnifying Lender.

     I. MISCELLANEOUS. In no event shall the Indemnity Participation be construed as a loan or other extension of credit by an Indemnifying Lender to Administrative Agent. In no event shall this Agreement be construed to require an Indemnifying Lender to make any Loans or to otherwise extend any credit to Goss UK, Goss France or Goss Japan, as the case may be, or to Administrative Agent under this Agreement or under the other Loan Documents. In no event shall this Agreement be construed to require an Indemnifying Lender to fund or pay to Administrative Agent such Indemnifying Lender's Indemnity Amount except upon the occurrence of a Triggering Event pursuant to subsection 2.9A. Each Indemnifying Lender agrees that Administrative Agent may take legal action to enforce or protect an Indemnifying Lender's or Administrative Agent's interests in respect of this Agreement and the other Loan Documents.


                                   Annex C-4

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                                   Annex C-5